As filed with the Securities and Exchange Commission on December 30, 2020

Registration No. 333-248636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SANCAI HOLDING GROUP LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

No. 6 Fengcheng Second Road, Room 401

Xi’an Economic and Technological Development Zone

Xi’an, Shaanxi Province, People’s Republic of China 710000

+86-021-52212192

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Cogency Global Inc.

122 E 42nd St., 18th Floor

New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 T: 212-588-0022 F: 212-826-9307	Ross Carmel, Esq. Philip Magri, Esq. Arif Soto, Esq. Carmel, Milazzo & Feil LLP 55 W 38th Street, 18th Floor New York, NY 10018 T: 212-658-0458 F: 646-838-1314

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be registered		Proposed maximum offering price per unit			Proposed Maximum Aggregate Offering Price(1)			Amount of Registration Fee(1)
Class A Ordinary Shares, par value $0.0001 per share(2)	[●	]	$	[●	]	$	[●	]	$	[●	]
Underwriter Warrants(3)	—			—			—			—
Class A Ordinary Shares, par value $0.0001 per share underlying Underwriter Warrants(3)	[●]			[●]			[●]			[●]
Total							$18,388,500			$2,006.19	(4)

(1)	The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	We have granted the Underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the Class A Ordinary Shares to be offered by us pursuant to this offering (excluding Class A Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	The Registrant will issue to Univest Securities, LLC (the “Underwriter”) warrants to purchase a number of Class A Ordinary Shares equal to an aggregate of six percent (6%) of the Class A Ordinary Shares (the “Underwriter Warrants”) sold in the offering. The exercise price of the Underwriter Warrants is equal to 110% of the offering price of the Class A Ordinary Shares offered hereby. Assuming an exercise price of $[●] per share, we would receive, in the aggregate, $[●] upon exercise of the Underwriter Warrants. The Underwriter Warrants are exercisable within 5 years commencing 180 days from the effective date of the offering at any time, and from time to time, in whole or in part.

(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION _______________, 2020

SANCAI HOLDING GROUP LTD.

[●] Class A Ordinary Shares

This is an initial public offering of our Class A Ordinary Shares. Prior to this offering, there has been no public market for our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), including our Class A Ordinary Shares. We expect the offering price to be $ [●] per Class A Ordinary Share (the “Offering Price”). We plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “SCIT.” This offering is contingent upon us listing our Class A Ordinary Shares on Nasdaq or another national exchange. There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on the Nasdaq Capital Market or another national exchange.

This offering is being made on a firm commitment basis. We have agreed to grant the Underwriter an option exercisable for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of the shares offered in this offering for the purpose of covering over-allotments, if any, at the Offering Price less the underwriting discounts (the “Over-Allotment Option”). The Underwriter expects to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting” on page 99.

Our issued and outstanding share capital is a dual class structure consisting of Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 (the “Class B Ordinary Shares”), and we are a “controlled company” within the meaning of the Nasdaq Stock Market Rules due to the fact Mr. Ning Wen, the Chairman of our Board of Directors and our Chief Executive Officer, will beneficially own Ordinary Shares representing approximately [●]% of the total voting power of our outstanding Ordinary Shares, or [●]% of the total voting power of our outstanding Ordinary Shares if the Underwriter exercises the Over-Allotment Option in full. Holders of Class A Ordinary Shares and Class B Ordinary Shares vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company and have the same rights except each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to ten (10) votes. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares. In addition, as a “controlled company” as defined under the Nasdaq Stock Market Rules, we are permitted to elect to rely on certain exemptions from corporate governance rules. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

Investing in our Class A Ordinary Shares involves a high degree of risk. Investing in our Class A Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 9.

We are an “emerging growth company” and a “smaller reporting company” as defined under the applicable Securities and Exchange Commission (the “Commission” or the “SEC”) rules and, as such, have elected to comply with certain reduced public company disclosure requirements in this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

	Per Share		Total Without Over-Allotment Option		Total With Full Over-Allotment Option
Public Offering Price	$	[●]	$	[●]	$	[●]
Underwriting Discounts and Commissions(1)	$	[●]	$	[●]	$	[●]
Proceeds to Us, Before Expenses(2)	$	[●]	$	[●]	$	[●]

(1)	We have agreed to give our underwriter, Univest Securities, LLC (the “Underwriter”), a discount equal to eight percent (8%) of the first $10 million in gross proceeds, 4% of the second $10 million in gross proceeds and 3.5% of the remaining gross proceeds from the sales of securities in this Offering as well as warrants equal to six percent (6%) of the Class A Ordinary Shares issued in the Offering (the “Underwriter Warrants”). The Underwriter Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the Registration Statement on Form F-1 of which this prospectus is a part, which period shall not extend further than five years from the effective date of the Registration Statement in compliance with FINRA Rule 5110(f)(2)(G)(i). The Underwriter Warrants are exercisable at a per share price of $[●], which is 110% of the Offering Price. The Underwriter Warrants are also exercisable on a cashless basis. We also have agreed to reimburse the Underwriter for certain of their out-of-pocket expenses. See “Underwriting” for a description of these arrangements.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to This Offering.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Univest Securities, LLC

The date of this prospectus is                  , 2020.

i

About this Prospectus

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”). We and the Underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

All dealers that buy, sell or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus 25 days after this registration agreement is declared effective by the Commission. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

For investors outside of the United States: We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering and the distribution of this prospectus outside of the United States.

This prospectus contains translations of certain RMB (renminbi which is the official currency in China) amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. All reference to “U.S. dollars,” “USD,” “US$” or “$” are to United States dollars. All reference to “HKD” is to Hong Kong dollars. The relevant exchange rates are listed below:

	As of and for the six months ended March 31,	As of and for the year ended September 30,
	2020	2019	2018
Period-end RMB: US$ exchange rate	7.0876	7.1360	6.8665
Period- average RMB: US$ exchange rate	7.0111	6.8673	6.5124
Period -end HKD:US$ exchange rate	7.7525	7.7872	7.8340
Period-average HKD:US$ exchange rate	7.7977	7.8346	7.8370

All references to the “PRC” or “China” in this prospectus refer to the People’s Republic of China. All references to “Hong Kong” or “H.K.” in this prospectus refer to Hong Kong Special Administrative Region of the People’s Republic of China. All references to the “United States,” “U.S.” or “US” refer to the United States of America.

ii

Other Pertinent Information

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our,” the “Company” and similar designations refer to

●	Sancai Holding Group Ltd (“Sancai Holding” when individually referenced), a Cayman Islands exempted company;

●	Sancai Limited (“Sancai Seychelles” when individually referenced), a Seychelles company and a wholly-owned subsidiary of Sancai Holding;

●	Sancai International Holding Limited (“Sancai HK” when individually referenced), a Hong Kong company and a wholly-owned subsidiary of Sancai Seychelles;

●	Xi’an Minglan Management Co., Ltd. (“Sancai WFOE” when individually referenced), a PRC company and a wholly-owned subsidiary of Sancai HK;

●	Sancaijia Co., Ltd. (“Sancaijia” or “VIE” when individually referenced), a PRC company and a variable interest entity (VIE) contractually controlled by Sancai WFOE;

●	Sancaijia Technology Co., Ltd. (“Sancaijia Technology” when individually referenced), a PRC company and a 100% owned subsidiary of Sancaijia;

●	Xi’an Dacai Management Consulting Co., Ltd. (“Xi’an Dacai” when individually referenced), a PRC company and a 100% owned subsidiary of Sancaijia;

●	Shanghai Wenxu Information Technology Co., Ltd. (“Shanghai Wenxu” when individually referenced), a PRC company and a 100% owned subsidiary of Sancaijia;

●	Caibaoyun Settlement Technology (Xi’an) Co., Ltd. (“Caibaoyun” when individually referenced), a PRC company and a 100% owned subsidiary of Sancaijia; and

●	Sancaijia Property Industry Service Co., Ltd. (“Sancaijia Property” when individually referenced), a PRC company and a 100% owned subsidiary of Sancaijia Technology.

We are a holding company incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our business is conducted by Sancaijia Co., Ltd., our VIE entity in the PRC, and its subsidiaries and branch offices, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

Industry and Market Data

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or based upon estimates using such sources when available. We have not, directly or indirectly, sponsored or participated in the publication of any of such materials. We believe that such information and estimates are reasonable and reliable. We also assume the information extracted from publications of third-party sources has been accurately reproduced.  We understand that the Company would be liable for the information included in this prospectus if any part of the information was incorrect, misleading or imprecise to a material extent.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the entire prospectus, including our financial statements and the related notes and management’s discussion and analysis incorporated herein by reference. You should also consider, among other things, the matters described under “Risk Factors” in each case appearing elsewhere in this prospectus.

Overview

We are a holding company incorporated in the Cayman Islands. We are an exempted company incorporated under the laws of the Cayman Islands, which is classified as a foreign enterprise under PRC laws and regulations, and our wholly foreign-owned enterprise (“WFOE”), Xi’an Minglan Management Co., Ltd. (“Sancai WFOE”), in the PRC is considered a foreign-invested enterprise. Pursuant to PRC laws, our PRC subsidiary, Sancai WFOE, as foreign-invested enterprise, is not eligible to operate value-added telecommunications services (“VATS”) business in China. To comply with PRC laws and regulations, we conduct our VATS business in the PRC through our consolidated variable interest entity (“VIE”), Sancaijia Co., Ltd. Some subsidiaries of our VIE currently operate certain businesses which are not within the categories in which foreign investment is currently restricted or prohibited. The VIE structure affords us great flexibility in carrying out our business and implementing our business strategies in compliance with PRC laws and regulations in the future as our business continues to expand. In February 2020, Sancai WFOE entered into a series of contractual arrangements with our VIE and its shareholders, respectively, which enable us to (i) exercise effective control over our VIE, (ii) receive substantially all of the economic benefits of our VIE, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in our VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIE and hence consolidate their financial results into our consolidated financial statements under U.S. generally acceptable accounting principles (GAAP). Discussions of our Company’s business in this prospectus relates to the business and operations of our VIE, Sancaijia Co., Ltd. However, investors in our Class A Ordinary Shares should be aware that they are purchasing equity in Sancai Holding Group Ltd, our Caymans Islands holding company, which does not directly own substantially all of our business in China conducted by our VIE, Sancaijia Co., Ltd.

We commenced our operations in China through our VIE and its subsidiaries in 2018. In July 2019, we incorporated Sancai Holding Group Ltd, an exempted company under the laws of the Cayman Islands, as our offshore holding company to facilitate financing and offshore listing. We operate our business through our VIE, Sancaijia Co., Ltd., and its subsidiaries in China. Mr. Ning Wen, the Chairman of our Board of Directors and Chief Executive Officer, owns 63% equity of Sancaijia Co., Ltd.

At inception in 2017, we focused on residential property subleasing through Sancai Real Estate Co., Ltd., a former subsidiary of our VIE. Prior to December 2020, we leased residential properties from individual property owners on a long-term basis, renovated and furnished such properties in a clean and modern manner, and rented them out to individual tenants. As of June 30, 2019, we had leased an aggregate of 11,434 properties from property owners. During this period when we held and managed over 10,000 leases, we saw a growing opportunity to build a software system to efficiently connect landlords, tenants, and service providers as well as to manage internal operations and logistics relating to acquiring, developing and managing customers. We recruited a group of software engineers and invested in the development of a system that serves landlords in property rental transactions. Our operation and experience in the residential rental industry enabled us to identify challenges and implement solutions in our own software. On July 1, 2019, we sold and transferred leases for 10,167 of these properties. On December 10, 2020, our VIE entered into an equity transfer agreement, and executed a supplemental agreement on December 28, 2020, to sell 100% of the equity interest it held in one of its subsidiaries, Sancai Real Estate Co., Ltd., that operates the subleasing business. As a result, we have discontinued the residential property subleasing.

In July 2019, we launched our Software-as-a-Service (SaaS) solutions. Our SaaS solutions aim to serve the real estate rental industry and household service providers. Our clients include individual property owners, real estate management companies, leasing agencies, apartments, decoration and renovation companies, and housekeeping and cleaning services. Customers of our clients have free access to the software to view and connect with our clients to sign documents, pay rents, report repairs, etc. Transactions initiated within the software are processed and settled through the settlement function in the software and are directly paid to our clients. Our SaaS solutions also provide a platform that connects corporate clients with each other, and with other essential business resources to facilitate their business expansion horizontally and vertically.

Our SaaS solutions allow us to expand quickly without investing heavily in real estate. The software we provide to each client uses the client’s brand name. We typically charge a transaction fee ranging from 3% to 5% of the transactions processed through the software from corporate clients that subscribe to our service. The variation in transaction fee depends on the transaction volume of the client. In addition, for clients who need specific functions and esthetic designed and customized in software, we charge a one-time software designing fee. We used our SaaS solutions for the properties that we leased for our sublease businesses which discontinued in December 2020. We continue to serve these properties through our SaaS solutions.

Our SaaS solutions are powered by big data, artificial intelligence (AI), mobile internet and location based services (LBS) to help businesses in the household service industry improve efficiency, reduce operating costs, broaden their scope of services, and facilitate the digital upgrades. Our solutions can be accessed through seven segments: customer acquisition, transaction, settlement, customer management, employee management, data analysis, and supply chain service. This moves their traditionally offline businesses online.

In addition to providing the infrastructure to facilitate transactions and to manage customers and employees, we provide customized products and solutions that help our clients enhance the efficiency of their overall operations and achieve more online.

Our Solutions

●	Software as a Service. Our SaaS solutions is a one-stop shop that allows users to manage their operations, employees, and customers in one system. We help reduce manual errors, lower operating expenses, and improve efficiency.

●	Software as a Solution. Our SaaS solutions utilize big data compiled during our course of business and artificial intelligence analysis. The system prioritizes and recommends the most efficient option for the users. Our SaaS solutions also function as a platform for users to connect and build business relationships.

●	Software as a Standard. We have produced a standardized set of documents, information and algorism that is applicable and highly adaptable to most clients. The system can also be customized to suit different industries and specific needs.

Our Products and Services

SaaS Solutions

We provide enterprise resource planning software and a vibrant ecosystem and self-reinforcing platform for landlords, property management agents, leasing companies and household service providers, that simplifies and automates complex back-office operations. We introduced our SaaS solutions in July 2019. We mainly market our SaaS system to landlords, property management agents and leasing companies, and household service providers such as maintenance, cleaning and furnishing. We typically charge these corporate clients a transaction fee ranging from 3% to 5% of the transactions processed through the software from corporate clients that subscribe to our service. The variation in transaction fee depends on the transaction volume of the client. In addition, for clients who need specific functions and esthetic designed and customized in software, we charge a one-time software designing fee.

We have a limited operating history in the software-as-a-service (SaaS) industry. All of our revenues for the fiscal year ended September 30, 2018 and six-month period ended March 31, 2019 and primarily for the fiscal year ended September 30, 2019 and six month period ended March 31, 2020, was driven by our rental property subleasing business, which has been discontinued in December 2020, compared to our SaaS Services, which did not become active until July 2019. Revenues from our SaaS system accounted for approximately 4.2% of our total revenues for the fiscal year ended September 30, 2019, and 38.2% of our total revenues for the six months ended March 31, 2020. See “Risk Factors – Risks Related to Our Business and Industry – We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth.”

Users and Marketplace Participants

Our products and services are centered around corporate clients in the real estate industry. corporate clients are the main market participants using our SaaS system and building the platform. We had 2 corporate clients as of September 30, 2019, 98 corporate clients as of March 31, 2020, and 149 corporate clients as of September 30, 2020.

These corporate clients grant access to our software to their customers. For example, a leasing company can deliver a lease through the software to its customer to e-sign and the tenant can pay rent and report maintenance issues through the software. Therefore, the employees and customers of these corporate clients who have used our SaaS system by creating accounts and logging in are the end users of our software. Our software is free to use for the end users. Among these end users, we define those who have initiated transactions and made payment to our clients via our software as active users. Our software allows active users to pay for rental, maintenance, cleaning and any other services our clients provide.

While the number of corporate clients we have may not change much over the year, the end users have been increasing steadily due to the growth of our corporate clients.

●	As of September 30, 2019, we had 44,127 end users, of which 8,625 were employees of our clients and 39,742 were customers of our clients (the latter includes 16,407 active users).

●	As of March 31, 2020, we had 109,941 end users, of which 16,620 were employees of our clients and 99,349 were customers of our clients (the latter includes 38,044 active users).

●	As of September 30, 2020, we had 255,819 end users, of which 42,173 were employees of our clients and 213,646 were customers of our clients (the latter includes 111,615 active users).

During the periods below, we processed property rental transactions through our software, not including the transactions from our own rental property subleasing business, in the amount of:

●	$26,100,903 (RMB 179,242,731) from the launch of our SaaS services in July 2019 to September 30, 2019,

●	$41,110,021 (RMB 288,226,466) for the three months ended December 31, 2019,

●	$25,945,042 (RMB 181,903,283) for the three months ended March 31, 2020, and

●	$79,992,324 (RMB 560,834,185) for the three months ended June 30, 2020.

Real Estate Businesses

Landlords, leasing companies, and property management companies are our main revenue generating clients. Our SaaS solutions allow them to manage customers, transactions, employees, business relationships in one system. Currently, we mainly serve small- to medium-sized businesses. Because of the transaction efficiency achieved through the SaaS solutions, we continue to attract new businesses to use our software. We charge our real estate business clients a 3% to 5% transaction fee based on the transactions processed through the platform and, if applicable, a one-time software designing fee.

Other Services Providers

We continue to expand our partnership with other household services providers to further enhance our ecosystem and add value to the main participants of our platform. For example, users can find decoration and renovation companies, cleaning and maintenance services, and maternity and childcare agencies on our platform. We charge the household service providers a 3% to 5% fee based on the transactions processed through the platform and, if applicable, a one-time software designing fee.

Renters and other end users

We continue to acquire end users through our corporate clients. Our software is free to use for the customers of our corporate clients.

Availability and Adaptability

●	Our Website

Our main website, www.sancaijia.com, is one of the ways that potential market participants can apply to list their properties or businesses on our platform. Once we receive an application, a customer service representative will reach out to verify identity, business license, ownership, and other information. The contents on our website are not incorporated into this prospectus.

●	“SanCaiJia” Mobile Application

Our mobile application provides users with access to our system on the go. Corporate clients can manage business development, contracts, accounting and other customized contents through the mobile application. Renters can review leases, pay rent, contact landlord, and gain access to other customized services using the mobile application.

●	WeChat Official Account

We maintain an official account “Sancaijia” on WeChat, through which we promote our brand and services and interact with users to provide customer services and collect feedback.

●	Customizable SaaS

We have seven customizable segments to adapt to each customer’s specific need for their operations. Our SaaS system provides great depth and breadth of functionality to effectively manage manages clients’ business data, communications, operations and other business processes. As a result, clients will be able to have better use of their resources, lower their costs of operations, facilitate documentation more easily, reduce processing time as well as increase logistics and compliance connectivity and efficiency.

Through our enterprise resource planning software, corporate clients can see their employees’ schedules and workloads, track progress of every transaction and allocate resources to different projects as necessary. Corporate clients can use our standardized lease or upload their own contracts for renters to view and electronically sign through our software. Invoices are automatically generated online so that the records are clear for the renters as well as for the corporate clients.

Additionally, because our SaaS system allows corporate clients to reach their customers and other businesses directly, we facilitate real estate and other household service transactions on our platform by connecting corporate clients with each other. The value-added services further facilitate transactions and therefore, contribute to the overall transaction volume through our platform. For example, through our mobile app, renters can pay rents, report repairs to their landlords, and find third-party cleaning services. Prices of all third-party services are published, making price more transparent and transactions faster and easier.

Distribution of Smart Locks

Leveraging our resources and experience in the real estate markets and industry, we are also engaged in the distribution of smart locks for residential properties and offices starting in late 2019. We purchase smart locks to our corporate clients that subscribe to our SaaS solutions. The large amount of smart locks we purchase allows us to negotiate a lower price for our corporate clients. The smart locks are installed by our supplier and are connected to our software so that our corporate clients can control the locks remotely. Revenue from distribution of smart locks accounted for approximately 27.6% of the total revenue for the six months ended March 31, 2020.

Discontinued Business - Rental Property Subleasing

Prior to December 2020, we leased residential properties from individual property owners on a long-term basis, renovated and furnished such properties in a clean and modern manner, and rented them out to individual tenants.

As of June 30, 2019, we had leased an aggregate of 11,434 properties from property owners. On July 1, 2019, we sold and transferred leases for 10,167 of these properties to City Community Service Group Co. Ltd. of Xian for a total of US$18,930,293. The price was determined based on the total appraisal value provided by Guangzhou Taizhi Asset Appraisal Firm, a national registered and licensed appraisal firm, in its rental property assessment report, using 10% incremental borrowing rate to discount the future cash flow of each of the rental property.

Revenue from rental property subleasing accounted for approximately 31.5% and 81.5% of our total revenues for the fiscal years ended September 30, 2018 and 2019, respectively, and 34.1% of the total revenue for the six months ended March 31, 2020.

On December 10, 2020, our VIE entered into an equity transfer agreement, executed a supplemental agreement on December 28, 2020, to sell 100% of the equity interest it held in one of its subsidiaries, Sancai Real Estate Co., Ltd., which operates the subleasing business, to Sancai Group Co., Ltd., a former related party of the Company, for a total of RMB 22,334,228.90 (approximately US$3,416,535). The price was determined based on the appraisal value provided by Shaanxi Long Hao Real Estate Asset Appraisal Co., Limited, a national registered and licensed appraisal firm, in its report regarding the market value of the shareholder’s equity of Sancai Sancai Real Estate Co., Ltd. As a result, we have discontinued the rental property subleasing business.

Because we discontinued the rental property subleasing business in December 2020, historical results are not necessarily indicative of the results that may be expected for any future period.

Corporate Information and Structure

Our principal executive office is located No. 6 Fengcheng Second Road, Room 401, Xi’an Economic and Technological Development Zone, Xi’an, Shaanxi Province, People’s Republic of China 710000. The telephone number of our principal executive offices is +86-021-52212192. Our registered office is at Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent of service in the United States is Cogency Global Inc., 122 E 42nd St 18th Fl, New York, NY 10168. We maintain a website at www.sancaijia.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The following diagram illustrates the corporate structure of the Company as of the date of this prospectus and upon completion of this offering based on [●] Class A Ordinary Shares being offered. The Pre-Offering percentages are calculated based on the 11,500,000 Ordinary Shares issued and outstanding, consisting of 10,000,000 Class A Ordinary Shares having an aggregate of 10,000,000 votes and 1,500,000 Class B Ordinary Shares having an aggregate of 15,000,000 votes. Ordinary Shares outstanding as of the date of this prospectus, and the Post-Offering percentages are calculated based on the [●] Ordinary Shares outstanding immediately upon the completion of the offering, including [●] Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares. For more detail on our corporate history please refer to “Business - Corporate History and Structure” and “Security Ownership of Certain Beneficial Owners and Management.”

In July 2019, we incorporated Sancai Holding Group Ltd, an exempted company under the laws of the Cayman Islands, as our offshore holding company to facilitate financing and offshore listing. We operate our business through our VIE, Sancaijia Co., Ltd., and its subsidiaries in China. Mr. Ning Wen, the Chairman of our Board of Directors and Chief Executive Officer, owns 63.0% of Sancaijia Co., Ltd. The remaining equity of our VIE is beneficially owned by Lizhi He (20.0%), Lizhen Tang (13.0%) and Zhijie Zhang (4.0%).

Mr. Ning Wen, the Chairman of our Board of Directors and Chief Executive Officer, owns 63.0% of Sancaijia Co., Ltd. The remaining equity ownership of our VIE is held by Lizhi He (20.0%), Lizhen Tang (13.0%) and Zhijie Zhang (4.0%). Mr. Wen also beneficially owns 6,300,000 (63.0%) and 1,000,000 (66.7%) of our outstanding Class A Ordinary Shares and Class B Ordinary Shares, respectfully, indirectly through Fancy Dream Limited. Mr. Lizhi He beneficially owns 2,000,000 (20.0%) of our outstanding Class A Ordinary Shares and none of our outstanding Class B Ordinary Shares, respectively, indirectly through Lucky Bunny Limited. Mr. Lizhen Tang beneficially owns 1,300,000 (13.0%) and 500,000 (33.3%) of our outstanding Class A Ordinary Shares and Class B Ordinary Shares, respectively, indirectly through Superexcellence Limited. Mr. Zhang beneficially owns 400,000 (4%) of our outstanding Class A Ordinary and none of our outstanding Class B Ordinary Shares, respectively, indirectly through indirectly through Hippogriff Limited. Messrs. Wen, He, Tang and Zhang collectively hold 100% of the voting power of our current outstanding Ordinary Shares as of the date of this prospectus. Mr. Lizhen Tang is an employee of Sancaijia. Messrs. Lizhi He and Zhijie Zhang have no relationship with Sancai Holding, its subsidiaries, Sancaijia or Sancaijia’s subsidiaries, or any affiliates thereof. See “Security Ownership of Certain Beneficial Owners and Management.”

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a prospectus declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” In our capacity as a foreign private issuer, we are exempted from certain rules under the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Class A Ordinary Shares. Moreover, we are not required to file periodic reports and financial statements with the SEC, as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time when more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implication of Being a Controlled Company

We are and will remain, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and will be a “controlled company” as defined under the Nasdaq Stock Market Rules as our Chief Executive Officer and Chairman of the Board, Mr. Ning Wen indirectly owns and holds more than 50% of the voting right represented by our outstanding Class A Ordinary Shares and Class B Ordinary Shares. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. (See “Risk Factors – Risks Related to Our Corporate Structure – As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”)

Additionally, pursuant to Nasdaq’s phase-in rules for newly listed companies, we have one year from the date on which we are first listed on Nasdaq to comply fully with the Nasdaq listing standards. We do not plan to rely on the phase-in rules for newly listed companies and will comply fully with the Nasdaq listing standards at the time of listing.

SELECTED FINANCIAL INFORMATION

In the table below, we provide you with historical selected financial data for the years ended September 30, 2019 and 2018 and for the six months ended March 31, 2019 and 2020. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For Fiscal Year Ended September 30,		For Six Months Ended March 31,
	2019	2018	2020	2019
	US$ (audited)	US$ (audited)	US$ (unaudited)	US$ (unaudited)
Statement of operation data:
Revenues	$17,883,400	$4,091,835	$6,965,000	$6,785,224
Cost of Sales	$(22,635,628)	$(3,588,484)	$(4,410,216)	$(8,854,219)
Gross profit	$(4,752,228)	$503,351	$2,554,784	$(2,068,995)
Total Operating expenses	$(6,788,792)	$(2,142,293)	$(2,578,788)	$(4,648,865)
Operating loss	$(11,541,020)	$(1,638,942)	$(24,004)	$(6,717,860)
Total other income (expenses)	$19,593,053	$146,259	$63,219	$422,064
Provision for income taxes	$(2,151,374)	$-	$1,524	$-
Net income (loss)	$5,900,659	$(1,492,683)	$37,691	$(6,295,796)
Total comprehensive income (loss)	$5,718,296	$(1,414,016)	$67,121	$(6,446,688)
Earnings per share, basic and diluted, Class A Ordinary Shares	$0.59	$(0.15)	$0.00	$(0.63)
Earnings per share, basic and diluted, Class B Ordinary Shares	3.93	(1.00)	0.03	(4.20)
Weighted average ordinary shares outstanding, Class A Ordinary Shares	10,000,000	10,000,000	10,000,000	10,000,000
Weighted average ordinary shares outstanding, Class B Ordinary Shares	1,500,000	1,500,000	1,500,000	1,500,000
Balance sheet data
Current assets	$13,280,198	$6,166,990	$15,651,938	$13,280,198
Total assets	$25,584,072	$29,014,247	$25,496,408	$25,584,072
Total liabilities	$21,480,450	$30,628,921	$21,275,665	$21,480,450
Total equity	$4,103,622	$(1,614,674)	$4,220,743	$4,103,622

The Offering

Issuer:	Sancai Holding Group Ltd, a Cayman Islands exempt holding company

Securities Offered:	[●] Class A Ordinary Shares (excluding the Over-Allotment Option discussed below)

Price per Security:	$ [●]

Over-Allotment Option:

We have granted to the Underwriter the option, exercisable for 45 days from the date this registration statement is declared effective by the SEC, to purchase up to an additional 15% of the total number of  Class A Ordinary Shares to be offered by the Company in this offering.

Capitalization:	As of the date of this prospectus, the authorized share capital of the Company is US$50,000 divided into (i) 400,000,000 Class A Ordinary Shares, par value $0.0001 per share; and (ii) 100,000,000 Class B Ordinary Shares, par value $0.0001 per share, of which 10,000,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares are issued and outstanding.

Ordinary Shares to be Outstanding after the Offering:

[●] Ordinary Shares including (i) [●] Class A Ordinary Shares and (ii) 1,500,000 Class B Ordinary Shares, or [●] Ordinary Shares including (i) [●] Class A Ordinary Shares if the Underwriter exercises the Over-Allotment Option in full and (ii) 1,500,000 Class B Ordinary Shares.

The numbers do not include any of the up to [●] Class A Ordinary Shares underlying the Underwriter Warrants. Our authorized share capital upon the completion of this offering will be US$50,000 divided into [●] Ordinary Shares, comprised of (i) [●] Class A Ordinary Shares, and (ii) 1,500,000 Class B Ordinary Shares. See “Description of Share Capital.”

Voting Rights:

●     Class A Ordinary Shares are entitled to one (1) vote per share.

●     Class B Ordinary Shares are entitled to ten (10) votes per share.

●     Class A and Class B Shareholders will vote together as a single class, unless otherwise required by law or our amended and restated memorandum and articles of association.

●     Mr. Ning Wen, the Chairman of our Board of Directors and Chief Executive Officer, will hold approximately [●]% to [●]% of the total votes, depending on whether the Underwriter exercises its Over-Allotment Option or not, for our issued and outstanding share capital following the completion of this offering and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Security Ownership of Certain Beneficial Owners and Management” and “Description of Share Capital” for additional information.

Gross Proceeds:	$[●], $ [●] if the Underwriter exercises the Over-Allotment Option in full, less Underwriter discounts, non-expense allowance and estimated offering expenses. See “Underwriting.”

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus starting on page 9 before deciding to invest in our Class A Ordinary Shares.

Closing of Offering:	The offering contemplated by this prospectus will close or terminate, as the case may be, upon the earlier of: (i) a date mutually acceptable to us and the Underwriter (ii) [●], 2020. If we complete this offering, net proceeds will be delivered to us on the closing date (such closing date being the above mutually acceptable date on or before [●], 2020). We will not complete this offering unless our application to list on the Nasdaq Capital Market is approved.

Use of Proceeds:	We intend to use the proceeds from this offering for software research and development and business expansion. See “Use of Proceeds” for more information.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Transfer Agent:	Vstock Transfer, LLC

Exchange:	We plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market (Nasdaq-CM). We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Trading Symbol:	SCIT (reserved)

RISK FACTORS

Before you decide to purchase our Class A Ordinary Shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our Class A Ordinary Shares could decline, perhaps significantly.

Risks Related to Our Business and Industry

We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth.

Founded in December 2017, we initially focused on residential property rental industry where we leased residential properties from individual property owners on a long-term basis, renovated and furnished such properties in a clean and modern manner, and rented them out to individual tenants prior to December 2020. As of the date of this prospectus, we have discontinued the subleasing business. In July 2019, we launched our Software-as-a-Service (SaaS) solutions to efficiently connect landlords, tenants, and service providers as well as manage internal operations and logistics relating to acquiring, developing and managing customers. Our SaaS solutions allows as to expand without investing heavily in real estate. We have a limited operating history in the software-as-a-service (SaaS) industry, which is competitive and rapidly evolving. We may have limited insight into trends that may develop and affect our business, and we may make errors in predicting and reacting to industry trends and evolving needs of our customers.

In the fiscal years ended September 30, 2018 and 2019, our revenues were $4,091,835 and $17,883,400, respectively. For the six months ended March 31, 2019 and 2020 our revenues were $6,785,224 and $6,965,000, respectively. All of our revenues for the fiscal year ended September 30, 2018 and six-month period ended March 31, 2019 and primarily for the fiscal year ended September 30, 2019 and six-month period ended March 31, 2020, was driven by our rental property subleasing business, which has since been discontinued, compared to our SaaS Services, which did not become active until July 2019. Revenues from our SaaS system, including transaction fees, accounted for approximately 4.2% of our total revenues for the fiscal year ended September 30, 2019, and 38.2% of our total revenues for the six months ended March 31, 2020.

Our historical results and growth may not be indicative of our future performance, and we may fail to continue our growth or maintain our historical growth rates. If the demand for online residential real estate rental services (our SaaS system) does not develop as we expect, or if we fail to continue to address the needs of landlords, property management agents, and other market participants or attract additional marketplace users, our business and financial conditions may be materially adversely affected.

In addition, we may not be able to effectively manage our growth. Our business expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are not able to manage our growth effectively, our business and prospects may be materially and adversely affected.

If the market for our SaaS solutions develops more slowly than we expect, our operating results would be adversely affected.

The market for business software that is delivered as software-as-a-service, or SaaS, is less mature than traditional on-premises software applications, and the adoption rate of SaaS business software may be slower among customers in business practices requiring highly customizable application software. Our success will depend to a substantial extent on the widespread adoption of SaaS business software in general, but we cannot be certain that the trend of adoption of SaaS solutions will continue in the future. In particular, many organizations have invested substantial personnel and financial resources in integrating legacy software into their businesses over time, and some have been reluctant or unwilling to migrate to SaaS. It is difficult to predict customer adoption rates and demand for our solutions, the future growth rate and size of the SaaS business software market or the entry of competitive applications. The expansion of the SaaS business software market depends on a number of factors, including the cost, performance and perceived value associated with SaaS, as well as the ability of SaaS providers to address data security and privacy concerns. If SaaS business software does not continue to achieve market acceptance, or there is a reduction in demand for SaaS business software caused by a lack of customer acceptance, technological challenges, weakening economic conditions, data security or privacy concerns, governmental regulation, competing technologies and solutions or decreases in information technology spending, it would result in decreased revenues and our business would be adversely affected.

To grow our business, we must achieve a high level of customer satisfaction and contract renewals, extend our relationships with existing customers over time and sell our solutions to new customers.

Subscriptions to our SaaS solutions are for a specified term and renewable at expiration. For our business to succeed we must achieve a high level of customer satisfaction so that our customers will renew their contracts with us and increase their utilization of the solutions they purchase from us. This requires that our solutions perform up to customer expectations and customers achieve the return on investment that they expect. Even if our products perform to specifications, customers may choose not to renew or to cancel early. Our success also depends on our ability to extend our relationships with existing customers, both by growing their utilization of solutions they have purchased from us and by selling additional products in our solution suites. Finally, our ability to achieve significant revenue growth also depends on our ability to attract new customers.

Our ability to generate customer renewal, customer expansion and new customer sales depends on many factors, including customer satisfaction with the performance of our solutions, the prices of our solutions and competing solutions, mergers and acquisitions affecting our customer base, the effects of global economic conditions and reductions in customer spending levels generally. Our success with customers also depends on our ability to maintain a consistently high level of customer service and technical support to retain existing customers and attract new customers. If we are unable to hire and train sufficient support resources to provide adequate and timely support to our customers, our customers’ satisfaction with our solutions will be adversely affected. To the extent that our customers do not renew their contracts, terminate early or renew on less favorable terms or if our efforts to sell additional solutions to existing customers or new customers are not successful, our revenues may decline and our operating results could be adversely affected. The success of new solutions and enhancements of existing solutions depends on many factors, including timing, quality, and market acceptance. Any new solutions that we develop may contain errors or defects or may not achieve the broad market acceptance necessary to generate sufficient revenues. If we are unable to successfully enhance our existing solutions to meet customer requirements, increase adoption and usage of our solutions or develop new solutions, our business and operating results will be adversely affected.

Our business is susceptible to changes in China’s national economic conditions and real estate market, particularly residential rental market.

Our business depends substantially on conditions of China’s real estate market, particularly the residential rental market. Demand for residential rental properties in China has grown steadily in recent years, primarily driven by favorable trends in residential rental market, including increase in rural-to-urban migration resulting from continued urbanization, high residential property prices in tier 1 and tier 2 cities, changes in the consumption habits of young people who tend to prefer renting over purchasing properties, consumption upgrade leading to demand for better living experience and services, and favorable government policies supporting the growth of residential rental market. However, there is no assurance that such favorable trend could sustain. Any severe or prolonged slowdown in China’s economy, any slowdown or discontinuation of urbanization in our target markets, or any changes in government policies that restrain the development of residential rental market may materially and adversely affect our business, financial condition and results of operations. Economic downturn in China at large or in the cities we operate in could also result in a reduction of available properties we could source from as fewer people may purchase properties for investment purpose or some property owners may have to sell their properties for liquidity. In addition, in the event of recession, our potential residents or existing residents may choose cheaper rental options due to budget constraint, or we may have to reduce our rent to prevent resident attrition, which may result in our rent expense exceeding our revenues and would adversely affect our business, financial condition and results of operations.

We are subject to evolving regulatory requirements; if we do not comply with these regulations, or fail to adapt to regulatory changes, our business and prospects may be materially and adversely affected.

Many aspects of our business, including the provision of technology services and the collection and processing of transaction data, are subject to supervision and regulation by various governmental authorities in China. In addition, as we continue to expand the solutions on our platform, we may be subject to new and more complex regulatory requirements. We are also required to comply with applicable laws and regulations to protect the privacy and security of our customers’ information. Legal and regulatory restrictions may delay, or possibly prevent, some of our solutions or services from being offered, which may have a material adverse effect on our business, financial condition, and results of operations. Violation of laws and regulations may also result in severe penalties, confiscation of illegal income, revocation of licenses and, under certain circumstances, criminal prosecution.

The PRC regulatory framework governing computer technology and internet services is unclear and evolving. New laws or regulations may be promulgated, which could impose new requirements or prohibitions that render our operations or our technologies non-compliant. In addition, due to uncertainties and complexities of the regulatory environment in PRC, we cannot assure you that regulators will interpret laws and regulations the same way we do, or that we will always be in full compliance with applicable laws and regulations. To remedy any violations, we may be required to modify our business models, solutions and technologies in ways that render our solutions less appealing. We may also become subject to fines or other penalties, or, if we determine that the requirements to operate in compliance are overly burdensome, we may elect to terminate potentially non-compliant operations. In each such case, our business, financial condition, and results of operations may be materially and adversely affected.

A majority of our revenue for the six months ended March 31, 2020 was from a former related party. The loss of any of our key customers could reduce our revenues and our profitability.

We consider our major customers in each period to be those that accounted for more than 10% of our revenue in such period. We had no such major customers for the fiscal year ended September 30, 2019 and 2018. We had one such major customer, Chengcheng Real Estate Co., Ltd., who accounted for 65.8% of our revenue for the six-month period ended March 31, 2020, of which 38.2% was from its transactions fees generated from our SaaS platform and 27.6% was from its purchase of smart locks. Chengcheng Real Estate Co., Ltd. was a related party prior to May 2019, when our CEO and Chairman of the Board, Mr. Ning Wen, was the legal representative of Chengcheng Real Estate Co., Ltd. Chengcheng Real Estate Co., Ltd. was subsequently bought out by a state-owned entity and Mr. Wen resigned as its as the legal representative in May 2019, as a result, upon which Chengcheng Real Estate Co., Ltd. ceased being a related party. Neither Mr. Ning Wen nor any other officers or directors of the Company holds any equity interest in Chengcheng. We did not have any transactions with Chengcheng Real Estate Co., Ltd. during the period when it was a related party. There can be no assurance that we will maintain or improve the relationships with customers who does not have long-term contracts with us. If we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

We may require substantial additional funding in the future. There is no assurance that additional financing will be available to us.

We have been dependent upon proceeds received from shareholders’ equity contributions to meet our capital requirements in the past. We cannot assure you that we will be able to obtain capital in the future to meet our capital requirements to maintain operations and improve financial performance. If we were unable to meet our future funding requirements for working capital and for general business purposes, we could experience operating losses and limit our marketing efforts as well as decrease or eliminate capital expenditures. If so, our operating results, our business results and our financial position would be adversely affected. If adequate additional financing is not available on reasonable terms, we may not be able to undertake our expansion plan or purchase additional equipment for our operations, and we would have to modify our business plans accordingly.

Rapid expansion could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated growth, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, operational and internal management systems and enhance our record keeping and contract tracking system. Such measures will require us to dedicate additional financial resources and personnel to optimize our operational infrastructure and to recruit more personnel to train and manage our growing employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products, which will impair our revenue growth and hurt our overall financial performance.

We cannot assure you that our growth strategy will be successful, which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

Our growth strategies may encounter many obstacles, including, but not limited to, increased competition from similar businesses, unexpected costs, and costs associated with marketing efforts. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

Our intellectual property rights are important to our business. We rely on a combination of confidentiality procedures and contractual provisions to protect our intellectual property rights. As of the date of this prospectus, we have 1 registered trademark, 2 registered patents and 20 registered software copyrights in China. We are licensed to use 33 trademarks, 3 copyrights of works and 6 software copyrights in China. We are in the process of registering the transfer of 31 licensed trademarks and 9 licensed copyrights to us.

We enter into confidentiality agreements with some of our employees and consultants, and control access to and distribution of our documentation and other licensed information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, or to develop similar technology independently. Since the Chinese legal system in general, and the intellectual property regime in particular, is relatively weak, it is often difficult to enforce intellectual property rights in China. In addition, confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China or elsewhere. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The SaaS industry has trends of developing high-end and high-tech products to fulfill the changing customers’ demands. Furthermore, our competitors are constantly developing innovations in different services to enhance user experience. We continue to invest significant resources in our developing and enhancing our existing products as well as to introduce new services that will attract more participants to our platform. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. Our failure to innovate and adapt to these changes would have a material adverse effect on our business, financial condition, and results of operations.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing clients. Successful promotion of our brand and our ability to attract clients depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our products. Currently, we promote our brand through word of mouth and internet promotions. It is likely that our future marketing efforts will require us to incur significant additional expenses to include print media and video advertising. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

New lines of business or new products may subject us to additional risks.

From time to time, we may implement new lines of business or offer new products within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives and shifting market preferences, may also impact the successful implementation of a new line of business or a new product. Furthermore, any new line of business and/or new products could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products could have a material adverse effect on our business, results of operations and financial condition.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our products and better serve our clients. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our products;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with clients, employees and suppliers of the acquired business;

●	risks of entering markets in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

●	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

●	potential disruptions to our ongoing businesses.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced products or that any new or enhanced products, if developed, will achieve market acceptance or prove to be profitable.

A lack of insurance could expose us to significant costs and business disruption.

Neither we nor our subsidiaries maintain any insurance to cover assets, property and potential liability of our business. The lack of insurance could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

Our operations depend on the performance of the internet infrastructure and telecommunications networks in China.

Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology, or the MIIT. Our IT infrastructure is currently deployed, and our data is currently maintained through a customized cloud computing system. Our servers are housed at third-party data centers. Such service provider may have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing number and variety of transactions on our platform. There can be no assurance that our internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in internet usage.

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business and financial and operating performance could be materially and adversely affected by the outbreak of epidemics including but not limited to the novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV).  As a result of the on-going COVID-19 pandemic, we have experienced and may continue to experience slowdown and temporary suspension in operation. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. During such epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any of the contagious diseases were rampant. Those restrictive measures adversely affected and slowed down the national economic development during that period. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect overall economic environment and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

We relied substantially on external accounting firm prior to the appointment of our CFO.

We engaged a third-party accounting firm to prepare our financial statements for the fiscal years ended September 31, 2019 and 2018, and for the six months ended March 31, 2020. We did not have any internal personnel with substantial US GAAP experience until the appointment of Ms. Yuxiu Wang as our CFO in October 2020. We will continue to rely on Ms. Wang’s expertise and knowledge in our financial reporting going forward. In the meantime, we will train our full-time accounting staff and identify and resolve complex accounting issues using US GAAP, as well as provide segregation of duties within our internal control procedures to support the accurate reporting of our financial results. We will also continue to recruit qualified accounting staff with sufficient US GAAP experience and knowledge to join the financial reporting team. The loss of CFO and our inability to find a suitable candidate to replace the CFO may have a material adverse effect on our financial reporting.

Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to Sancaijia, our consolidated variable interest entity (VIE), do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses. Specifically, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunications service provider (except for e-commerce, domestic multi-party communication, storage and forwarding classes and call centers) under the Special Administrative Measures for Access of Foreign Investment (Negative List) (Edition 2020), which was promulgated on June 23, 2020 and implemented on July 23, 2020, and such major foreign investor in a Foreign-Invested Telecommunications Enterprise must have experience in providing value-added telecommunications services, or VATS, and maintain a good track record in accordance with the Administrative Provisions on Foreign-Invested Telecommunications Enterprises (revised in 2016), and other applicable laws and regulations.

We are an exempted company incorporated under the laws of the Cayman Islands, which is classified as a foreign enterprise under PRC laws and regulations, and our wholly foreign-owned enterprise (WFOE) in the PRC is considered as a foreign-invested enterprise. Accordingly, our PRC subsidiary is not eligible to operate VATS business in China. To comply with PRC laws and regulations, we conduct our VATS business in the PRC through our consolidated VIE, Sancaijia Co., Ltd. In February 2020, Sancai WFOE has entered into a series of contractual arrangements with our VIE and its shareholders, respectively, which enable us to (i) exercise effective control over our VIE, (ii) receive substantially all of the economic benefits of our VIE, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in our VIE when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIE and hence consolidate their financial results into our consolidated financial statements under U.S. GAAP. See “Corporate History and Structure” for further details.

In the opinion of B&D Law Firm, our PRC legal counsel, each of the contractual arrangements among Sancai WFOE, our VIE and its shareholders governed by PRC laws are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the opinion of our PRC legal counsel. In addition, it is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC government authorities may deem that foreign ownership is directly or indirectly involved in our VIE’s shareholding structure. If our corporate structure and contractual arrangements are deemed by the MIIT or the MOFCOM or other regulators having competent authority to be illegal, either in whole or in part, we may lose control of our consolidated VIE and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our VATS business. Furthermore, if we or our VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation:

●	revoking the business license and/or operating licenses of Sancai WFOE or our VIE;

●	discontinuing or placing restrictions or onerous conditions on our operations through any transactions among Sancai WFOE, our VIE and its subsidiaries;

●	imposing fines, confiscating the income from Sancai WFOE, our VIE or its subsidiaries, or imposing other requirements with which we or our VIE may not be able to comply;

●	placing restrictions on our right to collect revenues;

●	shutting down our servers or blocking our app/websites;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIE and deregistering the equity pledges of our VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIE; or

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China.

●	taking other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIE in our consolidated financial statements, if the PRC government authorities were to find our corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIE or our right to receive substantially all the economic benefits and residual returns from our VIE and we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, would have a material adverse effect on our financial condition and results of operations.

We rely on contractual arrangements with Sancaijia, our consolidated variable interest entity (VIE) and its shareholders for a large portion of our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Sancaijia and its shareholders to operate our business. For a description of these contractual arrangements, see “Corporate History and Structure.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our consolidated variable interest entity. For example, Sancaijia and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of Sancaijia, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Sancaijia, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by Sancaijia, and its shareholders of their obligations under the contracts. The shareholders of Sancaijia may not act in the best interests of our Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with Sancaijia. Although we have the right to replace any shareholder of Sancaijia under their respective contractual arrangements, if any shareholder of Sancaijia is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See “— Any failure by Sancaijia, our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business” below. Therefore, our contractual arrangements with Sancaijia, our consolidated variable interest entity, may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by Sancaijia, our consolidated variable interest entity, or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

We refer to the shareholders of our VIE as its nominee shareholders because although they remain the holders of equity interests on record in our VIE, pursuant to the terms of the relevant power of attorney, such shareholders have irrevocably authorized the individual appointed by Sancai WFOE to exercise their rights as a shareholder of the relevant VIE. If our VIE, or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of Sancaijia were to refuse to transfer their equity interest in Sancaijia to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See “Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.” Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entity, and our ability to conduct our business may be negatively affected.

The shareholders of Sancaijia, our consolidated variable interest entity, may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The shareholders of our VIE may have potential conflicts of interest with us. The interests of shareholders of Sancaijia may differ from the interests of our Company as a whole, as what is in the best interests of our VIE, including matters such as whether to distribute dividends or to make other distributions to fund our offshore requirement, may not be in the best interests of our Company. These shareholders may breach, or cause Sancaijia to breach, the existing contractual arrangements we have with them and Sancaijia, which would have a material adverse effect on our ability to effectively control Sancaijia and receive economic benefits from it. For example, the shareholders may be able to cause our agreements with Sancaijia to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our Company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our Company. We, however, could, at all times, exercise our call options under the exclusive call option agreement to cause them to transfer all of their equity interest in our VIE to Sancai WFOE and/or any other entity or individual so designated by Sancai WFOE as permitted by the then applicable PRC laws. In addition, if such conflicts of interest arise, Sancai WFOE could also, in the capacity of attorney-in-fact of the then existing shareholders of our consolidated VIE as provided under the shareholder voting proxy agreement, directly appoint new directors of our consolidated VIE. We rely on the shareholders of our consolidated VIE to comply with PRC laws and regulations, which protect contracts and provide that directors and executive officers owe a duty of loyalty to our Company and require them to avoid conflicts of interest and not to take advantage of their positions for personal gains. If we cannot resolve any conflict of interest or dispute between us and the shareholders of Sancaijia, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual arrangements in relation to Sancaijia, our consolidated variable interest entity, may be subject to scrutiny by the PRC tax authorities and they may determine that we or Sancaijia owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable his on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among Sancai WFOE, our wholly-owned subsidiary in China, Sancaijia, our consolidated variable interest entity in China, and the shareholders of Sancaijia, were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust Sancai WFOE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Sancaijia for PRC tax purposes, which could in turn increase its tax liabilities without reducing the tax expenses of Sancai WFOE. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on Sancaijia for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our consolidated variable interest entity’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and benefit from assets held by Sancaijia, our consolidated variable interest entity, that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

Sancaijia, our consolidated variable interest entity, holds certain assets that are material to the operation of our business, including intellectual property. Under the contractual arrangements, our consolidated variable interest entity may not and its shareholders may not cause it to, in any manner, sell, transfer, mortgage or dispose of its assets or its legal or beneficial interests in the business without our prior consent. However, in the event Sancaijia’s shareholders breach these contractual arrangements and voluntarily liquidate Sancaijia, or Sancaijia declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If Sancaijia undergoes a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares.

We are a holding company and conduct substantially all of our business through our PRC subsidiary, which is a limited liability company established in China. We may rely on dividends to be paid by our PRC subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its Implementation Regulations and how they may impact the viability of our current corporate structure, corporate governance, business operations and financial results.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China but it does not explicitly stipulate the contractual arrangements as a form of foreign investment. On December 26, 2019, the State Council promulgated the Implementation Regulations on the Foreign Investment Law, which came into effect on January 1, 2020. However, the Implementation Regulations on the Foreign Investment Law still remains silent on whether contractual arrangements should be deemed as a form of foreign investment. Though these regulations do not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, the Foreign Investment Law still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list.” The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. On June 30, 2019, the Ministry of Commerce of the PRC (the “MOFCOM”) and the National Development and Reform Commission (the “NDRC”) jointly issued the Negative List (Edition 2019). The latest version of the Negative List (Edition 2020) was issued on June 23, 2020, which took effect on July 23, 2020 and supersede the previous lists. See “Regulations—Regulations relating to Foreign Investment-The Guidance Catalogue of Industries for Foreign Investment.” The value-added telecommunications services that we conduct through our consolidated VIE is subject to foreign investment restrictions/prohibitions set forth in Negative List (Edition 2020). It is unclear whether any new “negative list” to be promulgated or amended under the PRC Foreign Investment Law will be different from the foregoing lists that already exist. And it is uncertain whether our corporate structure will be deemed as violating foreign investment rules as we are currently using the contractual arrangements to operate certain businesses in which foreign investors are currently prohibited from or restricted to investing. If our control over our VIE through contractual arrangements are deemed as foreign investment in the future, and any business of our VIE is “restricted” or “prohibited” from foreign investment under the then-effective “negative list,” we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

Risks Related to Doing Business in China

If we fail to obtain or keep licenses, permits or approvals required for conducting our business in China, we may incur significant financial penalties and other government sanctions.

The internet information services industries in China are highly regulated by the PRC government. The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We only have contractual control over our website. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us. On September 25, 2000, the State Council issued the PRC Regulations on Telecommunications, or the Telecom Regulations, as last amended on February 6, 2016, to regulate telecommunications activities in China. Pursuant to the Telecom Regulations, if operating telecommunications business without authorization or beyond one’s scope of business, the State Council’s department in charge of the information industry or the telecommunications administration authority of the province, autonomous region or municipality directly under the central government shall ex officio order rectification of the matter, confiscate the illegal income and impose a fine of not less than three times and not more than five times the illegal income; if there is no illegal income or if the illegal income is less than CNY50,000, it shall impose a fine of not less than CNY100,000 and not more than CNY1 million; if the case is serious, it shall order the perpetrator to suspend operations and undergo rectification.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

Our online marketplace, operated by our consolidated variable interest entity, Sancaijia, shall be deemed to be providing commercial internet information services, which would require Sancaijia to obtain value-added telecommunications business operating license. Currently, we have obtained valid ICP and EDI License for provision of internet information services and online data processing and transaction processing services through our PRC consolidated variable interest entity, Sancaijia. Before we obtained the above Licenses, our VIE had engaged in a small amount of business activities that are value-added telecommunications service (VATS) as defined in the PRC Regulations on Telecommunications (Telecom Regulations) and the Classified Catalog of Telecommunications Services (Catalog) since July, 2019. However, the Company confirms that as of the date of this prospectus, our VIE has not received any punishment from local relevant authorities. The controlling shareholder of our VIE, Mr. Ning Wen, through a guarantee letter dated August 31, 2020, promised to unconditionally and personally bear all the penalties and fines caused by operating without the ICP and EDI licenses which may arise in the future. Furthermore, as we are providing mobile applications to mobile device users, it is uncertain if Sancaijia will be required to obtain a separate operating license in addition to the ICP and EDI License. Although we believe that not obtaining such separate license is in line with the current market practice, there can be no assurance that we will not be required to apply for an operating license for mobile applications in the future. Due to the uncertainties of interpretation and implementation of existing and future laws and regulations, the licenses we held may not be sufficient to meet regulatory requirements, which may restrain our ability to expand our business scope and may subject us to fines or other regulatory actions by relevant regulators if our practice is deemed as violating relevant laws and regulations. As we further develop and expand our business scope, we may need to obtain additional qualifications, permits, approvals or licenses. Moreover, we may be required to obtain additional licenses or approvals if the PRC government adopts more stringent policies or regulations for our industry.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. Sancaijia owns the relevant domain names in connection with our value-added telecommunications business and has the necessary personnel to operate our website. If, after obtaining its ICP license, Sancaijia fails to comply with the requirements for ICP license holders as well as fails to remedy such non-compliance within a specified period of time, the MITT or its local counterparts have the discretion to take administrative measures against Sancaijia, including revoking its ICP License.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

We conduct our business primarily through our PRC subsidiary, the VIE and subsidiaries of the VIE in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiary, the VIE and subsidiaries of the VIE are subject to laws and regulations applicable to foreign-invested enterprises as well as various PRC laws and regulations generally applicable to companies incorporated in China. The PRC legal system is based on written statutes where prior court decisions have limited value as precedents. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business, and we may be liable for information displayed on, retrieved from or linked to our websites and mobile applications.

The PRC government has adopted regulations governing internet access and the distribution of information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, impairs the national dignity of China, contains terrorism or extremism content, or is reactionary, obscene, superstitious, fraudulent or defamatory, or otherwise violates PRC laws and regulations. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and the closure of the concerned websites and applications. The website operator may also be held liable for such censored information displayed on or linked to the website.

In addition, the MIIT has published regulations that subject website operators to potential liability for content displayed on their websites and for the actions of users and others using their systems, including liability for violations of PRC laws prohibiting the dissemination of content deemed to be socially destabilizing. The Ministry of Public Security has the authority to order any local internet service provider to block any internet website at its sole discretion. From time to time, the Ministry of Public Security has stopped the dissemination over the internet of information which it believes to be socially destabilizing. The State Administration for the Protection of State Secrets is also authorized to block any website it deems to be leaking state secrets or failing to meet the relevant regulations relating to the protection of state secrets in the dissemination of online information.

Although we attempt to monitor the illicit content posted by users in our marketplace, we may not be able to effectively control or restrict illicit content (including comments as well as pictures, videos and other multimedia content) generated or placed in our marketplace by our users. To the extent that PRC regulatory authorities find any content displayed in our marketplace inappropriate, they may require us to limit or eliminate the dissemination of such information in our marketplace. Failure to do so may subject us to liabilities and penalties and may even result in the temporary blockage or complete shutdown of our online operations. If this were to happen, our business and results of operations would be materially and adversely affected.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, our VIE and the VIE’s subsidiaries, or may make additional capital contributions to our PRC subsidiary, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.

We may also decide to finance our PRC subsidiary by means of capital contributions. According to the relevant PRC regulations on foreign-invested enterprises in China, these capital contributions are subject to registration with or approval by the MOFCOM or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into Renminbi and use of the proceeds. On March 30, 2015, SAFE promulgated Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. SAFE further promulgated Circular 16, effective on June 9, 2016, which, among other things, amend certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the Renminbi capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that Renminbi capital may not be used for business beyond its business scope or to provide loans to persons other than affiliates unless otherwise permitted under its business scope. Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Regulations. If our VIE requires financial support from us or our wholly-owned subsidiary in the future and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund our VIE’s operations will be subject to statutory limits and restrictions, including those described above. These circulars may limit our ability to transfer the net proceeds from this offering to our VIE and our PRC subsidiary, and we may not be able to convert the net proceeds from this offering into Renminbi to invest in or acquire any other PRC companies in China. Despite the restrictions under these SAFE circulars, our PRC subsidiary may use its income in Renminbi generated from their operations to finance the VIE through entrustment loans to the VIE or loans to the VIE’s shareholders for the purpose of making capital contributions to the VIE. In addition, our PRC subsidiary can use Renminbi funds converted from foreign currency registered capital to carry out any activities within their normal course of business and business scope, including to purchase or lease servers and other relevant equipment and fund other operational needs in connection with their provision of services to the relevant VIE under the applicable exclusive technical support agreements.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or our VIE or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China.

This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. The Renminbi in 2018 depreciated approximately by 5% against the U.S. dollar. Starting from the beginning of 2019, the Renminbi has depreciated significantly against the U.S. dollar again. In early August 2019, the PBOC set the Renminbi’s daily reference rate at RMB7.0039 to US$1.00, the first time that the exchange rate of Renminbi to U.S. dollar exceeded 7.0 since 2008. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the Renminbi to appreciate against the U.S. dollar. Significant revaluation of the Renminbi may have a material and adverse effect on your investment. Substantially all of our revenues and costs are denominated in Renminbi. Any significant revaluation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Class A Ordinary Shares in U.S. dollars.

To the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for capital expenditures and working capital and other business purposes, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, a significant depreciation of the Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our Class A Ordinary Shares, and if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our Class A Ordinary Shares, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our Company in the Cayman Islands relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

We must remit the offering proceeds to PRC before they may be used to benefit our business in the PRC, and this process may take a number of months.

The proceeds of this offering must be sent back to the PRC, and the process for sending such proceeds back to the PRC may take several months after the closing of this offering. We may be unable to use these proceeds to grow our business until we receive such proceeds in the PRC. In order to remit the offering proceeds to the PRC, we will take the following actions:

First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to State Administration for Foreign Exchange (“SAFE”) certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

Second, we will remit the offering proceeds into this special foreign exchange account.

Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete but is required by law to be accomplished within 180 days of application. Until the abovementioned approvals, the proceeds of this offering will be maintained in an interest-bearing account maintained by us in the United States.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. We did not pay, or were not able to pay, certain social insurance or housing fund contributions for all of our employees and the amount we paid was lower than the requirements of relevant PRC regulations. If we are determined by local authorities to fail to make adequate contributions to any employee benefits as required by relevant PRC regulations, we may face late fees or fines in relation to the underpaid employee benefits. As a result, our financial condition and results of operations may be materially and adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

In July 2014, the SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, and its implementation guidelines, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by the SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches of the SAFE in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of a SPV, is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, SAFE promulgated the Circular on Further Simplifying and Improving the Policies Concerning Foreign Exchange Control on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. Under SAFE Circular 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our PRC subsidiary may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with SAFE registration requirements could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

All of our shareholders who indirectly hold shares in the Company and who are known to us as being PRC residents have completed initial SAFE registration in connection with our financings and will update their registration filings with SAFE under SAFE Circular 37 when any changes should be registered under SAFE Circular 37.

However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make or update such registrations, and we cannot compel our shareholders or beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

Our PRC counsel, B&D Law Firm, has advised us based on their understanding of the current PRC laws, rules and regulations that the CSRC’s approval is not required for the listing and trading of our Class A Ordinary Shares on Nasdaq in the context of this offering, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

However, our PRC counsel has further advised us that there remains some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. Furthermore, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Class A Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Class A Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as SAT Circular 82, which has been revised by the Decision of the State Council on Cancellation and Delegation of a Batch of Administrative Examination and Approval Items on November 8, 2013 and by the Decision of the State Administration of Taxation on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents on December 29, 2017. Circular 82 has provided certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Further to SAT Circular 82, the SAT issued the Administrative Measures for Enterprise Income Tax of PRC-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, effective 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 clarified certain issues in the areas of resident status determination, post-determination administration and competent tax authorities’ procedures.

According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the places where the senior management and senior management departments responsible for the daily production, operation and management of the enterprise perform their duties are mainly located within the territory of the PRC; (ii) decisions relating to the enterprise’s financial matters (such as money borrowing, lending, financing and financial risk management) and human resource matters (such as appointment, dismissal and salary and wages) are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC. Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners. Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups and not those controlled by PRC individuals or foreigners, the determination criteria set forth therein may reflect the SAT’s general position on how the term “de facto management body” could be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, individuals or foreigners.

In addition, the SAT issued the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions in January 2014 to provide more guidance on the implementation of SAT Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gain shall be taxed in accordance with the enterprise income tax law and its implementing rules.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Regulation — Regulations on Tax — PRC Enterprise Income Tax.” However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our Cayman Islands holding company or any British Virgin Islands or Hong Kong subsidiary is a PRC resident enterprise for enterprise income tax purposes, its world-wide income could be subject to PRC tax at a rate of 25%, which could reduce our net income. We will also be required to comply with PRC enterprise income tax reporting obligations. In addition, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, and non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Class A Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to our non-PRC individual shareholders and any gain realized on the transfer of Class A Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% unless a reduced rate is available under an applicable tax treaty. Although our holding company is incorporated in the Cayman Islands, it remains unclear whether dividends received and gains realized by our non-PRC shareholders will be regarded as income from sources within the PRC and whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC, in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Class A Ordinary Shares.

We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiary to us through our Hong Kong subsidiary.

We are a holding company incorporated in the Cayman Islands and as such rely on dividends and other distributions on equity from our PRC subsidiary to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement came into effect on December 8, 2006, and four conventions implemented as of June 11, 2008, December 20, 2010, December 29, 2015 and December 6, 2019, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Under the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued in February 2009 by the SAT, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiary must have met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. However, if the main purpose of an offshore arrangement is to obtain a preferential tax treatment, the PRC tax authorities have the discretion to adjust the preferential tax rate enjoyed by the relevant offshore entity. Further, the SAT promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties in 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and sets forth certain detailed factors in determining “beneficial owner” status; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties, issued on February 3, 2018, and effective on April 1, 2018, that the business activities conducted by the applicant do not constitute substantive business activities is one of the factors which are not conductive to the determination of an applicant’s status as a “beneficial owner.”

In addition, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, or SAT Public Notice No.60, which became effective in August 2015, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. In October 2019, the State Administration of Taxation (SAT) issued the Announcement of the SAT on Issuing the Measures for the Administration of Non-resident Taxpayers’ Enjoyment of Treaty Benefits (SAT Public Notice No.35), which took effect on January 1, 2020, while SAT Public Notice No.60 will be abolished at the same time. SAT Public Notice No.35 stipulates that non-resident taxpayers can enjoy tax treaty benefits via the “self-assessment of eligibility, claiming treaty benefits, retaining documents for inspection” mechanism. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. As of March 31, 2018, 2019 and September 30, 2019, we did not record any withholding tax on the retained earnings of our subsidiary in the PRC as we intended to re-invest all earnings generated from our PRC subsidiary for the operation and expansion of our business in China, and we intend to continue this practice in the foreseeable future. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant tax authority or we will be able to complete the necessary filings with the relevant tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to our Hong Kong subsidiary.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Relating to Enterprise Income Tax of Transfers of Assets between Non-resident Enterprises, or SAT Bulletin 7, as amended in 2017, which partially replaced and supplemented previous rules under the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the SAT on December 10, 2009. Pursuant to the SAT Bulletin 7, an “indirect transfer” of assets of a PRC resident enterprise, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to the SAT Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immovable properties located in China, and equity investments in PRC resident enterprises, in respect of which gains from their transfer by a direct holder, being a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In respect of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immovable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Where the payer fails to withhold any or sufficient tax, the transferor is required to declare and pay such tax to the competent tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. Currently, SAT Bulletin 7 does not apply to income derived by a non-resident enterprise from indirect transfer of taxable assets in PRC through buying and selling the equity securities of the same listed overseas enterprise on the open market.

On October 17, 2017, SAT promulgated the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source or SAT Bulletin 37, which became effective on December 1, 2017, and SAT Circular 698 then was repealed with effect from December 1, 2017. SAT Bulletin 37, among other things, simplified procedures of withholding and payment of income tax levied on non-resident enterprises. SAT Bulletin 37 further details and clarifies the tax withholding methods in respect of income of non-resident enterprises under SAT Circular 698. And certain rules stipulated in SAT Bulletin 7 are replaced by SAT Bulletin 37. Where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the Enterprise Income Tax Law, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority; however, if the non-resident enterprise voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our Company may be subject to withholding obligations if our Company is transferee in such transactions, under SAT Bulletin 37 and SAT Bulletin 7. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiary may be required to expend valuable resources to comply with SAT Bulletin 37 and SAT Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have an adverse effect on our financial condition and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China and our assets are located in China. In addition, most of our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who reside and whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

According to Article 177 of the newly amended PRC Securities Law which became effective in March 2020 (the “Article 177”), the securities regulatory authority of the PRC State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not allowed to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council.

Our PRC counsel has advised us of their understanding that (i) the Article 177 is applicable in the limited circumstances related to direct investigation or evidence collection conducted by overseas authorities within the territory of the PRC (in such case, the foregoing activities are required to be conducted through collaboration with or by obtaining prior consent of competent Chinese authorities); (ii) the Article 177 does not limit or prohibit the Company, as a company duly incorporated in Cayman Islands and to be listed on NASDAQ, from providing the required documents or information to NASDAQ or the SEC pursuant to applicable Listing Rules and U.S. securities laws; and (iii) as the Article 177 is relatively new and there is no implementing rules or regulations which have been published regarding application of the Article 177, it remains unclear how the law will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As of the date hereof, we are not aware of any implementing rules or regulations which have been published regarding application of Article 177. However, we cannot assure you that relevant PRC government agencies, including the securities regulatory authority of the PRC State Council, would reach the same conclusion as we do. As such, there are uncertainties as to the procedures and time requirement for the U.S. regulators to bring about investigations and evidence collection within the territory of the PRC.

Our principal business operation is conducted in the PRC. In the event that the U.S. regulators carry out investigation on us and there is a need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Increases in labor costs and enforcement of stricter labor laws and regulations in the PRC may adversely affect our business and our profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to those who pay for our services, our profitability and results of operations may be materially and adversely affected.

Pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. Compliance with the labor contract law and its implementation rules may increase our operating expenses, in particular our personnel expenses. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

On October 28, 2010, the SCNPC promulgated the Law on Social Insurance of the PRC, effective on July 1, 2011 and was last amended in December 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Provident Fund, which was amended on March 24, 2002 and March 24, 2019. Companies registered and operating in China are required under the Law on Social Insurance of the PRC and the Regulations on the Administration of Housing Provident Fund to apply for social insurance registration and housing fund deposit registration within 30 days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. We could be subject to orders by the competent labor authorities for rectification and failure to comply with the orders may further subject us to administrative fines. See “Regulations-Regulations on Labor Protection”.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practices do not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations, and we may thus be subject to related penalties, fines or legal fees. We cannot assure you that we have complied or will be able to comply with all labor-related law and regulations including those relating to obligations to make social insurance payments and contribute to the housing provident funds. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations will be adversely affected.

If the custodians or authorized users of controlling non-tangible assets of our Company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions are executed using the chops or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant branch of the Administration of Industry and Commerce.

Although we usually utilize chops to enter into contracts, the designated legal representatives of our PRC subsidiary, the VIE and its subsidiaries have the apparent authority to enter into contracts on behalf of such entities without chops and bind such entities. All designated legal representatives of our PRC subsidiary, the VIE and its subsidiaries are members of our senior management team who have signed employment agreements with us or our PRC subsidiary, or the VIE or its subsidiaries under which they agree to abide by various duties they owe to us. In order to maintain the physical security of our chops and chops of our PRC entities, we generally store these items in secured locations accessible only by the authorized personnel in the legal or finance department of our PRC subsidiary, the VIE and its subsidiaries. Although we monitor such authorized personnel, there is no assurance such procedures will prevent all instances of abuse or negligence. To the extent those chops are not kept safe, are stolen or are used by unauthorized persons or for unauthorized purposes, the corporate governance of these entities could be severely and adversely compromised and those corporate entities may be bound to abide by the terms of any documents so chopped, even if they were chopped by an individual who lacked the requisite power and authority to do so. Accordingly, if any of our authorized personnel misuse or misappropriate our corporate chops or seals, we could encounter difficulties in maintaining control over the relevant entities and experience significant disruptions in our operations. If a designated legal representative obtains control of the chops in an effort to obtain control over our PRC subsidiary, the VIE and its subsidiaries, we or our PRC subsidiary, the VIE or its subsidiaries would need to pass a new shareholder or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the relevant authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entity may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.

Risks Related to Our Public Offering and Ownership of Our Class A Ordinary Shares

The dual class structure of our Ordinary Shares has the effect of concentrating voting control with our CEO, directors and their affiliates.

As of the date of this prospectus, the authorized share capital of the Company is US$50,000 divided into 400,000,000 Class A Ordinary Shares and 100,000,000 Class B Ordinary Shares, of which 10,000,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares are outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has ten (10) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share may only be issued to Mr. Ning Wen, Mr. Lizhi He, Lizhen Tang, Mr. Zhijie Zhang and the Company’s or its subsidiaries employees or those entities of which any of its principal shareholders is an employee of the Company or its subsidiaries. Termination of such employment with the Company or its subsidiaries shall immediately result in the conversion of any and all issued and outstanding Class B Ordinary Shares held by such shareholder into the equivalent number of Class A Ordinary Shares. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by the holder to any person or entity which is not a qualified holder of Class B Ordinary Shares, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares. The currently Class B Ordinary Shares outstanding are beneficially owned by our Chief Executive Officer, Mr. Ning Wen, and by Mr. Lizhen Tang, a principal stockholder, and collectively represent 60% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Because of the ten-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares collectively will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval so long as the shares of Class B Ordinary Shares represent at least 52% of the voting power of all outstanding Ordinary Shares. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Future transfers by holders of Class B Ordinary Shares will generally result in those shares converting to Class A Ordinary Shares. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term. If, for example, Mr. Wen retains a significant portion of his holdings of Class B Ordinary Shares for an extended period of time, he could, in the future, continue to control a majority of the combined voting power of our outstanding Class A Ordinary Shares and Class B Ordinary Shares.

Our CEO has control over key decision making as a result of his control of a majority of our voting shares.

Our Founder, CEO, and our Chairman of the Board, Mr. Ning Wen, has voting rights with respect to an aggregate of 7,300,000 Ordinary Shares, on an as converted basis (6,300,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares), representing 65.2% of the voting power of our outstanding Ordinary Shares as of the date hereof. As a result, Mr. Wen has the ability to control the outcome of matters submitted to our shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Wen has the ability to control the management and affairs of our Company as a result of his position as our CEO and his ability to control the election of our directors. Additionally, in the event that Mr. Wen controls our Company at the time of his death, control may be transferred to a person or entity that he designates as his successor. As a board member and officer, Mr. Wen owes a fiduciary duty to our company and must act in good faith in a manner he reasonably believes to be in the best interests of our company. As a beneficial shareholder, even a controlling beneficial shareholder, Mr. Wen is entitled to vote his shares, and shares over which he has voting control as a result of voting agreements, in his own interests, which may not always be in the interests of our shareholders generally.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our outstanding Ordinary Shares. Under the Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Share to look less attractive to certain investors or otherwise harm our trading price.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests and, investors may find investing in our Class A Ordinary Shares less attractive.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed compensation of directors and executive officers. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.  As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

Because we are a “foreign private issuer” and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rule requires listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our Company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain Class A Ordinary Shares or Class B Ordinary Share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

Recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and an act passed by the US Senate all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the China Securities Regulatory Commission, or the CSRC, and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB, the CSRC or the PRC Ministry of Finance in the United States and the PRC, respectively. The PCAOB continues to be in discussions with the CSRC, and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with PCAOB and audit Chinese companies that trade on U.S. exchanges.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. The joint statement reflects a heightened interest in an issue that has vexed U.S. regulators in recent years.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On June 4, 2020, the U.S. President issued a memorandum ordering the President’s Working Group on Financial Markets, or the PWG, to submit a report to the President within 60 days of the memorandum that includes recommendations for actions that can be taken by the executive branch and by the SEC or PCAOB on Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the U.S.

On August 6, 2020, the PWG released a report recommending that the SEC take steps to implement the five recommendations outlined in the report. In particular, to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate, or NCJs, the PWG recommends enhanced listing standards on U.S. stock exchanges. This would require, as a condition to initial and continued exchange listing, PCAOB access to work papers of the principal audit firm for the audit of the listed company. Companies unable to satisfy this standard as a result of governmental restrictions on access to audit work papers and practices in NCJs may satisfy this standard by providing a co-audit from an audit firm with comparable resources and experience where the PCAOB determines it has sufficient access to audit work papers and practices to conduct an appropriate inspection of the co-audit firm. There is currently no legal process under which such a co-audit may be performed in China. The report permits the new listing standards to provide for a transition period until January 1, 2022 for listed companies, but would apply immediately to new listings once the necessary rulemakings and/or standard-setting are effective. The measures in the PWG Report are presumably subject to the standard SEC rulemaking process before becoming effective. On August 10, 2020, the SEC announced that SEC Chairman had directed the SEC staff to prepare proposals in response to the PWG Report, and that the SEC was soliciting public comments and information with respect to these proposals. After we are listed on the Nasdaq Global Market, if we fail to meet the new listing standards before the deadline specified thereunder due to factors beyond our control, we could face possible de-listing from the Nasdaq Stock Market, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our Ordinary Shares trading in the United States.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is located in San Mateo, California with additional full-time staff located in China and Hong Kong and is subject to inspection by the PCAOB. The recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our Class A Ordinary Shares will be determined through negotiations between the Underwriter and us and may vary from the market price of our Class A Ordinary Shares following our public offering. If you purchase our Class A Ordinary Shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our Class A Ordinary Shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our Class A Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

●	In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

There may not be an active, liquid trading market for our Class A Ordinary Shares.

Prior to this offering, there has been no public market for our Class A Ordinary Shares. An active trading market for our Class A Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The public offering price was determined by negotiations between us and the Underwriter based upon a number of factors. The public offering price may not be indicative of prices that will prevail in the trading market.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. [●] Class A Ordinary Shares will be outstanding immediately after this offering, if the firm commitment is completed. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Class A Ordinary Shares. Assuming the completion of the firm commitment offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $[●] or approximately [●]% in the pro forma net tangible book value per share from the price per share that you pay for the shares. Assuming the completion of the firm commitment offering, if you purchase Class A Ordinary Shares in this offering, you will incur immediate dilution of approximately $[●] or approximately [●]% in the pro forma net tangible book value per share from the price per share that you pay for the Class A Ordinary Shares. Accordingly, if you purchase Class A Ordinary Shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Class A Ordinary Shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Since we are a Cayman Islands exempted company, the rights of our shareholders may be more limited than those of shareholders of a company organized in the United States.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Under the laws of some jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith, and actions by controlling shareholders which are obviously unreasonable may be declared null and void. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies, such as our Company, have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors will have discretion under the second amended and restated memorandum and articles of association expected to be effective immediately prior to the completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders of our Company may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would have as public shareholders of a public U.S. company. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we currently conduct substantially all of our operations outside the United States and some of our directors and executive officers reside outside the United States.

We are incorporated in the Cayman Islands and currently conduct substantially all of our operations outside the United States through our subsidiaries. Some of our directors and executive officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands, PRC or in Hong Kong, in the event that you believe that your rights have been infringed under the securities laws of the United States or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, PRC and Hong Kong may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

After deducting the underwriting discount and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $[●] from this offering.

Offering
Gross proceeds	$
Underwriting discounts and commissions*	$
Underwriting non-accountable expenses (1% of gross proceeds)	$
Miscellaneous underwriting expenses	$
Other offering expenses	$
Net proceeds	$

* 8% of the public offering price on the first $10 million in gross proceeds, 4% on the second $10 million in gross proceeds and 3.5% on the remaining gross proceeds from the sale of securities in this offering.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. We intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority.

Description of Use	Estimated Amount of Net Proceeds
Software research and development	$	[(40	)]%
Market expansion		[(60	)]%
Working capital
Total	$

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our PRC subsidiary only through loans or capital contributions and to our VIEs only through loans, subject to satisfaction of applicable government registration and approval requirements.

To make capital contributions to our PRC subsidiary, Sancai WFOE, the amount of capital contribution shall be limited to the registered capital of our PRC subsidiary. However, our PRC subsidiary may increase its registered capital with the local Administration for Market Regulation (AMR) at any time. In practice, under the condition that our PRC subsidiary is prepared with complete materials, the local AMR will generally approve the application within several business days, and the local bank’s approval for the inward remittances of registered capital can be also completed within a few business days.

To make loans to our PRC subsidiary or the VIE, according to the PBOC Circular 9, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently 1.25, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at 2.5 times the borrower’s net assets. When our PRC subsidiary and the VIE jointly apply for borrowing foreign debt, the upper limit of borrowing shall be 2.5 times of the net assets in the consolidated financial statement, and the VIE shall make a commitment to give up its application for borrowing foreign debt in its own name.

Furthermore, our PRC subsidiary, as a foreign-invested enterprise, may also choose to calculate the upper limit of foreign debt borrowing based on the surplus between the total investment in projects approved by the verifying departments and the registered capital. We can make loans to our PRC subsidiary within the range of the surplus.

We believe the offering proceeds would be available for investments in our PRC operation after completing the registration as described above. For example, if we decide to make loans to our PRC subsidiary and the VIE jointly, the loan can be in an amount of up to 2.5 times of the net assets in the consolidated financial statement. As of March 31, 2020, we had $4,220,743 in shareholder’s equity in the consolidated financial statement. Therefore, we can make loans to our PRC subsidiary and the VIE in an amount of up to $10,551,858. However, we cannot assure you that we will be able to obtain relevant government registrations or approvals on a timely basis, or at all. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries” and “Regulations – Regulations Relating to Foreign Exchange.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant.

Under the Companies Act (as amended) of the Cayman Islands (the “Companies Act”), we may pay dividends out of profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the dividend payment.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our operating subsidiaries. Dividend distributions from our PRC subsidiary to us are subject to PRC taxes, such as withholding tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. See “Risk Factors — Risks Related to Doing Business in China — We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A Ordinary Shares. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us. See “Regulation—Regulation on Dividend Distributions.”

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2019 on a pro forma as adjusted basis giving effect to the completion of the firm commitment offering at an assumed public offering price of $[●] per share and to reflect the application of the proceeds after deducting the estimated placement fees. You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Share Capital.”

As of September 30, 2019
		Actual			Pro Forma as Adjusted(1)
Shareholders’ Equity
Ordinary shares, $[●] par value, [●] shares authorized, [●] shares issued and outstanding		[●	]		[●	]
Additional paid-in capital		[●	]		[●	]
Statutory reserve		[●	]		[●	]
Retained earnings		[●	]		[●	]
Accumulated other comprehensive loss		[●	]		[●	]
Non-controlling interests		[●	]		[●	]
Total shareholders’ equity		[●	]		[●	]
Total Capitalization		[●	]		[●	]
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$	[●	]	$	[●	]

(1)	Reflects the sale of Class A Ordinary Shares in this offering (excluding any Class A Ordinary Shares that may be sold as a result of the Underwriter exercising the Over-Allotment Option) at an assumed initial public offering price of $[●] per share, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, estimated offering expenses payable by us and advisory fees. We estimate that such net proceeds will be approximately $[●].

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Class A Ordinary Shares and the pro forma as adjusted net tangible book value per Class A Ordinary Share after the offering. Dilution results from the fact that the per ordinary share offering price is substantially in excess of the book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares. Our net tangible book value attributable to shareholders at September 30, 2019 was $[●] or approximately $[●] per Class A Ordinary Share. Net tangible book value per Class A Ordinary Share as of September 30, 2019 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Class A Ordinary Shares outstanding.

After giving effect to the sale of [●] Class A Ordinary Shares in this offering at the assumed initial public offering price of $[●] per Class A Ordinary Share and after deducting the underwriting discounts and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at September 30, 2019 would have been $[●], or $[●] per Class A Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of $[●] per Class A Ordinary Share to existing investors and immediate dilution of $[●] per Class A Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Class A Ordinary Shares in this offering:

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing Class A Ordinary Shares based on the foregoing firm commitment offering assumptions.

	Offering Without Over-Allotment			Offering With Over-Allotment
Assumed offering price per Class A Ordinary Share	$	[●	]	$	[●	]
Net tangible book value per Class A Ordinary Share as of September 30, 2019	$	[●	]	$	[●	]
Increase in pro forma as adjusted net tangible book value per Class A Ordinary Share attributable to new investors purchasing Class A Ordinary Share in this offering	$	[●	]	$	[●	]
Pro forma as adjusted net tangible book value per Class A Ordinary Share after this offering	$	[●	]	$	[●	]
Dilution per Class A Ordinary Share to new investors in this offering	$	[●	]	$	[●	]

Each $1.00 increase (decrease) in the assumed initial public offering price of $[●] per Class A Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value as of September 30, 2019 after this offering by approximately $[●] per Class A Ordinary Share, and would increase (decrease) dilution to new investors by $[●] per ordinary share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

If the Underwriter exercise the Over-Allotment Option in full, the pro forma as adjusted net tangible book value per Class A Ordinary Share after the offering would be $[●], the increase in net tangible book value per Class A Ordinary Share to existing shareholders would be $[●], and the immediate dilution in net tangible book value per Class A Ordinary Share to new investors in this offering would be $[●].

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2019, the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us, the total consideration paid and the average price per Class A Ordinary Share before deducting the estimated commissions to the Underwriter and the estimated offering expenses payable by us.

	Shares Purchased				Total Consideration					Average Price
	Amount		Percent		Amount			Percent		Per Share
FIRM COMMITMENT OFFERING
Existing shareholders (1)	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]
New investors	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]
Total	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]

(1)	Not including shares underly the Over-Allotment Option.

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at the pricing.

CORPORATE HISTORY AND STRUCTURE

Our History

We commenced our operations in China through our VIE and its subsidiaries in 2018. In July 2019, we incorporated Sancai Holding Group Ltd. under the laws of Cayman Islands, which became our ultimate holding company through a series of transactions. We operate our business through our consolidated VIE and its subsidiaries in China.

Our Corporate Structure

The following diagram illustrates our corporate structure, including our principal subsidiaries, our consolidated VIE, and our consolidated VIE’s subsidiaries as of the date of this prospectus:

Sancai Holding was incorporated on July 9, 2019 under the laws of Cayman Islands. We completed a share capital restructure in July and August 2020. As of the date of this prospectus, the authorized share capital of Sancai Holding is US$50,000 divided into (i) 400,000,000 Class A Ordinary Shares and (ii) 100,000,000 Class B Ordinary Shares of which 10,000,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares are issued and outstanding. Sancai Holding is a holding company and is currently not actively engaging in any business. Sancai Holding’s registered office is at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

Sancai Seychelles was incorporated on December 2, 2019 under the laws of Seychelles. Sancai Seychelles is a wholly-owned subsidiary of Sancai Holding. It is a holding company and is currently not actively engaging in any business.

Sancai HK was incorporated on April 26, 2019 under the laws of Hong Kong. On December 19, 2019, Sancai Seychelles acquired 10,000 ordinary shares of Sancai HK from Mr. Ning Wen with a consideration of 10,000HKD (equivalent to approximately $1,276). Sancai HK is a wholly-owned subsidiary of Sancai Seychelles. It is a holding company and is not actively engaging in any business.

Sancai WFOE was incorporated on December 18, 2019 under the laws of PRC. Sancai WFOE is a wholly-owned subsidiary of Sancai HK.

Sancaijia was incorporated on November 6, 2018 under the laws of PRC, which is our variable interest entity (hereinafter referred to as “VIE”). In February, 2020, Sancai WFOE entered into a series of contractual agreements with Sancaijia and its shareholders. Pursuant to these agreements, the Company believes that these contractual arrangements enable the Company to (1) have power to direct the activities that most significantly affects the economic performance of the Sancaijia and its subsidiaries, and (2) receive the economic benefits of Sancaijia and its subsidiaries that could be significant to Sancaijia and its subsidiaries. Accordingly, the Company is considered the primary beneficiary of Sancaijia and is able to consolidate Sancaijia and its subsidiaries. Some subsidiaries of our VIE currently operate certain businesses which are not within the categories in which foreign investment is currently restricted or prohibited. The VIE structure affords us great flexibility in carrying out our business and implementing our business strategies in compliance with PRC laws and regulations in the future as our business continues to expand.

Mr. Ning Wen, the Chairman of our Board of Directors and Chief Executive Officer, owns 63.0% of Sancaijia. The remaining equity ownership of our VIE is held by Lizhi He (20.0%), Lizhen Tang (13.0%) and Zhijie Zhang (4.0%). Mr. Wen also beneficially owns 6,300,000 (63.0%) and 1,000,000 (66.7%) of our outstanding Class A Ordinary Shares and Class B Ordinary Shares, respectfully, indirectly through Fancy Dream Limited. Mr. Lizhi He beneficially owns 2,000,000 (20.0%) of our outstanding Class A Ordinary Shares and none of our outstanding Class B Ordinary Shares, respectively, indirectly through Lucky Bunny Limited. Mr. Lizhen Tang beneficially owns 1,300,000 (13.0%) and 500,000 (33.3%) of our outstanding Class A Ordinary Shares and Class B Ordinary Shares, respectively, indirectly through Superexcellence Limited. Mr. Zhang beneficially owns 400,000 (4%) of our outstanding Class A Ordinary and none of our outstanding Class B Ordinary Shares, respectively, indirectly through Hippogriff Limited. Messrs. Wen, He, Tang and Zhang together collectively hold 100% of the voting power of our outstanding Ordinary Shares as of the date of this prospectus. See “Security Ownership of Certain Beneficial Owners and Management.” Mr. Lizhen Tang is an employee of Sancaijia. Messrs. Lizhi He and Zhijie Zhang have no relationship with Sancai Holding, its subsidiaries, Sancaijia or Sancaijia’s subsidiaries, or any affiliates thereof.

Sancaijia Technology was incorporated on July 11, 2019 under the laws of PRC, and is 100% owned by Sancaijia. Xi’an Dacai was incorporated on October 9, 2019 under the laws of PRC, and is 100% owned by Sancaijia. Shanghai Wenxu was incorporated on October 25, 2019 under the laws of PRC, and is 100% owned by Sancaijia. Caibaoyun was incorporated on August 31, 2020 under the laws of PRC, and is 100% owned by Sancaijia. Sancaijia Property was incorporated on August 28, 2020 under the laws of PRC, and is 100% owned by Sancaijia Technology.

Contractual Arrangements with the VIE and its Shareholders

Current PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in value-added telecommunication services and certain other businesses. We are a company incorporated in the Cayman Islands. Our PRC subsidiary, Sancai WFOE, is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we primarily conduct our business in PRC through Sancaijia and its subsidiaries, based on a series of contractual arrangements we entered into with our VIE, Sancaijia, and its shareholders. These contractual arrangements with our VIE and its respective shareholders allow us to: (i) exercise effective control over our VIE; (ii) receive substantially all of the economic benefits of our VIE; and (iii) have an exclusive option to purchase all or part of the equity interest in and/or assets of our VIE when and to the extent permitted by PRC laws. As a result, we are regarded as the primary beneficiary of Sancaijia and its subsidiaries. We treat them as our consolidated affiliated entities under U.S. GAAP and have consolidated the financial results of these entities in our consolidated financial statements in accordance with U.S. GAAP.

The following is a summary of the currently effective contractual arrangements by and among Sancai WFOE, the VIE and the shareholders of the VIE and their spouses, as applicable.

Agreements that provide us with effective control over the VIE

Business Operation Agreement. Pursuant to the Business Operation Agreement entered into among Sancai WFOE, the VIE and the shareholders of the VIE (hereinafter referred to individually as a “Shareholder” and collectively as the “Shareholders”), the Shareholders agreed that without the prior written consent of Sancai WFOE or any party designated by Sancai WFOE, the VIE shall not engage in any transaction which may have a material or adverse effect on any of its assets, businesses, employees, obligations, rights or operations (except for those occurring in the due course of business or in day-to-day business operations, or those already disclosed to Sancai WFOE and with the explicit prior written consent of Sancai WFOE). In addition, the VIE and the Shareholders jointly agreed to accept and strictly implement any proposal made by Sancai WFOE from time to time regarding the employment and removal of the VIE’s employees, its day-to-day business management and the financial management system of the VIE. This Business Operation Agreement shall become effective upon execution by Sancai WFOE, the VIE and the Shareholders (collectively as the “Parties”), and shall remain valid until it is terminated by written agreement of the Parties. During the term of the Business Operation Agreement, none of the VIE or the Shareholders may terminate the Business Operation Agreement. Sancai WFOE shall have the sole right to terminate the Business Operation Agreement at any time, provided that Sancai WFOE gives prior written notice of thirty (30) days to the VIE and the Shareholders. In addition, the Parties may terminate the Business Operation Agreement as they unanimously agree through negotiation.

Shareholder Voting Proxy Agreement. Pursuant to the Shareholders Voting Rights Proxy Agreement among Sancai WFOE, the VIE and the Shareholders (collectively as the “Parties”), each Shareholder irrevocably authorizes Sancai WFOE or any person(s) designated by Sancai WFOE to act as its attorney-in-fact to exercise all of its rights as a shareholder of the VIE, including, but not limited to, the right to convene shareholders’ meetings, vote and sign any resolution as a shareholder, appoint directors and other senior executives to be appointed and removed by the shareholder, the right to sell, transfer, pledge and dispose of all or a portion of the shares held by such shareholder, and other shareholders voting rights permitted by the articles of association of the VIE. Unless terminated early by the Parties by written agreement, this agreement shall remain valid for ten (10) years. In the case that a Shareholder becomes the defaulting party who materially breaches any provision or materially fails to perform any obligation under this agreement, Sancai WFOE shall be entitled to terminate this agreement. Upon the expiration of this agreement, unless Sancai WFOE gives a non-renewal written notice to the VIE and the Shareholders 30 days prior to the expiration, this agreement shall be renewed automatically for successive ten (10)-year terms.

Equity Pledge Agreement. Pursuant to the Equity Pledge Agreement entered into among Sancai WFOE, the VIE and the Shareholders (collectively as the “Parties”), the Shareholders agreed to pledge their 100% equity interests in the VIE to Sancai WFOE to secure the performance of the VIE’s obligations under the existing exclusive call option agreement, shareholder voting proxy agreements, exclusive technical consultation and service agreement, business operation agreement and also the equity pledge agreement. If events of default defined therein occur, upon giving written notice to the Shareholders, Sancai WFOE may exercise the right to enforce the pledge to the extent permitted by PRC laws. This agreement shall come into effect upon execution by each of the Parties and the term of this agreement shall end upon the full performance of the Contractual Obligations or the full discharge of the Secured Liabilities defined under this agreement.

As of the date of this prospectus, all the Shareholders have completed the equity pledge registration with the competent Administration for Market Regulation in accordance with the PRC Property Rights Law.

Spousal Consent Letter. Pursuant to a series of Spousal Consent Letters, executed by the spouses of the Shareholders, Mr. Ning Wen, Mr. Lizhi He and Mr. Zhijie Zhang, the signing spouses confirmed and agreed that the equity interests of the VIE are the own property of their spouses and shall not constitute the community property of the couples. The spouses also irrevocably waived any potential right or interest that may be granted by operation of applicable law in connection with the equity interests of the VIE held by their spouses.

Agreements that allow us to receive economic benefits from our VIE

Exclusive Technical Consultation and Service Agreement. Pursuant to the Exclusive Technical Consultation and Service Agreement entered into between Sancai WFOE and the VIE, Sancai WFOE has the exclusive right to provide or designate any entity to provide with the VIE business support, technical and consulting services. The VIE agrees to pay Sancai WFOE (i) the service fees equal to the sum of 100% of the net income of the VIE of that year or such other amount otherwise agreed by Sancai WFOE and the VIE; and (ii) service fee otherwise confirmed by Sancai WFOE and the VIE for specific technical services and consulting services provided by Sancai WFOE in accordance with the VIE’s requirement from time to time. The Exclusive Consultation and Service Agreement will continue to be valid unless the written agreement is signed by all parties to terminate it or a mandatory termination is requested in accordance with applicable PRC laws and regulations.

Agreements that provide us with the option to purchase the equity interest in the VIE

Exclusive Call Option Agreements. Pursuant to the Exclusive Call Option Agreement entered into among Sancai WFOE, the VIE and the Shareholders, each Shareholder has irrevocably granted Sancai WFOE an exclusive option to purchase all or part of its equity interests in the VIE, and the VIE has irrevocably granted Sancai WFOE an exclusive option to purchase all or part of its assets. With regard to the equity transfer option, the total transfer price to be paid by Sancai WFOE or any other entity or individual designated by Sancai WFOE for exercising such option shall be the capital contribution mirrored by the corresponding transferred equity in the registered capital of the VIE. But if the lowest price permitted by the then-effective PRC law is lower than the above capital contribution, the transfer price shall be the lowest price permitted by the PRC law. With regard to the asset purchase option, the transfer price to be paid by Sancai WFOE or any other entity or individual designated by Sancai WFOE for exercising such option shall be the lowest price permitted by the then-effective PRC law.

In the opinion of B&D Law Firm, our PRC legal counsel:

●	the ownership structures of our VIE in China and Sancai WFOE, both currently and immediately after giving effect to this offering, do not result in any violation of applicable PRC laws and regulations currently in effect; and

●	the contractual arrangements among Sancai WFOE, our VIE and its shareholders governed by PRC law are valid, binding and enforceable, and will not result in any violation of applicable PRC laws and regulations currently in effect.

However, we have been advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the above opinion of our PRC counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or our VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures.

See “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government deems that the contractual arrangements in relation to Sancaijia, our consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” All amounts included herein with respect to the six months ended March 31, 2020 and 2019 are derived from our unaudited consolidated financial statements (“Interim Financial Statements”) included elsewhere in this prospectus. All amounts included herein with respect to the fiscal years ended September 30, 2019 and 2018 are derived from our audited consolidated financial statements (“Annual Financial Statements”) included elsewhere in this prospectus. These Interim Financial Statements and Annual Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or US GAAP.

Overview

Sancai Holding Group Ltd. (“Sancai Holding,” the “Company,” “we,” “us,” “our” and similar terms) was an exempted company with limited liabilities incorporated in the Cayman Islands. The operating variable interest entity, Sancaijia Co., Ltd., was established in Xi’an, Shaanxi Province, China.

Sancai Holding was incorporated on July 9, 2019 under the laws of Cayman Islands. We completed a share capital restructure in July and August 2020. As of the date of this prospectus, the authorized share capital of Sancai Holding is US$50,000 divided into (i) 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and 10,000,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares were issued and outstanding. Sancai Holding is a holding company and is currently not actively engaging in any business. Sancai Holding’s registered office is at the Office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands.

Sancai Limited (“Sancai Seychelles”) was incorporated on December 2, 2019 under the laws of Seychelles. Sancai Seychelles is a wholly-owned subsidiary of Sancai Holding. It is a holding company and is currently not actively engaging in any business.

Sancai HK was incorporated on April 26, 2019 under the laws of Hong Kong SAR. Sancai HK is a wholly-owned subsidiary of Sancai Seychelles. On December 19, 2019, Sancai Seychelles acquired 10,000 ordinary shares of Sancai HK from Mr. Ning Wen with a consideration of 10,000HKD (equivalent to approximately $1,276). It is a holding company and is not actively engaging in any business.

Xi’an Minglan Management Co., Ltd. (“Sancai WFOE”) was incorporated on December 18, 2019 under the laws of PRC. Sancai WFOE is a wholly-owned subsidiary of Sancai HK.

Sancai WFOE entered into a series of contractual arrangements with Sancaijia Co., Ltd. (“Sancaijia” or the “VIE”) and the shareholder of the VIE. The contractual arrangements consisted of the business operation agreement, shareholder voting proxy agreement, equity pledge agreement, exclusive technical consultation and service agreement, exclusive call option agreement and spousal consent letters (the “VIE Agreements”). We believe that the VIE Agreements would enable Sancai WFOE to (1) have power to direct the activities that most significantly affects the economic performance of the VIE and its subsidiaries and (2) receive the economic benefits of the VIE and its subsidiaries that could be significant to the VIE. Accordingly, we believe that Sancai WFOE is the primary beneficiary of the VIE and its subsidiaries.

Sancaijia was incorporated on November 6, 2018 under the laws of PRC, and its main business is managing platforms.

Sancaijia Technology Co., Ltd. (“Sancaijia Technology”) was incorporated on July 11, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and its main course is to develop and improve platforms. Xi’an Dacai Management Consulting Co., Ltd. (“Xi’an Dacai”) was incorporated on October 9, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on housekeeping services. Shanghai Wenxu Information Technology Co., Ltd. (“Shanghai Wenxu”) was incorporated on October 25, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on computer science and advance technology development. Caibaoyun Settlement Technology (Xi’an) Co., Ltd. (“Caibaoyun”) was incorporated on August 31, 2020 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on information technology service. Sancaijia Property Industry Service Co., Ltd. (“Sancaijia Property”) was incorporated on August 28, 2020 under the laws of PRC, which is 100% owned by Sancaijia Technology, and it mainly engaged in property management.

Key Factors Affecting Our Results

We believe that our operating and business performance is driven by various factors that affect the SaaS industries, including trending affecting the customer bases that we target, trends affecting the development of platforms as well as general macroeconomic factors. Key factors that may affect our future performance include:

●	Technology Advancement. We also conduct business in developing and managing digital platform. In recent years, we witnessed many technology advancements in China which could help us improve our existing platforms further and create new applications which further allows to expand our market segments.

●	Users and Transaction Volume. Our business is substantially affected by the vitality of our corporate clients. We charge our corporate clients a fee equal to a percentage of 3% to 5% of the transactions processed through the software. The software is free to use for the customers of our corporate clients. Among the end users, i.e., employees and customers of our corporate clients, we define those who have initiated transactions and made payment to our clients via our software as active users. Through observation, generally, when the number of end users and active users increases, the transaction volume increases, and our revenue increases as well.

Since the launch of our SaaS services in July 2019, the number of our end users and active users are summarized below:

●	As of September 30, 2019, we had 44,127 end users, of which 8,625 were employees of our clients and 39,742 were customers of our clients (the latter includes 16,407 active users).

●	As of March 31, 2020, we had 109,941 end users, of which 16,620 were employees of our clients and 99,349 were customers of our clients (the latter includes 38,044 active users).

●	As of September 30, 2020, we had 255,819 end users, of which 42,173 were employees of our clients and 213,646 were customers of our clients (the latter includes 111,615 active users).

The amount of transaction processed through our software during the same period of time is summarized below:

●	$26,100,903 (RMB 179,242,731) from the launch of our SaaS services in July 2019 to September 30, 2019,

●	$41,110,021 (RMB 288,226,466) for the three months ended December 31, 2019,

●	$25,945,042 (RMB 181,903,283) for the three months ended March 31, 2020, and

●	$79,992,324 (RMB 560,834,185) for the three months ended June 30, 2020.

Results of Operations

The Six Months Ended March 31, 2020 Compared to the Six Months Ended March 31, 2019

The following discussion should be read in conjunction with the consolidated financial statements of Sancai Group Holding Ltd. We discontinued the rental property subleasing business in December 2020. Historical results are not necessarily indicative of the results that may be expected for any future period.

	March 31, 2020	March 31, 2019	Change ($)	Percentage Change (%)
Net revenues	6,965,000	6,785,224	179,776	3
Cost of revenues	(4,410,216)	(8,854,219)	(4,444,003)	(50)
Gross profit	2,554,784	(2,068,995)	4,623,779	223
Operating expenses:
Research and development expenses	972,958	-	972,958	N/A
Selling and marketing expenses	11,268	1,291,449	(1,280,181)	(99)
General and administrative expenses	1,594,562	3,357,416	(1,762,854)	(53)
Total operating expenses	2,578,788	4,648,865	(2,070,077)	(45)
Total other income	63,219	422,064	(358,845)	(85)
Income (Loss) before tax	39,215	(6,295,796)	6,335,011	101
Tax expense	1,524	-	1,524	N/A
Net income (loss)	37,691	(6,295,796)	6,333,487	101

Revenues

Our net revenues for the six months ended March 31, 2020 amounted to $6,965,000, which represents an increase of $179,776 or 3%, from $6,785,224 for the six months ended March 31, 2019. Such increase was mainly because we shifted our focus from rental market to property website services and sales of locks.

The revenues for the six months ended March 31, 2020 consisted of $2,378,303 in rental income, $2,661,139 in SaaS platform, $1,925,543 in sales of locks and $15 in agency and other services. The revenues for the six months ended March 31, 2019 comprised of $5,400,017 in rental income and $1,385,207 in agency and other services income. The decreases in rental income of $3,021,214 and decrease in agency and other services income of $1,385,192 were due to the shift of our focus. As SaaS platform and sales of locks were introduced in the second half of 2019 and early 2020 respectively, these two business lines have no income for the six months ended March 31, 2019.

We consider our major customers in each period to be those that accounted for more than 10% of our revenue in such period. We had one such major customer, Chengcheng Real Estate Co., Ltd., who accounted for 65.8% of our revenue for the six-month period ended March 31, 2020, of which 38.2% was from its transactions fees generated from our SaaS platform and 27.6% was from its purchase of smart locks. Pursuant to our service agreement with Chengcheng Real Estate Co., Ltd., if a tenant introduced by us rented a property with Chengcheng Real Estate Co., Ltd., we are entitled to 50% of the monthly rent as commissions. Chengcheng Real Estate Co., Ltd. was a related party prior to May 2019, when Mr. Ning Wen, our CEO and Chairman of the Board, was the legal representative of Chengcheng Real Estate Co., Ltd. As of Mr. Wen’s resignation as the legal representative of Chengcheng Real Estate Co., Ltd in May 2019, Chengcheng Real Estate Co., Ltd. ceased being a related party. We did not have any transactions with Chengcheng Real Estate Co., Ltd. during the period when it was a related party.

Cost of Revenues

Our cost of revenues for the six months ended March 31, 2020 amounted to $4,41,216, which represents a decrease of $4,444,003 or 50%, from $8,854,219 for the six months ended March 31, 2019. The cost of revenue for six months ended March 31, 2020 mainly consisted of $2,532,090 in rental expenses, cost of locks of $1,878,126. The cost of revenue for the six months ended March 31, 2019 primarily consisted of rental expenses of 8,769,920 and cost of agency and other services of $84,299. The decrease in cost of revenues was due to a substantial decline in rental expenses of $6,237,830.

Gross Profits

As a combined result of revenues and cost of revenue, the gross profits were $2,554,784 and negative $2,068,995 for the six months ended March 31, 2020 and 2019 respectively, which represents an increase of $4,623,779 or 223%. The gross profits for the six months ended March 31, 2020 were negative $153,787 in rental income, $2,661,139 in property web service, $47,417 in selling locks and $15 in agency and other services. Compared to the six months ended March 31, 2019, gross profits for the six months ended March 31, 2020 increased substantially. This was mainly contributed by a decrease of 71% in rental expenses.

Selling and Marketing Expenses

Our selling and marketing expenses for the six months ended March 31, 2020 amounted to $11,268, which represents a decrease of $1,280,181 or 99%, from $1,291,449 for the six months ended March 31, 2019. We incurred significantly more commissions, salary expenses and advertising fees before June 30, 2019, when we were focusing on rental property subleasing, mainly to acquire customers and build brand awareness. As we shift our focus to SaaS solutions, our marketing strategy changed from business-to-consumer (B2C) marketing to business-to-business (B2B) marketing. We currently rely on our client network for referral and have not relied heavily on advertising. We expect spending in marketing of our SaaS system to increase in the future as we expand the market.

General and Administrative Expenses

Our general and administration expenses for the six months ended March 31, 2020 amounted to $1,594,562, which represents a decrease of $1,762,854 or 53%, from $3,357,416 for the six months ended March 31, 2019. The general and administrative expenses for the six months ended March 31, 2020 mainly included professional fees, salary expenses and bank fees. The decrease of $1,762,854 in general and administrative expenses was mainly contributed by a decrease of salary expenses, rental expenses and office equipment rental expenses.

Total Other Income

We generated $63,219 in total other income consisting of decoration delay penalty income and others for the six months ended March 31, 2020 compared to $422,064 for the six months ended March 31, 2019. The decrease in other income derived from a decrease of $298,021 in decoration delay penalty income and $55,258 in others.

Net Income (Loss)

As a cumulated effect of the factors described above, our net income for the six months ended March 31, 2020 was $37,691 and our net loss for the six months ended March 31, 2019 was $6,295,796 respectively.

The Fiscal Year Ended September 30, 2019 Compared to the Fiscal Year Ended September 30, 2018

The following discussion should be read in conjunction with the consolidated financial statements of Sancai Group Holding Ltd. We discontinued the rental property subleasing business in December 2020. Historical results are not necessarily indicative of the results that may be expected for any future period.

As of September 30, 2019 and 2018, the retained earnings (accumulated deficit) were $4,158,572 and $(1,742,087) respectively.

The following table sets forth key components of our results of operations during the years ended September 30, 2019 and 2018.

	2019	2018	Change ($)	Percentage Change (%)
Net revenues	17,883,400	4,091,835	13,791,565	337
Cost of revenues	(22,635,628)	(3,588,484)	(19,047,144)	531
Gross profit	(4,752,228)	503,351	(5,225,579)	(1,044)
Operating expenses:
Research and development	271,755	-	271,755	N/A
Selling and marketing expenses	2,074,853	913,514	1,161,339	127
General and administrative expenses	4,442,184	1,228,779	3,213,405	262
Total operating expenses	6,788,792	2,142,293	4,646,499	217
Total other income	19,593,053	146,259	19,446,794	13,296
Income (Loss) before tax	8,052,033	(1,492,683)	9,544,716	639
Tax expense	(2,151,374)	-	(2,151.374)	N/A
Net income (loss)	5,900,659	(1,492,683)	7,393,342	495

Revenue

We generated $17,883,400 and $4,091,835 in revenues for the years ended September 30, 2019 and 2018 respectively. The revenues in 2019 were generated primarily by rental income, agency income and SaaS platform income. Our revenues increased $13,791,565, or 337% in the year 2019 compared to the year 2018. Such increase was mainly because we expanded our business by renting and leasing more apartments in the market.

The revenues in 2019 consisted of $14,567,268 in rental income, $2,570,209 in agency income, $745,923 in SaaS platform income. The revenues in 2018 comprised of $1,287,644 in rental income, $2,804,191 in agency income. The substantial increase of $13,279,624 in rental income was mainly because we leased more than 8000 apartments in 2019 compared to that in 2018. We also shifted our focus from providing agency services to creating and managing an online platform mainly for providing services to real estate agents and value-added service providers. As a result, agency income in 2019 experienced a decrease of $233,982 while the SaaS platform income in 2019 witnessed an increase of $745,923.

We consider our major customers in each period to be those that accounted for more than 10% of our revenue in such period. We had no such major customers for the fiscal year ended September 30, 2019 and 2018.

Cost of Revenues

We incurred $22,635,628 cost of revenues for the year ended September 30, 2019 compared to $3,588,484 for the year ended September 30, 2018, reflecting an increase of 531% of cost of revenues. The growth of cost of revenues was due to generating more revenues.

The cost of revenue in 2019 consisted of $22,543,183 in rental expenses, $52,395 in agency and other services and $40,050 in sundry expenses for creating, implementing and maintaining the online platform. The cost of revenue in 2018 comprised of rental expenses of 3,574,972 and agency and other services of 13,511. The increase of 18,968,211 in rental expenses was because we rented more apartments in 2019 in order to expand our business.

Gross Profits

As a combined result of revenues and cost of revenues, the gross profits were negative $4,752,228 and $503,351 respectively for the years ended September 30, 2019 and 2018, reflecting a decrease of 1,044% of gross profits.

The gross profits in 2019 were negative $7,975,915 in rental income, $705,873 in SaaS platform, $2,517,814 in agency and other services. Compared to the year 2018, gross profits in 2019 declined substantially. This was mainly contributed by a decrease of 249% in rental income.

Selling and Marketing Expenses

During the year ended September 30, 2019, we incurred $2,074,853 in selling and marketing expenses compared to $913,514 during the year ended September 30, 2018, reflecting an increase of 127% of selling and marketing expenses. Selling and market expenses incurred during the year ended September 30, 2019 mainly comprised of commissions, advertising expenses and salary expenses. The increase in selling and marketing expenses was mainly due to an increase in commissions and advertising expenses.

General and Administrative Expenses

During the year ended September 30, 2019, we incurred general and administrative expenses of $4,442,184 compared to $1,228,779 incurred during the year ended September 30, 2018, reflecting an increase of 262% of general and administrative expenses. General and administrative expenses incurred during the year ended September 30, 2019 mainly consisted of salary expenses, administrative expenses and rent. The increase in general and administrative expenses was mainly because we hired more employees and set up more apartment rental offices.

Other Income

During the year ended September 30, 2019, we generated 19,738,792 other income which mainly comprised of sales of rental contracts of $18,930,293 and decoration delay penalty income of $808,499 compared to decoration delay penalty income of $145,715 during the year ended September 30, 2018, reflecting an increase of 13,296% of other income.

Net Income (Loss)

As a cumulated effect of the factors described above, our net income for the years ended September 30, 2019 were $5,900,659and our net loss for the years ended September 30, 2018 were $1,492,683, reflecting an increase of 495% of net income.

Liquidity and Capital Resources

As of March 31, 2020, we had cash and cash equivalents of $75,821. In the reporting period in 2020, our primary sources of financing have been cash generated from operations.

Working capital	March 31, 2020	September 30, 2019
Total current assets	$15,651,938	$13,280,198
Total current liabilities	15,535,055	13,428,750
Working capital	$116,883	$(148,522)

As of March 31, 2020, we have US$50,000 in cash held by Sancai Holding and Sancai Seychelles and RMB183,008.9 (US$25,821) held by the VIE and its subsidiaries.

Subsequent to March 31, 2020, we collected reimbursement of business expenses advance payments previously made to Mr. Ning Wen, our Chairman and CEO, in the amount of $5,650,259, and loan receivables from Chengcheng Real Estate Management Co., Ltd. in the amount of $7,931,577, which are and will be held in cash and used for working capital purposes.

We believe that our current cash are adequate to support operations for at least the next 12 months. We may, however, in the future, require additional cash resources due to changing business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

In using the proceeds of this offering, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our PRC subsidiary only through loans or capital contributions and to our VIEs only through loans, subject to satisfaction of applicable government registration and approval requirements. We believe the offering proceeds would be available for investments in our PRC operation. However, we cannot assure you that we will be able to obtain relevant government registrations or approvals on a timely basis, or at all. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies to PRC entities may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries” and “Regulations – Regulations Relating to Foreign Exchange.”

The following table provides detailed information about our net cash flows for the six months ended March 31, 2020 and 2019 in this report:

Cash Flow

	March 31, 2020	March 31, 2019
Net cash provided by (used in) operating activities	$(271,956)	$2,057,129
Net cash provided by (used in) investing activities	-	-
Net cash used in financing activities	(210,733)	(2,120,501)
Net decrease in cash and cash equivalents	(482,689)	(63,372)

Operating Activities

Net cash used in operating activities for the six months ended March 31, 2020 was $271,956 which consisted of a net income of $37,691, an increase in accounts and other receivables of $2,593,400, an increase in inventory of $172,639, a decrease in prepayments and other current assets of $238,623, a decrease in right of use of lease assets of $2,571,117, a decrease of $2,492,607 in lease liabilities and an increase in payables and other current liabilities of $2,139,259.

Net cash provided by operating activities for the six months ended March 31, 2019 was $2,057,129 which comprised of a net loss of $6,295,796, an increase in accounts and other receivables of $1,354,142, an increase in inventory of $56,202, a decrease in prepayments and other current assets of $48,689, an increase in right of use of lease assets of $100,364,013, an increase in lease liabilities of $100,862,144 and an increase in payables and other current liabilities of $9,216,449.

A decrease of $2,329,085 in net cash provided by (used in) operating activities was mainly due to a net change of right of use of lease assets and lease liabilities and an increase in payables and other current liabilities. As we sold most of our leases on July 1, 2019, cash flows generated by a net change of right of use of lease assets and lease liabilities was only $78,510 for the six months ended March 31, 2020 compared to $498,131 for the six months ended March 31, 2019. In additional, a significant decrease in cash flows generated by an increase in payables and other current liabilities mainly result from the changes of customer advances. For the six months ended March 31, 2020, customer advances witnessed a decrease of $471,750 but it experienced an increase of $5,209,509 for the six months ended March 31, 2019. Customer advances primarily comprised of tenant rental fee advances. As a result of the sale of leases, customer advances as of March 31, 2020 decreased significantly compare to that of March 31, 2019.

Investing Activities

There are no investing activities for the six months ended March 31, 2020 and 2019.

Financing Activities

Net cash used in financing activities for the six months ended March 31, 2020 was $210,733 comprising of an increase in related party receivable of $210,733.

Net cash used in financing activities for the six months ended March 31, 2019 was $2,120,501 comprising of an increase of related party receivables.

As of September 30, 2019, we had cash and cash equivalents of $499,879. In the reporting period in 2019, our primary sources of financing have been cash generated from operations.

Working capital	September 30, 2019	September 30, 2018
Total current assets	$13,280,198	$6,166,990
Total current liabilities	13,428,750	13,410,658
Working capital surplus/(deficiency)	$(148,552)	$(7,243,668)

The following table provides detailed information about our net cash flows for the years ended September 30, 2019 and 2018 in this report:

Cash Flows for the Fiscal Year Ended September 30, 2019 Compared to the Fiscal Year Ended September 30, 2018

The following summarizes the key components of our cash flows for the years ended September 30, 2019 and 2018:

	Fiscal Years Ended September 30,
	2019	2018
Net cash provided by (used in) operating activities	$2,060,765	$4,165,429
Net cash provided by (used in) investing activities	-	-
Net cash used in financing activities	(1,792,837)	(3,751,354)
Net increase in cash and cash equivalents	267,928	414,075

Operating Activities

Net cash provided by operating activities was $2,060,765 for the year ended September 30, 2019 consisting of a net income of $5,900,659, an increase in accounts and other receivables $6,027,574, a decrease in inventory of $23,583, a decrease in prepayments and other current assets of $428,054, a decrease in right of use of lease assets of $10,059,383, a decrease in lease liabilities of $10,134,274 and an increase in payables and other current liabilities of $1,810,934.

Net cash provided by operating activities was $4,165,429 for the year ended September 30, 2018 consisting of a net loss of $1,492,683, an increase in accounts and other receivables of $931,489, an increase in inventory of $48,388, an increase in prepayments and other current assets of $729,910, an increase in right of use of lease assets of $23,218,154, an increase in lease liabilities of $23,471,140 and an increase in payables and other current liabilities of $7,114,913.

Net cash provided by operating activities decreased by $2,104,664 for the year ended September 30, 2019 compared to that for the year ended September 30, 2018. Such decrease was mainly due to an increase in accounts receivable and a decrease in long term lease liabilities. For the year ended September 30, 2019, accounts receivable witnessed an increase of $4,227,952 due to a sales of contracts compared to the year ended September 30, 2018, In addition, long term lease liabilities decreased by $9,166,563 as a large portion of contracts was sold to a third party on July 1, 2019.

Investing Activities

There are no investing activities for the years ended September 30, 2019 and 2018.

Financing Activities

Net cash used in financing activities for the year ended September 30, 2019 was $1,792,837 comprising of a decrease in related party receivable of $1,792,837. Net cash used in financing activities for the year ended September 30, 2018 was $3,751,354 which was solely from a decrease in related party receivable.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Critical Accounting Policies

Basis of Presentation

The accompanying financial statements including the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the SEC and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and consolidated variable interest entities. All intercompany transactions and balances are eliminated on consolidation.

Method of Accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of Estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts Receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of televisions, air-conditioners, washers, and water heaters that are supplied to the tenants while needed. The Company applies the first in, first out cost method to its inventory.

Advances and Prepayments to Suppliers

The Company makes advance payment to suppliers and vendors for the procurement of televisions, air-conditioners, washers and water heaters. Upon physical receipt and inspection of the televisions, air-conditioners, washers and water heaters from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Equipment

Equipment with unit cost more than $2,102 (RMB 15,000) will be capitalized when incurred. Equipment with unit cost equal to or less than $2,102 (RMB 15,000) will be expensed when incurred.

Capitalized equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. We typically apply a salvage value of 0%. The estimated useful lives of the equipment are as follows:

Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in our results of operations. The costs of maintenance and repairs are recognized to expenses as incurred.

All of the equipment we have are office equipment, such as personal computers, printers, which are expensed when incurred due to the unit cost of all of the office equipment is below our fixed assets capitalization policy $2,102 (RMB 15,000).

Accounting for the Impairment of Long-lived Assets

The Company performs reviews on its long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Financial Instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Statutory Reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum, which is equal to 50% of the enterprise’s PRC registered capital.

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The functional currency of the Company’s wholly-owned subsidiary incorporated in Hong Kong S.A.R. is the United States dollars (US$). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, while its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	3/31/2020	9/30/2019	3/31/2019
Year-end RMB: US$ exchange rate	7.0876	7.1360	6.7111
Annual average RMB: US$ exchange rate	7.0111	6.8673	6.8321
Year-end HKD:US$ exchange rate	7.7525	7.7872	-
Annual average HKD:US$ exchange rate	7.7977	7.8346	-

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue Recognition

We adopted ASC 606 “Revenue Recognition,” and we apply the following five steps model in applying ASC 606:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

Rental income

Prior to December 2020, lease real property from real property owners, who are typically investors interested moderate returns with steady cash flow. We sublet the properties that we lease from the owners to tenants with the desired effect of generating a spread between our leasing cost and rental income to generate profit margins. Under the terms and conditions of the agreements that group enters into, we act as principal in the transaction because we take the risk of loss from lack of rental income if itself has leased the property as a lessee, but has not procured a tenant to fill the vacancy; accordingly, we recognize rental income using the gross method.

We enter into rental agreements with tenants. The agreements vary with regards to length and payment terms. The agreements may have a duration from one to five years; however, the most typical rental agreement carries a one-year term with options to renew each year, subject to the mutual consent of us and the tenant. The rental agreements include monthly, quarterly, semi-annually, and annually payment terms that require advance payments that recorded as liabilities until we have met the performance obligation set forth in the contract which is the provision of space to the tenant for their use. When the performance obligations are met, we record revenue using the straight-line method to its results of operations on a monthly basis. If certain rental agreements provide rent abatement for a certain period to induce the tenant to enter the agreement, that abatement is amortized over the life of the lease agreement.

Additionally. we, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in rental agreements. we have recognized the leases as operating leases. In the event that tenant terminates the lease prior to its expiration, we are entitled to the security deposits that tenants have deposited with us as early termination compensation, such termination compensation is recognize in the month that the termination transpires.

Agency income

We earn agency income by acting as intermediary between landlords and third-party suppliers and service providers. These transactions typically occur when the property to be leased to sublessee tenants requires improvements and remodeling of the property at the cost to the owner of the real property. We leverage our network and relationships to refer to interior designers and general contractors for the landlords. In these transaction, once the owner has agreed to general terms and condition set forth by the third party designers and contractors, we will collect the funds for the construction and design fees in advance from the owners, and then they will releases the funds to the contractors upon completion and inspection of the work by the designers and contractors and landlords. We typically charge a percentage of the total design and construction fees. When we hold the funds for these transactions, they are accounted for as liabilities.  Upon completion and inspection of the improvement and remodeling of the property by the designers and contractors and landlords, the remainder that we withhold as our compensation for referring the business to the service providers is recognized as revenue. The determination of whether revenues should be reported on a gross or net basis is based on our assessment of whether it is the principal or an agent in the transaction. In determining whether we are the principal or an agent, we follow the ASC 606 new accounting guidance for principal-agent considerations. Since we (i) are not the primary obligor and is not responsible for fulfilling the promise to provide improvements and remodeling of the property service, (ii) are not controlling the property or has no ability to direct the use of the property during the improvements and remodeling process, and (iii) are not responsible or liable for any warranties or defects from the design and construction work, we have concluded that we are the agent in these arrangements, and therefore report revenues on a net basis.

Revenues generated from SaaS Platform

We generate revenue through our software-as-a-service (“SaaS”) platform (“the platform”). We have entered into platform contracts with property management agents or the value-added service providers for using the platform. The platform contracts establish a cooperative relationship between us and our clients and set forward our role and responsibility for providing platform services and a fee allocation structure for various standard cooperating roles of platform services. In general, we charge a 3-5% transaction fees from our clients. Once transpired, the fees are not refundable.

The timing of revenue recognition under these platform contracts may differ from the timing of invoicing to our clients. We record deferred revenues on the consolidated balance sheets when revenues are recognized subsequent to cash collection. We do not recognize revenue prior to cash collection.

Allocation of the Transaction Price for Platform Contracts that have Multiple Performance Obligations

The platform contracts include multiple performance obligations. Judgment is required in determining whether each performance obligation is distinct. We allocate the transaction price for each transaction under the platform contracts to each performance obligation based on the estimated standalone selling prices (“SSP”) for each performance obligation within each contract.

We use judgment in determine the estimated SSP using the expected cost plus margin approach. We are unable to establish the SSP based on observable prices since the services are provided as a bundle through the platform, and We do not plan to breakdown the functions into separate modules for sale on a standalone basis in the near future. Therefore, a representative SSP is not discernible from past transactions.

i.	Revenues generated from rental property leasing transaction

Property management agents enter into leasing contracts with landlords to lease the landlord’s rental properties and sublease the rental properties to tenants through our SaaS platform. After the tenant signs rental contract with the agents using the platform, the tenant will settle their rental payments through the platform’s settlement system. These payments are withheld at a third-party payment processing service provider and distributed to the agents and us within a few days based on the agreed percentage. Our obligation regarding such transactions is fulfilled when the leasing contracts and rental contracts are executed and processed using the platform, and when the rental payments are distributed to the agents.

When the agents sign the rental contracts with the tenants through the platform and we charge the transaction fees in accordance with platform contracts for providing platform services in completing the rental transactions, we are considered as a participating agent who provides platform services to the principal agents as we are not the primary obligor for the rental contracts and does not have the right to determine the service price. Accordingly, we account for the transaction fees from these rental contracts on a net basis.

ii.	Revenues generated from value-added services transaction

Value-added service providers use the platform functionality to advertise and market their services, which may include janitorial, maintenance and repair among others to either landlords or tenants (“the users”). After the users sign service contract with the value-added service providers using the platform and upon completion of service, the users will settle their payments through the platform’s settlement system. These payments are withheld at a third-party payment processing service provider and distributed to the value-added service providers and us within a few days based on the agreed percentage. Our obligation regarding such transactions is fulfilled when the service contracts are executed using the platform, the service is completed, and the service payments are distributed to the value-added service providers.

When the value-added service providers sign the service contracts with the users through the platform and we charge the transaction fees in accordance with platform contracts for providing platform services in completing the services, we are considered as a participating agent who provides platform services to the principal agents as we are not the primary obligor for the services and does not have the right to determine the service price. Accordingly, we account for the transaction fees from these services on a net basis.

iii.	Other Revenues generated from the SaaS Platform

We also provide a series of distinct services through the platform, including customer acquisition, customer management, employee management and data analysis (“Series Services”). These Series Services are substantially the same and have same pattern of transfer to our clients. Under the guidance of ASC 606-10-25-15, these series services are identified as one performance obligation for the purpose of revenue recognition measurement. These Series Services are included in the platform and made available for the Customers during the contract period, which is typically one year. We satisfy the performance obligations on a continuous basis over the contract period through allowing our clients seamless access to the platform. Since the Series Services are provided over time, we amortize this revenue over the contract period on a monthly basis.

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet.  The Company adopted this ASU as of October 1, 2017 and elected the package of practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases.

Prior to discontinuing the rental subleasing business in December 2020, we source the apartments from landlords and sublease to residents. The impact of the adoption on October 1, 2017 increased the right-of-uses and lease liabilities by approximately $852,536 based on the present value of the future minimum rental payments of the new subleases, using an effective interest rate of 4.75%, which is determined using an incremental borrowing rate. The lease component is our right to sublease the apartments. There are no non-lease components. There are no options for us to extend or terminate or purchase the leased apartments.

We also lease offices for its own use. Upon adoption of ASU 2016-02, “Leases” (Topic 842), we recognized lease labilities of approximately $713,835, with corresponding Right-of-use (“ROU”) assets of the same amount based on the present value of the future minimum rental payments of the new leases, using an effective interest rate of 4.9%, which is determined using an incremental borrowing rate. The lease component is our right to use the offices. There are no non-lease components. There are options for us to extend the lease term, but we determined that it is reasonably certain not to exercise that option. There are no options for us to purchase the leased offices. Accounting policies as a result of the adoption of this ASU are described below.  Refer to Note 13 for additional lease disclosures.

For any new lease, we, at the inception of the contract, determine whether a contract is or contains a lease. We record right-of-use (“ROU”) assets and lease obligations for its operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. As the rate implicit in our leases is not easily determinable, our applicable incremental borrowing rate is used in calculating the present value of the sum of the lease payments.

Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that we will exercise the option. We have elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less.

For a majority of all classes of underlying assets, we adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Contract liabilities

Contract liabilities are recognized if we receive consideration in advance of performance, which is mainly in relation to the SaaS platform. We expect to recognize a significant majority of this balance as revenue over the next 12 months, and the remainder thereafter.

Advertising

All advertising costs are expensed as incurred.

Shipping and Handling

All outbound shipping and handling costs are expensed as incurred.

Research and Development

All research and development costs are expensed as incurred. Research and development expenses include salaries and other compensation-related expenses paid to our research and product development personnel while they are working on R&D projects.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to expenses as incurred.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive Income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of shareholders’ equity, except the changes in paid-in capital and distributions to shareholders due to investments by shareholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, our business, results of operations and financial condition have been and will continue to be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	We temporally closed our offices to adhere to the policy from February 2020 until April 2020, as required by relevant PRC regulatory authorities. Our offices are slowly reopening pursuant to local guidelines.

●	Some of our employees were in mandatory self-quarantine from January 2020 to April 2020.

●	During February and March 2020, at the peak of the COVID-10 pandemic, the transaction volume processed through our software decreased significantly. We modified our fee with some of our SaaS clients.

●	Some of our corporate clients, especially the household service providers were negatively impacted by the outbreak because most of their services are in person and the quarantine limited their business scope. Some of the impacted clients were able to mitigated the disruption by providing delivery services, cleaning and disinfecting services, etc.

●	As COVID-19 were contained and quarantines were listed pandemic starting in April 2020, the transactions continue to increase.

This COVID-19 outbreak has caused, and may continue to cause, companies in China, including us, to implement temporary adjustment of work schemes allowing employees to work from home. We prioritize the health and safety of our employees, and have taken various preventative and quarantine measures across the Company soon after the outbreak. As a result of the COVID-19 outbreak, our normal work schedule and results of operations may be adversely impacted, and our revenues for this period may be difficult to predict.

Our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain or treat its impact, among others.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted ASU 2016-02 on October 1, 2017 and recognize operating lease labilities with corresponding right of use (“ROU”) assets of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases with a term longer than 12 months.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, all of our revenues and substantially all of our expenses are denominated in RMB. In our consolidated financial statements, our financial information that uses RMB as the functional currency has been translated into U.S. dollars. We do not believe that we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge exposure to such risk.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. The PRC government allowed the RMB to appreciate by more than 20% against the U.S. dollar between July 2005 and July 2008. Between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow band. Since June 2010, the PRC government has allowed the RMB to appreciate slowly against the U.S. dollar, though there have been periods when the RMB has depreciated against the U.S. dollar. In particular, on August 11, 2015, the PBOC allowed the RMB to depreciate by approximately 2% against the U.S. dollar. It is difficult to predict how long the current situation may last and when and how the relationship between the RMB and the U.S. dollar may change again.

To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amounts available to us.

Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. Our market risk exposure is generally limited to those risks that arise in the normal course of business, as we do not engage in speculative, non-operating transactions, nor do we utilize financial instruments or derivative instruments for trading purposes.

Liquidity Risk

We are also exposed to liquidity risk which is risk that it we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

DESCRIPTION OF BUSINESS

Overview

We commenced our operations in China through our VIE and its subsidiaries in 2018. In July 2019, we incorporated Sancai Holding Group Ltd, an exempted company under the laws of the Cayman Islands, as our offshore holding company to facilitate financing and offshore listing. We operate our business through our consolidated VIE and its subsidiaries in China.

At inception in 2017, we focused on residential property subleasing through Sancai Real Estate Co., Ltd., a former subsidiary of our VIE. Prior to December 2020, we leased residential properties from individual property owners on a long-term basis, renovated and furnished such properties in a clean and modern manner, and rented them out to individual tenants.

As of June 30, 2019, we leased 11,434 properties from property owners. On July 1, 2019, we sold and transferred leases of 10,167 properties to City Community Service Group Co. Ltd. of Xian for a total of $18,930,293. The price was determined based on the total appraisal value provided by Guangzhou Taizhi Asset Appraisal Firm, a national registered and licensed appraisal firm in its rental property assessment report, using 10% incremental borrowing rate to discount the future cash flow of each of the rental property.

On December 10, 2020, our VIE sold 100% of the equity interest it held in one of its subsidiaries, Sancai Real Estate Co., Ltd, that operates the subleasing business to Sancai Group Co., Ltd., a former related party of the Company, for a total of RMB 22,334,228.90 (approximately US$3,416,535). The price was determined based on the appraisal value provided by Shaanxi Long Hao Real Estate Asset Appraisal Co., Limited, a national registered and licensed appraisal firm, in its report regarding the market value of the shareholder’s equity of Sancai Sancai Real Estate Co., Ltd. As a result, we have discontinued the rental property subleasing business.

During this period when we held and managed over 10,000 leases, we see the demands for and opportunities of a system that connects landlords, tenants, and service providers efficiently and combines management of internal operations and logistics with management of customers acquisition and development. We recruited a group of software engineers and invested in the development of a system that serves landlords in property rental transactions. Our operation and experience in the residential rental industry enabled us to identify challenges and implement solutions in our own software. Finally, in July 2019, we launched our Software-as-a-Service (SaaS) solutions.

Our SaaS solutions aim to serve the real estate rental industry and household service providers. Our clients include individual property owners, real estate management companies, leasing agencies, real estate agencies, apartment, decoration and renovation companies, and housekeeping and cleaning services. Customers of our clients have free access to the software to view and connect with our clients to sign documents, pay rents, report repairs, etc. Transactions initiated within the software are processed and settled through the settlement function in the software and are directly paid to our clients. Our SaaS solutions also provide a platform that connects corporate clients with each other, and with other essential business resources to facilitate their business expansion horizontally and vertically.

Our SaaS solutions allow us to expand quickly without investing heavily in real estate. The software we provide to each client uses the client’s brand name. We typically charge a fee ranging from 3% to 5% of the transaction processed through our software from corporate clients that subscribe to our services. The variation in the transaction fee depends on the transaction volume of the client. In addition, for clients who need specific functions and esthetic designed and customized in software, we charge a one-time software designing fee. We used our SaaS solutions for the properties that we leased for our sublease businesses which was discontinued in December 2020. We continue to serve these properties through our SaaS solutions.

Our SaaS solutions are powered by big data, artificial intelligence, mobile Internet and location based service (LBS) to help businesses in the household service industry improve efficiency, reduce operating costs, broaden their scope of services, and facilitate the digital upgrades. The solutions can be accessed through seven segments: customer acquisition, transaction, settlement, customer management, employee management, data analysis, and supply chain service. This moves their traditionally offline businesses online.

In addition to providing the infrastructure to facilitate transactions and to manage customers and employees, we provide customized products and solutions that help our clients enhance the efficiency of their overall operations and achieve more online.

Industry Overview

Certain information, including statistics and estimates, set forth in this section and elsewhere in this prospectus involves a number of assumptions and limitations, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus. Forecasts and other forward-looking information obtained from the sources of such information are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, as well as risks due to a variety of factors, including those described under “Risk factors” and elsewhere in this prospectus.

China’s extraordinary economic boom has gone hand-in-hand with urbanization

Urbanization is driving economic development in China. The Chinese central government has attached great importance to the urbanization plan in order to speed up the urbanization process. The percentage of the population living in urban areas was 56.1 percent in April of 2018, with a target rate of 60 percent by 2020. There is no doubt that transforming rural residents into urban residents will have a huge impact on the economic well-being for the entire country. To help alleviate the housing needs of residents, municipal governments have allocated underutilized industrial land suitable for habitation for affordable housing. The scale of China’s urbanization promises substantial new markets and investment opportunities. This will create opportunities for those cities’ properties such as residential buildings, industrial parks, and commercial facilities. If current trends hold, China’s urban population will hit the one billion mark by 2030. (Deloitte REflexions Issue 8, 2018.)

China’s Growing Residential Property Industry

China’s real estate market is an important driver of the Chinese economy and accounts for 30% of the total GDP. The market is currently one of the fastest-growing markets in the world. As prices have surged since the 2000s, setting foot into the housing market has become popular to gain wealth. According to the National Bureau of Statistics, the major cities have seen higher increases in residential house prices. This is mainly the case for first-tier and second-tier cities like Shanghai, Beijing, and Shenzhen.

The property market, especially for residential properties represents a sizeable share of China’s economic activity and has made a considerable contribution to overall economic growth. In 2018, the total market size of China’s residential property market, including property transactions and related services, has reached RMB21.5 trillion and is estimated to reach approximately RMB33.4 trillion in 2023, representing a CAGR of 9.2%.

As we live in a digital age today, forty-four percent (44%) people looked for properties online first in 2018. The common method people used to find a real estate agent back in 1980s was through references by friends, neighbors and relatives. While nowadays people initiated the process online first and over ninety percent (90%) of real estate firms have their own websites. (Real Estate in a Digital Age 2018 Report by National Association of Realtors https://www.nar.realtor/sites/default/files/documents/2018-real-estate-in-a-digital-world-12-12-2018.pdf) Our real estate E-commerce platform is innovative no matter in China or in a world-wide range with the rapid growth and application of mobile Internet and intelligence analysis.

Key growth drivers of residential property market in China include:

●	Increasing urbanization rate: As a result of the rapid development of the Chinese economy, there is a large amount of population move into the city and town form the rural area in the next several decades. This will definitely make the housing what a basic element of human lives become relatively scare and provide a huge market for the residential real estate industry.

●	Growing disposable income: Rising middle-class income and the anomaly of a one-child policy have generated more disposable income. High economic growth across diverse sectors created employment opportunities attracting talent from across the country. The fundamentals of rising population, income and employment sustained over two decades created real demand that powered housing prices to grow more than 600% in these cities.

Key Challenges of the Real Estate Rental and Leasing Market and Household Service Market

Lack of marketing channel to maintain and promote business: Small and medium-sized household service businesses often market through word of mouth. Lack of an affordable, reliable and systematic platform makes it difficult for potential customers to learn about their brand and services and for the businesses to maintain existing customers, leaving the revenue unstable.

Insufficient information and tools to increase efficiency: Small and medium-sized real estate rental and leasing services businesses operate at very low efficiency due to limited and inefficient matching between resources and prospective customers. This results in slow revenue growth and high employee turnover. Furthermore, lack of financial resources also prevents small and medium-sized businesses from effectively using technology to increase efficiency and compete effectively.

Rise of SaaS in China

The SaaS industry in China started around 2004-2005 and is still a relatively new concept to most traditional enterprises, especially small and medium-sized enterprises. China’s SaaS industry is in a rapid growth stage. With the explosive growth in recent years, according to the iimedia Research Group’s and IDC China’s industry report, the market size is expected to grow to 25.34 billion yuan in 2020 and more than 32 billion yuan in 2021. With the changes in the macro environment, business models of enterprises are constantly changing, such as the rapid emergence such as short video and live streaming e-commerce. Various industries see the need to realize digital transformation through more professional services, which promotes the continuous expansion of SaaS industry.

Rise of Online Platform integrating the Real Estate Rental and Leasing Market and Household Service Market

Empowered by property technologies that utilize cloud, big data, and AI, online platform that connect the real estate rental and leasing industry and household service industry enables businesses to acquire information online and provides business opportunities and transaction tools to each other. Also, these platforms are in the midst of revolutionizing traditional real estate rental and leasing market to support technology-empowered transaction experience for both businesses and their customers. Through the network effects and efficiency improvement it creates, online platform will ultimately solve the challenges and obstacles in growing a traditional business.

Our Solutions

●	Software as a Service. Our SaaS solutions is a one-stop shop that allows users to manage their operations, employees, and customers in one system. We help reduce manual errors, lower operating expenses, and improve efficiency.

●	Software as a Solution. Our SaaS solutions utilize big data compiled during our course of business and artificial intelligence analysis. The system prioritizes and recommends the most efficient option for the users. Our SaaS solutions also function as a platform for users to connect and build business relationships.

●	Software as a Standard. We have produced a standardized set of documents, information and algorism that is applicable and highly adaptable to most clients. The system can also be customized to suit different industries and specific needs.

Our Business Strategies

We aim to maintain and strengthen our position in China. We intend to focus on the following key strategies in pursuit of our goal:

●	attract and retain more clients and improve their performance;

●	continue to expand our reach by helping clients grow their business;

●	diversify and expand our value-added product and service offerings;

●	pursue selective acquisition and partnership;

●	continue to innovate, upgrade our technology and enhance our database, as well as attract more property listings; and

●	attract, retain and motivate talent.

Our Competitive Strengths

●	Extensive and integrated real estate solutions. Our clients operate in 26 cities across China. During January 2020, there were 1,798 new properties listed and 1,846 properties rented through our platform. During February 2020, there were 276 new properties listed and 1,270 properties rented through our platform. During March 2020, there were 5,466 new properties listed and 2,742 properties rented through our platform. During April 2020, there were 7,845 new properties listed and 5,210 properties rented through our platform. During May 2020, there were 6,185 new properties listed and 7,947 properties rented through our platform.

●	Access to more opportunities with other marketplace participants. Our platform connects household service providers with other marketplace participants including landlords and tenants. This add value to landlords and tenants and provides a source of revenue for the household service providers.

●	Increased customer satisfaction. We listen to our users’ feedbacks and continue to develop and improve our software to help clients grow their online business with integrated tools and services to execute transactions and source clients

●	Unique Competitive Position with Differentiated Business Model. Our SaaS solutions help traditional enterprises digitalize. We build our solutions based on people, finance and products, the three pillars of operation and help enterprises improve efficiency, reduce costs, broaden the scope of services, and realize the digital upgrade of traditional enterprises with mobility, streamlining, standardization and digitization.

●	Multiple Avenues to Drive Strong Long-Term Growth. We have our own sales team and work with business partners facilitate business development.

●	Highly Experienced and Incentivized Management Team. Our management team are consisted of talents from different background, all passionate about and experienced with the industry. We are able to achieve our goals quickly and efficiently with the leadership of the resourceful management team.

Our Challenges

Our ability to realize our mission and execute our strategies is subject to risks and uncertainties, including the following:

●	our ability to continue to attract new and retain existing clients and other market participants using our website and mobile applications;

●	our ability to successful develop, deploy and market new products and services;

●	our ability to protect our intellectual property and proprietary rights;

●	our ability to compete successfully with current and future competitors;

●	our directors, officers and principal shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders; and

●	fluctuations in the PRC real estate industry, its overall economic growth and government measures aimed at China’s real estate industry and our ability to adapt our business to fluctuations in the real estate market.

Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Our Products and Services

SaaS Solutions

We provide enterprise resource planning software and a vibrant ecosystem and self-reinforcing platform for landlords, property management agents, real estate brokers and household service providers, that simplifies and automates complex back-office operations. We introduced SaaS services in July 2019. We mainly market our SaaS system to landlords, property management agents and leasing companies, and household service providers such as maintenance, cleaning and furnishing. We typically charge these corporate clients a transaction fee ranging from 3% to 5% of the transactions processed through the software from corporate clients that subscribe to our service. The variation in transaction fee depends on the transaction volume of the client. In addition, for clients who need specific functions and esthetic designed and customized in software, we charge a one-time software designing fee.

We have a limited operating history in the software-as-a-service (SaaS) industry. All of our revenues for the fiscal year ended September 30, 2018 and six month period ended March 31, 2019 and primarily for the fiscal year ended September 30, 2019 and six month period ended March 31, 2020, was driven by our rental property subleasing business, which has been discontinued in December 2020, compared to our SaaS Services which did not become active until July 2019. Revenue from SaaS accounted for approximately 4.2% of the total revenue for the fiscal year ended September 30, 2019, and 38.2% of the total revenue for the six months ended March 31, 2020. See “Risk Factors – Risks Related to Our Business and Industry – We have a limited operating history in a competitive and rapidly evolving industry; it may be difficult to evaluate our prospects, and we may not be able to effectively manage our growth.”

Users and Marketplace Participants

Our products and services are centered around corporate clients that are in the real estate industry or are engaged in providing household services. These corporate clients are the main market participants using our SaaS system and building the platform. We had 2 corporate clients as of September 30, 2019, 98 corporate clients as of March 31, 2020, and 149 corporate clients as of September 30, 2020.

These corporate clients grant access to our software to their customers. For example, a leasing company can deliver a lease through the software to its customer to e-sign and the tenant can pay rent and report maintenance issues through the software. Therefore, the employees and customers of these corporate clients who have used our SaaS system by creating accounts and logging in are end users of our software. Our software is free to use for the customers of our corporate clients. Among these end users, we define those who have initiated transactions and made payment to our clients via our software as active users. While the number of corporate clients we have may not change much over the year, the end users have been increasing steadily due to the growth of our corporate clients. Our software allows active users to pay for rental, maintenance, cleaning and any other services our clients provide.

●	As of September 30, 2019, we had 44,127 end users, of which 8,625 were employees of our clients and 39,742 were customers of our clients (the latter includes 16,407 active users).

●	As of March 31, 2020, we had 109,941 end users, of which 16,620 were employees of our clients and 99,349 were customers of our clients (the latter includes 38,044 active users).

●	As of September 30, 2020, we had 255,819 end users, of which 42,173 were employees of our clients and 213,646 were customers of our clients (the latter includes 111,615 active users).

During the periods below, we processed property rental transactions through our software, not including the transactions from our own rental property subleasing business, in the amount of:

●	$26,100,903 (RMB 179,242,731) from the launch of our SaaS services in July 2019 to September 30, 2019,

●	$41,110,021 (RMB 288,226,466) for the three months ended December 31, 2019,

●	$25,945,042 (RMB 181,903,283) for the three months ended March 31, 2020, and

●	$79,992,324 (RMB 560,834,185) for the three months ended June 30, 2020.

Real Estate Businesses

Landlords, real estate agencies and property management companies are our main clients. Our SaaS solutions allow them to manage customers, transactions, employees, business relationships in one system. Currently, we mainly serve small- to medium-sized businesses. Because of the transaction efficiency achieved through the SaaS solutions, we continue to attract new businesses to use our software. We charge our real estate business clients a 3% to 5% transaction fee based on the transactions processed through the platform and, if applicable, a one-time software designing fee.

Other Services Providers

We continue to expand our partnership with other household services providers to further enhance our ecosystem and add value to the main participants of our platform. For example, users can find decoration and renovation companies, cleaning and maintenance services, and maternity and childcare agencies on our platform. We charge the household service providers a 3% to 5% transaction fee based on the transactions processed through the platform and, if applicable, a one-time software designing fee.

Renters and other end users

We continue to acquire end users through our corporate clients. Our software is free to use the customers of our corporate clients.

Availability and Adaptability

●	Our website

Our main website, www.sancaijia.com, is one of the ways that potential market participants can apply to list their properties or businesses on our platform. Once we receive an application, a customer service representative will reach out to verify identity, business license, ownership, and other information,

●	“SanCaiJia” mobile application

Our mobile application provides users with access to our system on the go. Corporate clients can manage business development, contracts, accounting and other customized contents through the mobile application. Renters can review leases, pay rent, contact landlord, and gain access to other customized services using the mobile application.

●	WeChat Official Account

We maintain an official account “Sancaijia” on WeChat, through which we promote our brand and services and interact with users to provide customer services and collect feedback.

Customization

Our customers for our SaaS system are corporate clients in the real estate related industries, such as development, brokerage, leasing, furnishing, and household services. We have seven customizable segments to adapt to each customer’s specific need for their operation. The SaaS system provides great depth and breadth of functionality and effectively manage manages clients’ business data, communications, operations and other business processes. As a result, clients will be able to better use of resources, lower cost of operations, easier document handling, less processing time as well as higher logistics and compliance connectivity and efficiency.

Through our enterprise resource planning software, corporate clients can see their employees’ schedules and workloads, track progress in every transaction and allocate resource to different projects as necessary. Corporate clients can use our standardized lease or upload their own contracts for renters to view and sign through our software. Invoices will be automatically generated online so that the records are clear for the renters as well as the businesses.

The seven segments are explained in more details below:

1.	Customer Acquisition

The customer acquisition system provides multiple customer acquisition channels, including owner entrustment, value-added services, and business referral, that serve property owners, tenants, merchants and service providers, apartment buildings and real estate brokers.

●	Owner entrustment: Property owners can submit applications via our mobile APP to look for renters through our platform. As an important part of the reviewing process, we verify the identity of the property owner and ownership of the property and make sure that the description accurately describes the property.

●	Value-added services: Real estate agents, household related service providers, and other merchants and agencies can also submit applications via our mobile APP to look for customers through our platform. We verify the identities and business of the merchant and service providers.

●	Business referral: We create a unique QR code for each merchant and each of its salespersons. The QR code includes information such as number of transactions and revenue. Users can easily refer business to each other and connect using the QR code, which improve the efficiency of business to acquire customers.

2.	Settlement

The settlement system provides services such as virtual wallet, payment capabilities, order management, and fund settlement.

●	Record and process payment: Users can make payments, such as rent, cleaning fees, maintenance costs, decoration costs, etc., on our mobile APP. The platform supports various payment methods: WeChat Pay, Alipay, and bank cards. These payments are protected by third-party payment systems, which only release funds according to the terms agreed upon by all parties to the transaction.

●	Multi-account management: Merchants can set up accounts for different products and services so that sales revenues are automatically categorized into the relevant account.

●	Virtual Wallet: Merchants and users can set up virtual wallets. Payments are automatically credited to or debited from in virtual wallets. Users can add bank cards to the virtual wallets.

3.	Customer Management

Customers are classified into three categories: contracted customers, customers filings, and customer pool. Identifying the prospects of different customer makes information collection, management and follow-ups more efficient and expedites growth of the business.

●	Contracted customers: Information about existing, potential and past customers is recorded and can be viewed on our mobile APP and PC terminal, providing fast retrieval and data export on transaction history and status of contracts.

●	Customers filing: In order to avoid repetitive efforts and increase collaboration, a merchant can enable its salespersons to “tag” potential customers that they are working in a filing system and take responsibility to follow through with those potential customers. In this way, the salesperson and the employer can see, review, and monitor the customer relationships.

●	Customer pool: If a potential customer registered in the filing system does not sign a contract within a predesignated period of time, that customer will be put back into the customer pool. This encourages fair competition and ensures a fair distribution of resources.

4.	Employee Management

Merchants can store employee information, set up access permissions, and complete employee onboarding and turnover procedures, allowing merchants to customize the system with up to 260 subletting for up to 1,000 employees based on the need of each merchant.

●	Employee management: Employer can view each employee’s current projects and transaction history, which allows employer to efficiently assign resource. It also motivates employees and provides support for employee evaluation.

●	Access authorization: Employers can create multi-level organizational structures and customize access to information and authorization to certain transactions to different employees.

5.	Transaction

The transaction system provides solutions for housing search, lease signing, deposit collection and return, rent collection, and other related services.

●	House searching: House searching in our system can be refined by various conditions, determined by the landlords, such as whole apartment/house or shared apartment/house, long-term or short-term, location, square meterage, and price range etc.

●	Lease signing: Once a tenant is identified, we work with third parties to verify tenant’s identity. Our system then creates standard lease with customization of terms predetermined by the landlord. Tenants can sign the lease electronically both via our PC terminal or mobile APP. Once a lease is signed, our system will automatically generate bills to the tenants and notify landlords of receipt of rent payments.

●	Membership: We offer memberships to our users and provide discounts to loyal members that can be used to deduct rent apartment/house on our platform.

●	Smart Lock: We purchase smart door locks directly from manufacturer at a discounted price and sell them to our customers. Smart lock eliminates the need to change lock every time a tenant moves out. In turn, our customers just need to reset password in our system.

6.	Data Analysis

We compile and organize the data we collect in our business. These data help us better understand our client and their customers need. Sorted through our proprietary algorithm, we use these data to provide feedback to our client. Clients can use the data to predict trends and in turn help them improve their management and operation.

7.	Supply Chain

We plan to work with household related service provide to provide housekeeping, cleaning and maintenance to our users. These merchants will have access to all the functions described in the previous segments. Having these merchants on our integrated platform bring lifestyle value to landlords and tenants can bring more customers to the other merchants on the platform.

Additionally, because the SaaS system allows the corporate clients to reach their customers and other businesses directly, we facilitate real estate and other household service transactions on our platform by connecting corporate clients with each other. The value-added services further facilitate transactions and thus contribute to the overall transaction volume through our platform. For example, through our mobile app, renters can pay rents, report repairs with the landlords, and find third-party cleaning services. Prices of all third-party services are published, making price more transparent and transactions faster and easier.

Distribution of Smart Locks

Leveraging our resources and experience in the real estate markets and industry, we are also engaged in the distribution of smart locks for residential properties and offices starting in late 2019. We purchase smart locks to our corporate clients that subscribe to our SaaS solutions. The large amount of smart locks we purchase allows us to negotiate a lower price for our corporate clients. The smart locks are installed by our supplier and are connected to our software so that our corporate clients can control the locks remotely. Revenue from distribution of smart locks accounted for approximately 27.6% of the total revenue for the six months ended March 31, 2020.

Discontinued Business - Rental Property Subleasing

Prior to December 2020, we leased residential properties from individual property owners on a long-term basis, renovated and furnished such properties in a clean and modern manner, and rented them out to individual tenants.

As of June 30, 2019, we had leased an aggregate of 11,434 properties from property owners. On July 1, 2019, we sold and transferred leases of 10,167 properties to City Community Service Group Co. Ltd. of Xian for a total of $18,930,293. The price was determined based on the total appraisal value provided by Guangzhou Taizhi Asset Appraisal Firm, a national registered and licensed appraisal firm in its rental property assessment report, using 10% incremental borrowing rate to discount the future cash flow of each of the rental property. As a result of the assignment, we held 1,267 leases as of the date of this prospectus.

Revenue from rental property subleasing accounted for approximately 31.5% of the total revenue for the fiscal year ended September 30, 2018, 81.5% of the total revenue for the fiscal year ended September 30, 2019, and 34.1% of the total revenue for the six months ended March 31, 2020.

On December 10, 2020, our VIE entered into an equity transfer agreement, and executed a supplementary agreement on December 28, 2020, to sell 100% of the equity interest it held in one of its subsidiaries, Sancai Real Estate Co., Ltd that operates the subleasing business to Sancai Group Co., Ltd., a former related party of the Company, for a total of RMB 22,334,228.90 (approximately US$3,416,535). The price was determined based on the appraisal value provided by Shaanxi Long Hao Real Estate Asset Appraisal Co., Limited, a national registered and licensed appraisal firm, in its report regarding the market value of the shareholder’s equity of Sancai Real Estate Co., Ltd. As a result, we have discontinued the rental property subleasing business.

Because we discontinued the rental property subleasing business in December 2020, historical results are not necessarily indicative of the results that may be expected for any future period.

Sales and Marketing

Before the launch of our SaaS solutions, we invest in advertising and promotion of our residential subleasing business. As we shift our focus to SaaS solutions, our marketing strategy changed from business-to-consumer (B2C) marketing to business-to-business (B2B) marketing. We currently rely on our client network for referral and have not relied heavily on advertising. Our sales personnel are responsible for engaging with landlords and real estate management agents and marketing our products and services. We plan to build a sales and marketing team that is consisted of experienced personnel in information technology, real estate and finance industries. We also plan to invite local agents to become franchise partners, who will promote our business model to other local agents for a share of fees, in order for us to broaden our reach into lower-tier cities while maintaining our asset-light structure.

Employees

We had 82 full-time employees as of the date of this prospectus. The following table sets forth a breakdown of our employees by function as of the date of this prospectus.

	Number of employees	% of total
Products design and development	36	44%
Sales and marketing	8	10%
Customer service and operation	23	28%
Management and administration	15	18%

Total	82	100.0%

Our success depends on our ability to attract, retain and motivate qualified personnel. We offer competitive salaries and encourage a corporate culture of passion and innovation.

We enter into standard contracts and agreements regarding confidentiality, intellectual property, employment, and commercial ethics policies with most of our executive officers, managers and core employees.

Under PRC law, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, unemployment insurance, work-related injury insurance, medical insurance and housing insurance. We are required under PRC law to make contributions from time to time to employee benefit plans for our PRC-based full-time employees at specified percentages of the salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by the local governments in China.

None of our employees are represented by labor unions. We believe that we maintain a good working relationship with our employees and we have not experienced any significant labor disputes.

Intellectual Property

We regard our intellectual property rights as critical to our operations. We rely on a combination of copyrights, patents and trademarks laws to protect our intellectual property. As of the date of this prospectus, we have 1 registered trademark, 2 registered patents and 20 registered software copyrights in China. We are licensed to use 33 trademarks, 3 copyrights of works and 6 software copyrights in China. We are in the process of registering the transfer of 31 licensed trademarks and 9 licensed copyrights to us.

All of our trademarks, copyrights, patents and domain names are owned by our VIE and its subsidiaries, for the purpose of maintaining and renewing their operating licenses as required by relevant PRC government authorities.

We implement comprehensive measures to protect our intellectual property in addition to making trademark and patent registration applications. Our key measures to protect our intellectual property include: (i) trademark searches prior to the launch of our new products; (ii) timely registration and filing with relevant authorities and application of intellectual property rights for our significant technologies; and (iii) overall source code protection of proprietary information.

Properties

Our headquarter is located in Xi’an, Shaanxi Province, China. Our operations, including for products design and development, operations, sales and marketing and general and administration, are located at our headquarter. We have marketing, communication and business development personnel at our office in Shanghai. These leases vary in duration from 1 year to 10 years. We believe that our facilities are adequate to meet our needs for the immediate future. The following table sets forth the leases term and monthly rent for our main offices.

Lease Term	Address	Space (square meters)	Monthly Rent
November 1, 2019 to October 31, 2029	No. 6 Fengcheng Second Road, 4th Floor, Xi’an Economic and Technological Development Zone, Xi’an, Shaanxi, China	1,490	RMB 89,400 (US$12,508)
October 21, 2019 to October 20, 2021	Suite B716, Building A,1439 Wuzhong Road, Shanghai, China	27	RMB 7,400 (US$1,035)

Legal Proceedings

Sancaijia, our VIE, and subsidiaries of our VIE are subject to various legal proceedings and claims, including employment disputes, contractual disputes and other commercial disputes, including as described below. Although it is not feasible to predict the outcome of these matters, we believes, unless otherwise indicated below, given the information currently available, that their ultimate resolution will not have a material adverse effect on its financial condition, results of operations and cash flows.

Regulations

We operate in an increasingly complex legal and regulatory environment. We are subject to a variety of PRC and foreign laws, rules and regulations across numerous aspects of our business. This section sets forth a summary of the principal PRC laws, judicial interpretations, rules and regulations relevant to our business and operations in the PRC.

Regulations Relating to Foreign Investment

The Guidance Catalogue of Industries for Foreign Investment

Investment activities in the PRC by foreign investors are subject to the Catalogue for the Guidance of Foreign Investment Industry, or the Catalogue, which was promulgated and is amended from time to time by the MOFCOM and the NDRC. The Foreign Investment Catalogue which was promulgated jointly by MOFCOM and the NDRC, on June 28, 2017 and became effective on July 28, 2017, classifies industries into three categories with regard to foreign investment: (1) “encouraged,” (2) “restricted,” and (3) “prohibited.” The latter two categories are included in a negative list, which was first introduced into the Foreign Investment Catalog in 2017 and specified the restrictive measures for the entry of foreign investment.

On June 28, 2018, MOFCOM and NDRC jointly promulgated the Special Administrative Measures (Negative List) for Foreign Investment Access, or the Negative List (Edition 2018), which replaced the negative list attached to the Foreign Investment Catalogue in 2017. On June 30, 2019, MOFCOM and NDRC jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access, or the Negative List (Edition 2019), which replaced the Negative List (Edition 2018), and the Catalogue of Industries for Encouraging Foreign Investment (Edition 2019), or the Encouraging Catalogue (Edition 2019), which replaced the encouraged list attached to the Foreign Investment Catalogue in 2017. The latest version of the Negative List (Edition 2020) was issued on June 23, 2020, which took effect on July 23, 2020 and superseded the previous lists.

The Encouraging Catalogue (Edition 2019) effective on July 30, 2019, is divided into two parts, namely the Nationwide Catalogue of Encouraged Industries for Foreign Investment and the Catalogue of Priority Industries for Foreign Investment in Central and Western China. The Nationwide Catalogue of Encouraged Industries for Foreign Investment lists a total of 415 industry sectors that encourage foreign investments; the Catalogue of Priority Industries for Foreign Investment in Central and Western China lists industry sectors that each province and city wish to introduce.

Pursuant to the Negative List (Edition 2020) effective on July 23, 2020, any industry that is not listed in any of the restricted or prohibited categories is classified as a permitted industry for foreign investment. Establishment of wholly foreign-owned enterprises is generally allowed for industries outside of the Negative List. For the restricted industries within the Negative List, some are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. Industries not listed in the Negative List are generally open to foreign investment unless specifically restricted by other PRC regulations. In addition, restricted category projects are subject to higher-level government approvals and certain special requirements. Foreign investors are not allowed to invest in industries in the prohibited category. The provision of value-added telecommunications services falls in the restricted category under the Special Administrative Measures and the percentage of foreign ownership cannot exceed 50% (except for e-commerce).

The Administrative Provisions on Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations, are the key regulations for foreign direct investment in telecommunications companies in China. The FITE Regulations stipulate that the foreign investor of a telecommunications enterprise is prohibited from holding more than 50% of the equity interest in a foreign-invested enterprise, or the FIE, that provides value-added telecommunications services. In addition, the main foreign investor who invests in a value-added telecommunications enterprise in China must demonstrate a positive track record and experience in providing such services. Moreover, foreign investors that meet these qualification requirements that intend to invest in or establish a value-added telecommunications enterprise operating the value-added telecommunications business must obtain approvals from the Ministry of Industry and Information Technology, or the MIIT, and MOFCOM, or their authorized local counterparts, which retain considerable discretion in granting approvals.

On July 13, 2006, the MIIT issued the Circular on Strengthening the Administration of Foreign Investment in Value-added Telecommunications Services, or the MIIT Circular 2006, which requires that (i) foreign investors can only operate a telecommunications business in China through establishing a telecommunications enterprise with a valid telecommunications business operation license; (ii) domestic license holders are prohibited from leasing, transferring or selling telecommunications business operation licenses to foreign investors in any form, or providing any resource, sites or facilities to foreign investors to facilitate the unlicensed operation of telecommunications business in China; (iii) value-added telecommunications services providers or their shareholders must directly own the domain names and registered trademarks they use in their daily operations; (iv) each value-added telecommunications services provider must have the necessary facilities for its approved business operations and maintain such facilities in the geographic regions covered by its license; and (v) all value-added telecommunications services providers should improve network and information security, enact relevant information safety administration regulations and set up emergency plans to ensure network and information safety. The provincial communications administration bureaus, as local authorities in charge of regulating telecommunications services, may revoke the value-added telecommunications business operation licenses of those who fail to comply with the above requirements or fail to rectify such noncompliance within specified time limits.

To comply with the above foreign investment restrictions, we operate our value-added telecommunications services in China through Sancaijia Co., Ltd., our VIE. However, there remain substantial uncertainties with respect to the interpretation and application of existing or future PRC laws and regulations on foreign investment. See “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government deems that the contractual arrangements in relation to Sancaijia, our consolidated variable interest entity, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.”

In October 2016, the MOFCOM issued the Interim Measures for Record-filing Administration of the Establishment and Change of Foreign-invested Enterprises or FIE Record-filing Interim Measures, which was revised in June 2018. Pursuant to FIE Record-filing Interim Measures, the establishment and change of FIE are subject to record-filing procedures, instead of prior approval requirements, provided that the establishment or change does not involve special entry administration measures. If the establishment or change of FIE matters involves the special entry administration measures, the approval of the MOFCOM or its local counterparts is still required. Pursuant to the Announcement [2016] No. 22 of the NDRC and the MOFCOM dated October 8, 2016, the special entry administration measures for foreign investment apply to restricted and prohibited categories specified in the Catalogue, and the encouraged categories are subject to certain requirements relating to equity ownership and senior management under the special entry administration measures.

The Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced three existing laws on foreign investments in China, namely, the PRC Sino-foreign Equity Joint Venture Law, the PRC Sino-foreign Cooperative Joint Venture Law and the PRC Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the Regulation on the Implementation of the Foreign Investment Law of the People’s Republic of China, was issued by the State Council and came into force on January 1, 2020. The form of organization, organizational structures and activities of foreign-invested enterprises shall be governed, among others, by the PRC Company Law and the PRC Partnership Enterprise Law. Foreign-invested enterprises established before the implementation of the Foreign Investment Law may retain the original business organization and so on within five years after the implementation of this law. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in China. The Foreign Investment Law establishes the basic framework for the access to, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

According to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within China; (ii) a foreign investor acquires stock shares, equity shares, shares in assets, or other like rights and interests of an enterprise within China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

According to the Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list.” The Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If a foreign investor is found to invest in any prohibited industry in the “negative list,” such foreign investor may be required to, among other aspects, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit and have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the “negative list,” the relevant competent department shall order the foreign investor to make corrections and take necessary measures to meet the requirements of the special administrative measure for restrictive access. On June 30, 2019, MOFCOM and NDRC jointly issued the Negative List (Edition 2019). The latest version of the Negative List (Edition 2020) was issued on June 23, 2020, which took effect on July 23, 2020 and superseded the previous lists. See “Regulations — Regulations relating to Foreign Investment-The Guidance Catalogue of Industries for Foreign Investment.”

Besides, the PRC government will establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security.

Furthermore, the Foreign Investment Law provides that foreign invested enterprises established according to the existing laws regulating foreign investment before the implementation of the Foreign Investment Law may maintain their structure and corporate governance within five years after the implementing of the Foreign Investment Law.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in the PRC, including, among others, that a foreign investor may freely transfer into or out of China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within China; local governments shall abide by their commitments to the foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Company Law

Pursuant to the PRC Company Law, promulgated by the Standing Committee of the National People’s Congress (the “SCNPC”) on December, 29 1993, effective as of July 1, 1994, and as revised on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018, the establishment, operation and management of corporate entities in the PRC are governed by the PRC Company Law. The PRC Company Law defines two types of companies: limited liability companies and companies limited by shares.

Our PRC subsidiary is a limited liability company. Unless otherwise stipulated in the related laws on foreign investment, foreign invested companies are also required to comply with the provisions of the PRC Company Law.

Regulations Relating to Value-Added Telecommunication Services

On September 25, 2000, the State Council issued the PRC Regulations on Telecommunications, or the Telecom Regulations, as last amended on February 6, 2016, to regulate telecommunications activities in China. Among all of the applicable laws and regulations, the Telecom Regulations, promulgated is the primary governing law, and sets out the general framework for the provision of telecommunications services by domestic PRC companies. The Telecom Regulations divided the telecommunications services into two categories, namely “infrastructure telecommunications services” and “value-added telecommunications services.” Pursuant to the Telecom Regulations, operators of value-added telecommunications services, or VATS, must first obtain a Value-added Telecommunications Business Operating License, or VATS License, from the MIIT, or its provincial level counterparts. If operating telecommunications business without authorization or beyond one’s scope of business, the State Council’s department in charge of the information industry or the telecommunications administration authority of the province, autonomous region or municipality directly under the central government shall ex officio order rectification of the matter, confiscate the illegal income and impose a fine of not less than three times and not more than five times the illegal income; if there is no illegal income or if the illegal income is less than CNY50,000, it shall impose a fine of not less than CNY100,000 and not more than CNY1 million; if the case is serious, it shall order the perpetrator to suspend operations and undergo rectification.

The Classified Catalog of Telecommunications Services (2015 Version), or the 2015 MIIT Catalog, defines information services as “the information services provided for users through public communications networks or internet by means of information gathering, development, processing and the construction of the information platform.” Moreover, information services continue to be classified as a category of VATS and are clarified to include information release and delivery services, information search and query services, information community platform services, information real-time interactive services, and information protection and processing services under the 2015 MIIT Catalog.

The Administrative Measures on Internet Information Services, or ICP Measures, which was promulgated by the State Council in September 2000 and most recently amended on January 8, 2011, set forth more specific rules on the provision of internet information services. According to ICP Measures, any company that engages in the provision of commercial internet information services shall obtain a sub-category VATS License for Internet Information Services, or ICP License, from the relevant government authorities before providing any commercial internet information services within the PRC. Pursuant to the above-mentioned regulations, “commercial internet information services” generally refer to provision of specific information content, online advertising, web page construction and other online application services through internet for profit making purpose.

The Administrative Measures on Licensing of Telecommunications Business, or the Licenses Measures, issued on March 1, 2009 and most recently amended on July 3, 2017, which set forth more specific provisions regarding the types of licenses required to operate VATS, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of VATS must first obtain a VATS License from MIIT or its provincial level counterparts, otherwise such operator might be subject to sanctions including corrective orders and warnings from the competent administration authority, fines and confiscation of illegal gains and, in the case of significant infringements, the related websites may be ordered to close.

Under the Licenses Measures, where telecommunications operators change the name, legal representative or registered capital within the validity period of their operating licenses, they shall file an application for update of the operating license to the original issuing authority within 30 days after completing the administration for industry and commerce. Those fail to comply with the procedure may be ordered to make rectifications, issued a warning or imposed a fine of RMB5,000 to RMB30,000 by the relevant telecommunications administrations.

The Circular on Strengthening the Administration of Foreign Investment in and Operation of Value-added Telecommunications Business, issued by the MITT in July 2006, requires foreign investors to set up foreign-invested enterprises and obtain a license for value-added telecommunications services. It prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license.  The MIIT or its provincial counterpart has the power to require corrective actions after discovering any non-compliance by operators, and where operators fail to take those steps, the MIIT or its provincial counterpart can revoke the value-added telecommunications services license.

We engage in business activities that are VATS as defined in the Telecom Regulations and the Catalog. To comply with the relevant laws and regulations, our VIE has obtained the ICP and EDI licenses on August 10, 2020.

Regulations on Internet Information Services

On September 25, 2000, the State Council promulgated the Administrative Measures on Internet Information Services, or the Internet Measures, which was later amended in January 8, 2011. Under the Internet Measures, a value-added telecommunications license shall be obtained before conducting profitable internet information services in the PRC, and a filing requirement shall be satisfied before conducting non-profitable internet information service. The provision of information services through mobile apps is subject to the PRC laws and regulations governing Internet information services.

The content of the internet information is highly regulated in China and pursuant to the Internet Measures, the PRC government may shut down the websites of internet information providers and revoke their value-added telecommunications licenses (for profitable Internet information services) if they produce, reproduce, disseminate or broadcast internet content that contains content that is prohibited by law or administrative regulations. Internet information services operators are also required to monitor their websites. They may not post or disseminate any content that falls within the prohibited categories, and must remove any such content from their websites, save the relevant records and make a report to the relevant governmental authorities. The PRC government may require corrective actions to address non-compliance by ICP license holders or revoke their ICP license for serious violations. In addition, as the internet information service providers, under the PRC Tort Liability Law, which became effective in July 2010, they shall bear tortious liabilities in the event they infringe upon other person’s rights and interests due to providing wrong or inaccurate content through the internet. Where an internet service provider conducts tortious acts through internet services, the infringed person has the right to request the internet service provider take necessary actions such as deleting contents, screening and de-linking. Failing to take necessary actions after being informed, the internet service provider will be subject to its liabilities with regard to the additional damages incurred. Where an internet service provider knows that an internet user is infringing upon other persons’ rights and interests through its internet service but fails to take necessary actions, it is jointly and severally liable with the internet user.

Regulations on Mobile Internet Applications

On June 28, 2016, the State Internet Information Office promulgated the Administrative Provisions on Mobile Internet Application Information Services, or the Mobile Application Administrative Provisions, which became effective on August 1, 2016. Pursuant to the Mobile Application Administrative Provisions, a mobile internet app refers to an app software that runs on mobile smart devices providing information services after being pre-installed, downloaded or embedded through other means. Mobile internet app providers refer to the owners or operators of mobile internet apps.

Pursuant to the Mobile Application Administrative Provisions, a mobile internet app provider shall obtain the relevant qualifications as required by laws and regulations, strictly implement their information security management responsibilities, and carry out the duties including to establish and complete user information security protection mechanism, to establish and complete information content inspection and management mechanisms, to protect users’ right to know the right to choose in the process of usage, and to record users’ daily information and preserve it for sixty (60) days.

Furthermore, a mobile internet app provider shall authenticate the identity information of the registered users including their mobile telephone number and other identity information under the principle that mandatory real name registration at the back-office end, and voluntary real name display at the front-office end and must not enable functions that can collect a user’s geographical location information, access user’s contact list, activate the camera or recorder of the user’s mobile smart device or other functions irrelevant to its services, nor is it allowed to conduct bundle installations of irrelevant app programs, unless it has clearly indicated to the user and obtained the user’s consent on such functions and app programs. If an app provider violates the regulations, the internet app store service provider must take measures to stop the violations, including giving a warning, suspension of release, withdrawal of the app from the platform, keeping a record of the incident and reporting the incident to the relevant governmental authorities.

Under the Interim Measures on the Administration of Pre-Installation and Distribution of Applications for Mobile Smart Terminals, which took effect on July 1, 2017, the internet information service provider is also required to ensure that an app, as well as its ancillary resource files, configuration files and user data, can be conveniently uninstalled by its users, unless it is a basic function software (i.e., software that supports the normal functioning of hardware and operating system of a mobile smart device).

The MIIT issued the Notice on the Further Special Rectification of Apps Infringing upon Users’ Personal Rights and Interests, or the Further Rectification Notice, on July 22, 2020. The Further Rectification Notice requires that certain conducts of app service providers should be inspected, including, among others, (i) collecting personal information without the user’s consent, collecting or using personal information beyond the necessary scope of providing services, and forcing users to receive advertisements; (ii) requesting user’s permission in a compulsory and frequent manner, or frequently launching third-parties apps; and (iii) deceiving and misleading users into downloading apps or providing personal information. The Further Rectification Notice also set forth that the period for the regulatory specific inspection on apps and that the MIIT will order the non-compliant entities to modify their business within five business days, or otherwise to make public announcement to remove the apps from the app stores and impose other administrative penalties.

Regulations Relating to Information Security and Privacy Protection

Internet information in China is regulated and restricted from a national security standpoint. The PRC government has enacted laws and regulations with respect to internet information security and protection of personal information from any abuse or unauthorized disclosure. The National People’s Congress, or the NPC, promulgated the Decisions on Preserving Internet Security in December 2000 and amended in August 2009, which subject violators to potential criminal punishment in China for any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. In addition, the Ministry of Public Security has promulgated measures prohibiting use of the internet in ways which result in a leak of state secrets or a spread of socially destabilizing content, among other things. If an internet information service provider violates any of these measures, competent authorities may revoke its operating license and shut down its websites.

In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. The ICP Measures, promulgated by the State Council requires internet information service providers to maintain an adequate system that protects the security of user information. In December 2005, the Ministry of Public Security, or the MPS, promulgated the Regulations on Technical Measures of Internet Security Protection, requiring internet service providers to utilize standard technical measures for internet security protection. Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT in December 2011 and effective March 2012, an internet information service provider may not collect any personal information on a user or provide any such information to third parties without the user’s consent. It must expressly inform the user of the method, content and purpose of the collection and processing of such user’s personal information and may only collect information to the extent necessary provide its services. An internet information service provider is also required to properly maintain users’ personal information, and in case of any leak or likely leak of such information, it must take immediate remedial measures and, in the event of a serious leak, report to the telecommunication’s regulatory authority immediately.

Pursuant to the Decision on Strengthening the Protection of Online Information, issued by the Standing Committee of the National People’s Congress in December 2012, and the Order for the Protection of Telecommunication and Internet User Personal Information, issued by the MIIT in July 2013, any collection and use of a user’s personal information must be subject to the consent of the user, be legal, rational and necessary and be limited to specified purposes, methods and scopes. An internet information service provider must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying any such information, or selling or providing such information to other parties. An internet information service provider is required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss. Any violation of these laws and regulations may subject the internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancelation of filings, closedown of websites or even criminal liabilities.

Moreover, pursuant to the PRC Criminal Law lastly amended in November 2017, any individual or entity that (i) sells or discloses any citizen’s personal information to others in a way violating the applicable law, or (ii) steals or illegally obtains any citizen’s personal information, shall be subject to criminal penalty in severe situation. Any internet service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty for the result of (i) any dissemination of illegal information in large scale; (ii) any severe effect due to the leakage of the client’s information; (iii) any serious loss of criminal evidence; or (iv) other severe situation. In addition, the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate of the PRC on Several Issues Concerning the Application of Law in Handling Criminal Cases of Infringing Personal Information, promulgated in May 2017 and effective June 2017, clarified certain standards for the conviction and sentencing of the criminals in relation to personal information infringement. Further, the NPC promulgated a new National Security Law, effective July 2015, to replace the former National Security Law and covers various types of national security including technology security and information security.

The PRC Cyber Security Law, which was promulgated in November 7, 2016 and took effect on June 1, 2017, requires a network operator, including internet information services providers among others, to adopt technical measures and other necessary measures in accordance with applicable laws and regulations as well as compulsory national and industrial standards to safeguard the safety and stability of network operations, effectively respond to network security incidents, prevent illegal and criminal activities, and maintain the integrity, confidentiality and availability of network data. The Cyber Security Law emphasizes that any individuals and organizations that use networks must not endanger network security or use networks to engage in unlawful activities such as those endangering national security, economic order and the social order or infringing the reputation, privacy, intellectual property rights and other lawful rights and interests of others. The Cyber Security Law has also reaffirmed certain basic principles and requirements on personal information protection previously specified in other existing laws and regulations, including those described above. Any violation of the provisions and requirements under the Cyber Security Law may subject an internet service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities. Furthermore, MIIT’s Rules on Protection of Personal Information of Telecommunications and Internet Users promulgated in July 2013, effective September 2013, contain detailed requirements on the use and collection of personal information as well as security measures required to be taken by telecommunications business operators and internet information service providers. Our VIE, as an internet information services provider, is therefore subject to the regulations relating to information security.

Regulations on House Leasing

Pursuant to the Administration of Urban Real Estate Law of the PRC, which was promulgated by the Standing Committee in July 5, 1994 and most recently amended in January 1, 2020, a written lease contract shall be entered into between the lessor and the lessee for leasing a property, and the contract shall include the terms and conditions such as the term, purpose and price of leasing and liability for maintenance and repair, etc., as well as other rights and obligations of both parties. In March 1999, the National People’s Congress, or the NPC, passed the PRC Contract Law, of which Chapter 13 governs lease contracts. According to the PRC Contract Law, subject to the consent of the lessor, the lessee may sublease the leased item to a third party. Where the lessee subleases the leased item, the leasing contract between the lessee and the lessor remains valid. The lessor is entitled to terminate the contract if the lessee subleases the leased item without the consent of the lessor.

Pursuant to the Administrative Measures on Leasing of Commodity Housing which was issued by Ministry of Housing and Urban-Rural Development on December 1, 2010 and came into effect on February 1, 2011, House may not be leased in any of the following circumstances: (i) the house is an illegal structure;(ii) the house fails to meet mandatory engineering construction standards with respect to safety and disaster preventions; (iii) house usage is changed in violation of applicable regulations; and (iv) other circumstances which are prohibited by laws and regulations. The lessor and the lessee shall register and file with the local property administration authority within thirty days after entering into the lease contract and make further registration for changes of such lease (if any). Non-compliance with such registration and filing requirements shall be subject to fines from RMB1,000 to RMB10,000 provided that they fail to rectify within required time limits. In addition, the housing and urban-rural development department of government of provinces, autonomous regions and centrally-administered municipalities may formulate implementation regulations based on these measures.

Pursuant to the Opinion on Rectifying and Regulating the Order of the Residential Rental Market, or the Opinion, which was jointly promulgated by Ministry of Housing and Urban-Rural Development, National Development and Reform Commission, Ministry of Public Security, State Administration for Market Regulation, China Banking and Insurance Regulatory Commission, Cyberspace Administration on December 13, 2019 and came into effect on the same day, an entity engaging in real estate brokerage business should include “real estate brokerage” in the business scope of its business license, while an entity engaging in house leasing business should include “house leasing” in the business scope of its business license. The Opinion also requires the real estate brokerage companies and the house leasing companies to file the leasing agreements online, use the template of the leasing agreement prepared by the local governmental authorities, prepare the instructions for use of the house and inform the lessee how to use the house. In addition, the Opinion also requires that the amount of payment that a house leasing company receives through rent financing shall not exceed 30% of the rental income of such company, and all the house leasing companies shall rectify such ratio by the end of 2022. Since the Opinion is relatively new, the interpretation and enforcement of the Opinion involve uncertainties.

Regulations on Consumer Protection

In October 1993, the SCNPC promulgated the Law on the Protection of the Rights and Interests of Consumers, or the Consumer Protection Law, which became effective on January 1, 1994 and was further amended on August 27, 2009 and October 25, 2013. Under the Consumer Protection Law, any business operator providing a commodity or service to a consumer is subject to certain mandatory requirements, including the following:

(a) to ensure that commodities and services up to certain safety requirements;

(b) to protect the safety of consumers;

(c) to disclose serious defects of a commodity or a service and to adopt preventive measures against occurrence of damage;

(d) to provide consumers with accurate information and to refrain from conducting false advertising;

(e) to obtain consents of consumers and to disclose the rules for the collection and/or use of information when collecting data or information from consumers; to take technical measures and other necessary measures to protect the personal information collected from consumers; not to divulge, sell, or illegally provide consumers’ information to others; not to send commercial information to consumers without the consent or request of consumers or with a clear refusal from consumers;

(f) not to set unreasonable or unfair terms for consumers or alleviate or release itself from civil liability for harming the legal rights and interests of consumers by means of standard contracts, circulars, announcements, shop notices or other means;

(g) to remind consumers in a conspicuous manner to pay attention to the quality, quantity and prices or fees of commodities or services, duration and manner of performance, safety precautions and risk warnings, after-sales service, civil liability and other terms and conditions vital to the interests of consumers under a standard form of agreement prepared by the business operators, and to provide explanations as required by consumers; and

(h) not to insult or slander consumers or to search the person of, or articles carried by, a consumer or to infringe upon the personal freedom of a consumer.

Business operators in China may be subject to civil liabilities for failing to fulfill the obligations discussed above. These liabilities include restoring the consumer’s reputation, eliminating the adverse effects suffered by the consumer, and offering apology and compensation for any loss thus incurred to the consumer. The following penalties may also be imposed by relevant governmental agencies upon business operators for the infraction of these obligations: issuance of a warning, confiscation of any illegal income, imposition of a fine, an order to cease business operation, revocation of its business license or imposition of criminal liabilities under circumstances that are specified in laws and statutory regulations.

In December 2003, the Supreme People’s Court in China enacted the Interpretation of Some Issues Concerning the Application of Law for the Trial of Cases on Compensation for Personal Injury, which further enhances the liabilities of business operators engaged in the operation of accommodation, restaurants, or entertainment facilities and subjects such operators to compensatory liabilities for failing to fulfill their statutory obligations to a reasonable extent or to guarantee the personal safety of others.

Regulations on Labor Protection

The principal laws that govern employment include: (i) the Labor Law of the PRC, or the Labor Law, promulgated by the SCNPC on July 5, 1994, which has been effective since January 1, 1995 and most recently amended on December 29, 2018; and (ii) the Labor Contract Law of the PRC, or the Labor Contract Law, which was promulgated by the SCNPC on June 29, 2007, came into effect on January 1, 2008, and was amended on December 28, 2012 and became effective on July 1, 2013, and the Implementation Regulations on Labor Contract Law, which was promulgated on September 18, 2008, and became effective since the same day.

According to the Labor Law, an employer shall develop and improve its rules and regulations to safeguard the rights of its workers. An employer shall develop and improve its labor safety and health system, stringently implement national protocols and standards on labor safety and health, conduct labor safety and health education for workers, guard against labor accidents and reduce occupational hazards. Labor safety and health facilities must comply with relevant national standards. An employer must provide workers with the necessary labor protection gear that complies with labor safety and health conditions stipulated under national regulations, as well as provide regular health checks for workers that are engaged in operations with occupational hazards. Laborers engaged in special operations shall have received specialized training and have obtained the pertinent qualifications. An employer shall develop a vocational training system. Vocational training funds shall be set aside and used in accordance with national regulations and vocational training for workers shall be carried out systematically based on the actual conditions of the company.

The Labor Contract Law and its implementation rules regulate both parties through a labor contract, namely the employer and the employee, and contain specific provisions involving the terms of the labor contract. It is stipulated under the Labor Contract Law and the Implementation Regulations on Labor Contract Law that a labor contract must be made in writing. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. In addition, an employer is obligated to sign an indefinite term labor contract with an employee if the employer continues to employ the employee after two consecutive fixed term labor contracts. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations, which significantly affects the cost of reducing workforce for employers. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract. Employers in most cases are also required to provide severance payment to their employees after their employment relationships are terminated.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located.

According to the Interim Regulations on the Collection and Payment of Social Insurance Premiums, the Regulations on Work Injury Insurance, the Regulations on Unemployment Insurance and the Trial Measures on Employee Maternity Insurance of Enterprises, enterprises in the PRC shall provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance. An enterprise must provide social insurance by processing social insurance registration with local social insurance agencies, and shall pay or withhold relevant social insurance premiums for or on behalf of employees. The Law on Social Insurance of the PRC, which was promulgated by the SCNPC on October 28, 2010, became effective on July 1, 2011, and was most recently updated on December 29, 2018, has consolidated pertinent provisions for basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and basic medical insurance, and has elaborated in detail the legal obligations and liabilities of employers who do not comply with relevant laws and regulations on social insurance. Without force majeure reasons, employers must not suspend or reduce their payment of social insurance for employees, otherwise, competent governmental authorities will have the power to enforce employers to pay up social insurance within a prescribed time limit, and a fine of 0.05% of the unpaid social insurance can be charged on the part of the employers per day commencing from the first day of default. Provided that the employers still fail to make the payment within the prescribed time limit, a fine of over one time and up to three times of the unpaid sum of social insurance can be charged.

According to the Regulations on the Administration of Housing Provident Fund, which was promulgated by the State Counsel and became effective on April 3, 1999, and was amended on March 24, 2002 and was partially revised on March 24, 2019 by Decision of the State Council on Revising Some Administrative Regulations (Decree No. 710 of the State Council), housing provident fund contributions by an individual employee and housing provident fund contributions by his or her employer shall belong to the individual employee. Registration by PRC companies at the applicable housing provident fund management center is compulsory and a special housing provident fund account for each of the employees shall be opened at an entrusted bank.

The employer shall timely pay up and deposit housing provident fund contributions in full amount and late or insufficient payments shall be prohibited. The employer shall process housing provident fund payment and deposit registrations with the housing provident fund administration center. Under the circumstances where financial difficulties do exist due to which an employer is unable to pay or pay up housing provident funds, permission of labor union of the employer and approval of the local housing provident funds commission must first be obtained before the employer can suspend or reduce their payment of housing provident funds. With respect to companies who violate the above regulations and fail to process housing provident fund payment and deposit registrations or open housing provident fund accounts for their employees, such companies shall be ordered by the housing provident fund administration center to complete such procedures within a designated period. Those who fail to process their registrations within the designated period shall be subject to a fine ranging from RMB10,000 to RMB50,000. When companies breach these regulations and fail to pay up housing provident fund contributions in full amount as due, the housing provident fund administration center shall order such companies to pay up within a designated period, and may further apply to the People’s Court for mandatory enforcement against those who still fail to comply after the expiry of such period.

Regulations Relating to Taxation

PRC Enterprise Income Tax

The PRC Enterprise Income Tax Law, or EIT Law, which was promulgated on March 16, 2007 and took effect on January 1, 2008, and further amended on February 24, 2017 and December 29, 2018, imposes a uniform enterprise income tax rate of 25% on all PRC resident enterprises, including foreign-invested enterprises, unless they qualify certain exceptions. The enterprise income tax is calculated based on the PRC resident enterprise’s global income as determined under PRC tax laws and accounting standards. Under the PRC EIT Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation regulations to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. If a non-resident enterprise sets up an organization or establishment in the PRC, it will be subject to enterprise income tax for the income derived from such organization or establishment in the PRC and for the income derived from outside the PRC but with an actual connection with such organization or establishment in the PRC. However, if non-resident enterprises have not formed permanent establishments or premises in the PRC, or if they have formed permanent establishments or premises in the PRC but their relevant income derived in the PRC is not related to those establishments, then their enterprise income tax would be set at a rate of 10% for their income sourced from inside the PRC.

The PRC EIT Law and its implementation rules, which was promulgated on December 6, 2007 and took effect on January 1, 2008 and partly amended on April 23, 2019 and became effective on the same date, permit certain “high and new technology enterprises strongly supported by the state” that independently own core intellectual property and meet statutory criteria, to enjoy a reduced 15% enterprise income tax rate. On January 29, 2016, the State Administration for Taxation, or SAT, the Ministry of Science and Technology and the Ministry of Finance jointly issued the Administrative Rules for the Certification of High and New Technology Enterprises specifying the criteria and procedures for the certification of High and New Technology Enterprises, and the certificate of a high and new technology enterprise, is valid for three years.

Pursuant to Circular of the State Administration of Taxation on Printing and Distributing the Implementing Measures for Special Tax Adjustments (for Trial Implementation), effective on January 1, 2008, enterprises shall adopt a reasonable transfer pricing method when conducting transactions with their affiliates. Tax authorities have the power to assess whether related transactions conform to the principle of equity and make adjustments accordingly. Therefore, the invested enterprise should faithfully report relevant information of its related transactions. Pursuant to the Announcement of the State Administration of Taxation on Issuing the Administrative Measures for Special Tax Adjustment and Investigation and Mutual Consultation Procedures, effective on May 1, 2017, an enterprise may adjust and pay taxes at its own discretion when it receives a special tax adjustment risk warning or identifies its own special tax adjustment risks, and the tax authorities may also carry out special tax investigation and adjustment in accordance with the relevant provisions in regard to enterprises that adjust and pay taxes at their own discretion.

In January 2009, the SAT promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises, or the Non-resident Enterprises Measures, which was repealed by Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises in December 2017. According to the new announcement, it shall apply to handling of matters relating to withholding at source of income tax of non-resident enterprises pursuant to the provisions of Article 37, Article 39 and Article 40 of the Enterprise Income Tax Law. According to Article 37, Article 39 of the Enterprise Income Tax Law, income tax over non-resident enterprise income pursuant to the provisions of the third paragraph of Article 3 shall be subject to withholding at the source, where the payer shall act as the withholding agent. The tax amount for each payment made or due shall be withheld by the withholding agent from the amount paid or payable. Where a withholding agent fails to withhold tax or perform tax withholding obligations pursuant to the provisions of Article 37, the taxpayer shall pay tax at the place where the income is derived. Where the taxpayer fails to pay tax pursuant to law, the tax authorities may demand payment of the tax amount payable, from a payer of the taxpayer with payable tax amounts from other taxable income items in China.

On April 30, 2009, the MOFCOM and the SAT jointly issued the Circular on Issues Concerning Treatment of Enterprise Income Tax in Enterprise Restructuring Business, or Circular 59, which became effective retroactively as of January 1, 2008 and was partially revised on January 1, 2014. By promulgating and implementing this circular, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a Non-resident Enterprise.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Relating to Enterprise Income Tax of Transfers of Assets between Non-resident Enterprises, or SAT Bulletin 7, which was partially abolished on December 29, 2017. SAT Bulletin 7 extends its tax jurisdiction to transactions involving transfer of immovable property in China and assets held under the establishment, and placement in China, of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Bulletin 7 also addresses transfer of the equity interest in a foreign intermediate holding company broadly. In addition, SAT Bulletin 7 introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the Indirect Transfer as they have to assess whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017 and was revised on June 15, 2018. The SAT Bulletin 37 further clarifies the practice and procedure of withholding of non-resident enterprise income tax.

If non-resident investors were involved in our private equity financing, if such transactions were determined by the tax authorities to lack reasonable commercial purpose, we and our non-resident investors may be at risk of being required to file a return and be taxed under SAT Bulletin 7 and we may be required to expend valuable resources to comply with SAT Bulletin 7 or to establish that we should not be held liable for any obligations under SAT Bulletin 7.

PRC Value Added Tax

According to the Temporary Regulations on Value-added Tax, which was most recently amended on November 19, 2017, and the Detailed Implementing Rules of the Temporary Regulations on Value-added Tax, which was amended on October 28, 2011, and became effective on November 1, 2011, all taxpayers selling goods, providing processing, repair or replacement services or importing goods within the PRC shall pay Value-Added Tax. The tax rate of 17% shall be levied on general taxpayers selling or importing various goods; the tax rate of 17% shall be levied on the taxpayers providing processing, repairing or replacement service; the applicable rate for the export of goods by taxpayers shall be zero, unless otherwise stipulated.

On January 1, 2012, the State Council officially launched a pilot value-added tax reform program, or the Pilot Program, applicable to businesses in selected industries. Businesses in the Pilot Program would pay value added tax, or VAT, instead of business tax. The Pilot Program initially applied only to transportation industry and “modern service industries” in Shanghai and would be expanded to eight trial regions (including Beijing and Guangdong province) and nationwide if conditions permit. The pilot industries in Shanghai included industries involving the leasing of tangible movable property, transportation services, research and development and technical services, information technology services, cultural and creative services, logistics and ancillary services, certification and consulting services. Revenues generated by advertising services, a type of “cultural and creative services,” are subject to the VAT tax rate of 6%. According to official announcements made by competent authorities in Beijing and Guangdong province, Beijing launched the same Pilot Program on September 1, 2012, and Guangdong province launched it on November 1, 2012.

On May 24, 2013, the MOFCOM and the SAT issued the Circular on Tax Policies in the Nationwide Pilot Collection of Value Added Tax in Lieu of Business Tax in the Transportation Industry and Certain Modern Services Industries, or the Pilot Collection Circular. The scope of certain modern services industries under the Pilot Collection Circular extends to the inclusion of radio and television services.

On March 23, 2016, the MOFCOM and the SAT jointly issued the Circular on the Pilot Program for Overall Implementation of the Collection of Value Added Tax Instead of Business Tax, or Circular 36, which took effect on May 1, 2016. Pursuant to the Circular 36, all of the companies operating in construction, real estate, finance, modern service or other sectors which were required to pay business tax are required to pay VAT, in lieu of business tax. The VAT rate is 6%, except for rate of 11% for real estate sale, land use right transferring and providing service of transportation, postal sector, basic telecommunications, construction, real estate lease; rate of 17% for providing lease service of tangible property; and rate of zero for specific cross-bond activities.

At the State Council executive meeting on March 28, 2018, China’s State Council has announced the VAT rate on manufacturing is to be cut by one percent to 16% which took effect on May 1, 2018. On April 4, 2018, the Ministry of Finance and the SAT promulgated the Notice on Adjusting Value-added Tax Rates, which reduced the tax rates for sale, import and export of goods, as well as the deduction rate for taxpayer’s purchaser of agricultural products. According to the Announcement on Relevant Policies for Deepening the Value-Added Tax Reform, which is jointly issued by Ministry of Finance, SAT and the General Administration of Customs on March 20, 2019 and took effect on April 1, 2019, The tax rate of 16% applicable to the VAT taxable sale or import of goods by a general VAT taxpayer shall be adjusted to 13%.

According to the Circular of the SAT on Printing and Distributing the Administrative Measures for Tax Refund (Exemption) for Exported Goods (for Trial Implementation), effective on May 1, 2005, unless otherwise provided by law, for the goods as exported via an export agency, the exporter may, after the export declaration and the conclusion of financial settlement for sales, file a report to competent State Taxation Bureau for the approval of refund or exemption of VAT or consumption tax on the strength or the relevant certificates.

PRC Dividend Withholding Tax

Under the PRC tax laws effective prior to January 1, 2008, dividends paid to foreign investors by foreign-invested enterprises were exempt from PRC withholding tax. Pursuant to the EIT Law and the Implementation Rules, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement came into effect on December 8, 2006, and other applicable PRC laws and regulations, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws and regulations, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. According to the Announcement of the SAT on Issuing the Measures for the Administration of Non-resident Taxpayers’ Enjoyment of Treaty Benefits effective on January 1,2020, non-resident taxpayers can enjoy tax treaty benefits via the “self-assessment of eligibility, claiming treaty benefits, retaining documents for inspection” mechanism. Non-resident taxpayers who have self-assessed that they are eligible for the treaty benefits can claim such tax treaty benefits accordingly provided that they have collected and retained relevant supporting documents for inspection by the tax authorities in their post-filing administration process. Pursuant to the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties, issued by the SAT on February 3, 2018, and effective on April 1, 2018, when determining an applicant’s “beneficial owner” status regarding tax treatments in connection with dividends, interests or royalties in tax treaties, several factors set forth below will be taken into account, although the actual analysis will be fact-specific: (i) whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in a third country or region; (ii) whether the business operated by the applicant constitutes a substantial business operation; and (iii) whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate. The applicant must submit relevant documents to the competent tax authorities to prove his or her “beneficial owner” status. Although Sancai WFOE is currently wholly-owned by Sancai HK, we cannot assure you that we will be able to enjoy the preferential withholding tax rate of 5% under the China-HK Taxation Arrangement.

Tax on Indirect Transfer

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Relating to Enterprise Income Tax of Transfers of Assets between Non-resident Enterprises, or SAT Bulletin 7, as amended in 2017, which partially replaced and supplemented previous rules under the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the SAT on December 10, 2009. Pursuant to SAT Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, factors to be taken into consideration include, inter alia, whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consist of direct or indirect investment in China or if its income is mainly derived from China; and whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature that is evidenced by their actual function and risk exposure. The SAT Bulletin 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source or SAT Bulletin 37, which became effective on December 1, 2017, and SAT Circular 698 then was repealed with effect from December 1, 2017. SAT Bulletin 37 further elaborates on the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of the SAT Bulletin 7. The SAT Bulletin 7 may be determined by the tax agencies to be applicable to our offshore transactions or sale of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

Regulations Relating to Intellectual Property

The PRC has adopted comprehensive legislation governing intellectual property rights, including patents, trademarks, copyrights and domain names.

Patents

Pursuant to the PRC Patent Law, most recently amended on December 27, 2008, and its implementation rules, most recently amended on January 9, 2010, patents in China fall into three categories: invention, utility model and design. An invention patent is granted to a new technical solution proposed in respect of a product or method or an improvement of a product or method. A utility model is granted to a new technical solution that is practicable for application and proposed in respect of the shape, structure or a combination of both of a product. A design patent is granted to the new design of a certain product in shape, pattern or a combination of both and in color, shape and pattern combinations aesthetically suitable for industrial application. Under the PRC Patent Law, the term of patent protection starts from the date of application. Patents relating to invention are effective for twenty years, and utility models and designs are effective for ten years from the date of application. The PRC Patent Law adopts the principle of “first-to-file” system, which provides that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first.

Existing patents can become narrowed, invalid or unenforceable due to a variety of grounds, including lack of novelty, creativity, and deficiencies in patent application. In China, a patent must have novelty, creativity and practical applicability. Under the PRC Patent Law, novelty means that before a patent application is filed, no identical invention or utility model has been publicly disclosed in any publication in China or overseas or has been publicly used or made known to the public by any other means, whether in or outside of China, nor has any other person filed with the patent authority an application that describes an identical invention or utility model and is recorded in patent application documents or patent documents published after the filing date. Creativity means that, compared with existing technology, an invention has prominent substantial features and represents notable progress, and a utility model has substantial features and represents any progress. Practical applicability means an invention or utility model can be manufactured or used and may produce positive results. Patents in China are filed with the State Intellectual Property Office, or SIPO. Normally, the SIPO publishes an application for an invention patent within 18 months after the filing date, which may be shortened at the request of applicant. The applicant must apply to the SIPO for a substantive examination within three years from the date of application.

Article 20 of the PRC Patent Law provides that, for an invention or utility model completed in China, any applicant (not just Chinese companies and individuals), before filing a patent application outside of China, must first submit it to the SIPO for a confidential examination. Failure to comply with this requirement will result in the denial of any Chinese patent for the relevant invention. This added requirement of confidential examination by the SIPO has raised concerns by foreign companies who conduct research and development activities in China or outsource research and development activities to service providers in China.

Patent Enforcement

Unauthorized use of patents without consent from owners of patents, forgery of the patents belonging to other persons, or engagement in other patent infringement acts, will subject the infringers to infringement liability. Serious offences such as forgery of patents may be subject to criminal penalties.

When a dispute arises out of infringement of the patent owner’s patent right, Chinese law requires that the parties first attempt to settle the dispute through mutual consultation. However, if the dispute cannot be settled through mutual consultation, the patent owner, or an interested party who believes the patent is being infringed, may either file a civil legal suit or file an administrative complaint with the relevant patent administration authority. A Chinese court may issue a preliminary injunction upon the patent owner’s or an interested party’s request before instituting any legal proceedings or during the proceedings. Damages for infringement are calculated as the loss suffered by the patent holder arising from the infringement, and if the loss suffered by the patent holder arising from the infringement cannot be determined, the damages for infringement shall be calculated as the benefit gained by the infringer from the infringement. If it is difficult to ascertain damages in this manner, damages may be determined by using a reasonable multiple of the license fee under a contractual license. Statutory damages may be awarded in the circumstances where the damages cannot be determined by the above-mentioned calculation standards. The damage calculation methods shall be applied in the aforementioned order. Generally, the patent owner has the burden of proving that the patent is being infringed. However, if the owner of an invention patent for manufacturing process of a new product alleges infringement of its patent, the alleged infringer has the burden of proof.

As of the date of this prospectus, we have 2 patents granted in China.

Trademark Law

The PRC Trademark Law and its implementation rules protect registered trademarks. The PRC Trademark Office of State Administration for Market Regulation is responsible for the registration and administration of trademarks throughout the PRC. The Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. The validity period of registered trademarks is ten years from the date of approval of trademark application, and may be renewed for another ten years upon request provided relevant application procedures have been completed within twelve months before the end of the validity period. If a trademark applied for is identical or similar to another trademark which has already been registered or subject to a preliminary examination and approval for use on the same or similar kinds of products or services, such trademark application may be rejected. Any person applying for the registration of a trademark may not injure existing trademark rights first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use. As of the date of this prospectus, we own 1 registered trademark and are licensed to use 33 trademarks in different applicable trademark categories in China.

In addition, pursuant to the PRC Trademark Law, counterfeit or unauthorized production of the label of another person’s registered trademark, or sale of any label that is counterfeited or produced without authorization will be deemed as an infringement to the exclusive right to use a registered trademark. The infringing party will be ordered to stop the infringement immediately, a fine may be imposed and the counterfeit goods will be confiscated. The infringing party may also be held liable for the right holder’s damages, which will be equal to the gains obtained by the infringing party or the losses suffered by the right holder as a result of the infringement, including reasonable expenses incurred by the right holder for stopping the infringement. If the gains or losses are difficult to determine, the court may render a judgment awarding damages of no more than RMB3 million (approximately US$0.45 million).

Copyright Law

The Copyright Law of the People’s Republic of China (Revised in 2010), or the Copyright Law, provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, enjoy copyright in their works, which include, among others, works of literature, art, natural science, social science, engineering technology and computer software. Copyright owners enjoy certain legal rights, including right of publication, right of authorship and right of reproduction. The purpose of the Copyright Law aims to encourage the creation and dissemination of works that are beneficial for the construction of socialist spiritual civilization and material civilization and promote the development and prosperity of Chinese culture. The term of protection for copyrighted software of legal persons is fifty years and ends on December 31 of the 50th year from the date of first publishing of the software.

In order to further implement the Computer Software Protection Regulations promulgated by the State Council in 2001, and amended subsequently, the State Copyright Bureau issued the Computer Software Copyright Registration Procedures in 2002, which apply to software copyright registration, license contract registration and transfer contract registration.

As of the date of this prospectus, we have 20 software copyrights and are licensed to use 3 copyrights of works and 6 software copyrights in China.

Regulations on Domain names

The domain names are protected under the Administrative Measures on the Internet Domain Names of China promulgated by MIIT on November 5, 2004 and effective on December 20, 2004, and will be replaced by the Administrative Measures on the Internet Domain Names promulgated by MIIT on August 24, 2017, which will become effective on November 1, 2017. MIIT is the major regulatory body responsible for the administration of the PRC Internet domain names, under supervision of which China Internet Network Information Center, or CNNIC, is responsible for the daily administration of CN domain names and Chinese domain names. On September 25, 2002, CNNIC promulgated the Implementation Rules of Registration of Domain Name, or the CNNIC Rules, which was renewed on June 5, 2009 and May 29, 2012, respectively. Pursuant to the Administrative Measures on the Internet Domain Names and the CNNIC Rules, the registration of domain names adopts the “first-to-file” principle and the registrant shall complete the registration via the domain name registration service institutions. In the event of a domain name dispute, the disputed parties may lodge a complaint to the designated domain name dispute resolution institution to trigger the domain name dispute resolution procedure in accordance with the CNNIC Measures on Resolution of the Top Level Domains Disputes, file a suit to the People’s Court or initiate an arbitration procedure.

As of the date of this prospectus, we have registered 5 domain names.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the PRC Foreign Exchange Administration Regulations, which were promulgated by the State Council on January 29, 1996 and last amended on August 5, 2008. Under the Foreign Exchange Administration Regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions can be made in foreign currencies without prior approval from State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans.

On August 29, 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within China. SAFE also strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. On March 30, 2015, SAFE issued SAFE Circular 19, which took effective and replaced SAFE Circular 142 on June 1, 2015. Although SAFE Circular 19 allows for the use of RMB converted from the foreign currency-denominated capital for equity investments in China, the restrictions continue to apply as to foreign-invested enterprises’ use of the converted RMB for purposes beyond the business scope, for entrusted loans or for inter-company RMB loans. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 or SAFE Circular 16 could result in administrative penalties.

On November 19, 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts (e.g., pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts), the reinvestment of lawful incomes derived by foreign investors in China (e.g. profit, proceeds of equity transfer, capital reduction, liquidation and early repatriation of investment), and purchase and remittance of foreign exchange as a result of capital reduction, liquidation, early repatriation or share transfer in a foreign-invested enterprise no longer require SAFE approval, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible before. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in China based on the registration information provided by SAFE and its branches.

On February 13, 2015, SAFE promulgated the Circular on Further Simplifying and Improving the Policies Concerning Foreign Exchange Control on Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. SAFE Circular 13 delegates the authority to enforce the foreign exchange registration in connection with the inbound and outbound direct investment under relevant SAFE rules to certain banks and therefore further simplifies the foreign exchange registration procedures for inbound and outbound direct investment.

In January 2017, SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Reform of Foreign Exchange Administration and Improving the Examination of Authenticity and Compliance, or Circular 3, effective simultaneously. Circular 3 sets out various capital control measures to tighten authenticity and compliance verification of cross-border transactions and cross-border capital flow, which include, without limitation, requiring banks to verify resolution of the board of directors on distribution of profits (or resolution of partners on distribution of profits), original tax recordation form, and audited financial statements relating to the outward remittance before conducting the outward remittance of profits above US$50,000, and making up for losses in previous years with profits pursuant to the law before it is allowed to remit the profits overseas.

Regulations on loans to and direct investment in the PRC entities by offshore holding companies

According to the Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt promulgated by SAFE on September 24, 1997 and the Interim Provisions on the Management of Foreign Debts promulgated by SAFE, the NDRC and the MOFCOM and effective from March 1, 2003, loans by foreign companies to their subsidiaries in China, which accordingly are FIEs, are considered foreign debt, and such loans must be registered with the local branches of the SAFE. Under the provisions, the total amount of accumulated medium-term and long-term foreign debt and the balance of short-term debt borrowed by a FIE is limited to the difference between the total investment and the registered capital of the foreign-invested enterprise.

On January 12, 2017, the People’s Bank of China promulgated the Circular of the People’s Bank of China on Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9, which took effect on the same date. The PBOC Circular 9 established a capital or net assets-based constraint mechanism for cross-border financing. Under such mechanism, a company may carry out cross-border financing in Renminbi or foreign currencies at their own discretion. The total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit is calculated as capital or assets multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter.

In addition, according to PBOC Circular 9, as of the date of the promulgation of PBOC Circular 9, a transition period of one year is set for foreign-invested enterprises and during such transition period, FIEs may apply either the current cross-border financing management mode, namely the mode provided by Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt and the Interim Provisions on the Management of Foreign Debts, or the mode in this PBOC Circular 9 at its sole discretion. After the end of the transition period, the cross-border financing management mode for FIEs will be determined by the People’s Bank of China and SAFE after assessment based on the overall implementation of this PBOC Circular 9.

According to applicable PRC regulations on FIEs, capital contributions from a foreign holding company to its PRC subsidiaries, which are considered FIEs, may only be made when approval by or registration with the MOFCOM or its local counterpart is obtained.

Regulations on Foreign Exchange Registration of Offshore Investment by PRC Residents

On July 4, 2014, SAFE issued the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, and its implementation guidelines, which abolished and superseded the Circular on Several Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investments via Overseas Special Purpose Companies, SAFE Circular 75. Pursuant to SAFE Circular 37 and its implementation guidelines, PRC residents (including PRC institutions and individuals) must register with local branches of SAFE in connection with their direct or indirect offshore investment in an overseas special purpose vehicle, or SPV, directly established or indirectly controlled by PRC residents for the purposes of offshore investment and financing with their legally owned assets or interests in domestic enterprises, or their legally owned offshore assets or interests. Such PRC residents are also required to amend their registrations with SAFE when there is a change to the basic information of the SPV, such as changes of a PRC resident individual shareholder, the name or operating period of the SPV, or when there is a significant change to the SPV, such as changes of the PRC individual resident’s increase or decrease of its capital contribution in the SPV, or any share transfer or exchange, merger, division of the SPV. Failure to comply with the registration procedures set forth in the Circular 37 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate, the capital inflow from the offshore entities and settlement of foreign exchange capital, and may also subject relevant onshore company or PRC residents to penalties under PRC foreign exchange administration regulations.

Our shareholders who, to our knowledge, are PRC residents have completed the required registrations with the local counterpart of SAFE in relation to our financing and restructuring to our shareholding structure.

Regulations on Dividend Distributions

The principal regulations governing distribution of dividends paid by wholly foreign-owned enterprises include:

●	Company Law of the PRC (1993), as amended in 1999, 2004, 2005, 2013 and 2018;

●	Foreign Investment Enterprise Law of the PRC (1986), as amended in 2000 and 2016; and

●	Administrative Rules under the Foreign Investment Enterprise Law (1990), as amended in 2001 and 2014.

Under these laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The foreign-invested enterprise has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Overseas Listings

On August 8, 2006, six PRC regulatory agencies, namely, the Ministry of Commerce, the State Assets Supervision and Administration Commission, SAT, SAIC, China Securities Regulatory Commission, or the CSRC, and SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules purport, among other things, to require that offshore special purpose vehicles, or SPVs, that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interest held by such PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. While the application of the M&A Rules remains unclear, our PRC legal counsel has advised us that based on its understanding of the current PRC laws, rules and regulations and the M&A Rules, prior approval from the CSRC is not required under the M&A Rules for the listing and trading of our Class A Ordinary Shares on the NASDAQ given that (i) our PRC subsidiary was directly established by us as a wholly foreign-owned enterprise, and we have not acquired any equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners after the effective date of the M&A Rules, and (ii) no provision in the M&A Rules clearly classifies the contractual arrangements as a type of transaction subject to the M&A Rules.

However, our PRC legal counsel has further advised us uncertainties still exist as to how the M&A Rules will be interpreted and implemented and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If CSRC or another PRC regulatory agency subsequently determines that prior CSRC approval was required for our initial public offering, we may face regulatory actions or other sanctions from CSRC or other PRC regulatory agencies.

These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict the repatriation of the proceeds from our initial public offering into the PRC or payment or distribution of dividends by our PRC subsidiary, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. In addition, if CSRC later requires that we obtain its approval for our initial public offering, we may be unable to obtain a waiver of CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding CSRC approval requirements could have a material adverse effect on the trading price of our Class A Ordinary Shares. See “Risk Factors — Risks Related to Doing Business in China — The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.”

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding the executive officers and directors of Sancai Holding Group Ltd as of the date of this prospectus:

Name:	Age:	Positions with the Company:
Ning Wen*	43	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Yuxiu Wang	45	Chief Financial Officer (Principal Financial and Accounting Officer)
Xinwei Fei	37	Chief Technology Officer and Vice President
Siqi Tang	30	Chief Marketing Officer
Dayu Xu	58	Director
Wei (Wendy) Li	35	Independent Director Nominee and Audit Committee Chair
Bo Liu	63	Independent Director Nominee and Compensation Committee Chair
Anthony K. Chan	65	Independent Director Nominee and Nominating Committee Chair
Chong Wang	32	Board Secretary

* Mr. Ning Wen is also the President and Chairman of the Board of Sancaijia Co., Ltd., our variable interest entity.

The business address of the officers and directors is No. 6 Fengcheng Second Road, Room 401, Xi’an Economic and Technological Development Zone, Xi’an, Shaanxi Province, People’s Republic of China 710000.

Business Experience

Ning Wen, Chief Executive Officer and Chairman of the Board

Ning Wen, age 43, is the founder of our Company. He started his own business, Xi’an Sancai Smart Engineering Co., Ltd., in 2004 in the design, construction and integration of smart property security system and led renovations for various bank branches and insurance companies. In 2013, he founded Sancai Group Co., Ltd. and engaged in property management and operation. In 2017, Mr. Wen founded Sancai Real Estate Co., Ltd., a subsidiary of our VIE from July 2019 to November 2020, and subsequently start exploring the opportunity to use his expertise in residential property management to serve market participants.

Yuxiu Wang, Chief Financial Officer

Ms. Wang, age 45, has been our Chief Financial Officer since October 2020. From September 2011 to April 2020, she was the Financial Director of Infront Sports & Media(China) Co., LTD and was mainly responsible for overseeing financial reporting, internal control management, and internal and external audit process. From December 2007 to September 2011, Ms. Wang was the Senior Financial Analyst of CSC Technology (Beijing) Co., Ltd, now DXC. Technology, during which she gained substantial experience in the United States Generally Accepted Accounting Principles (US GAAP). At CSC Technology, she was in charge of a comprehensive review of the accounting process related to financial software research and development and services (FSS) to ensure its compliance with the US GAAP and China’s financial and taxation system. Additionally, she was also responsible for FSS-related cross-border settlements with CSC Technology’s major international projects, including financial issues with monthly profits, forecasts and budget adjustments, tax planning, etc. Prior to that, Ms. Wang was the Assistant Chief Financial Officer of Beijing Longfa Decoration Group from 2006 to 2007. From 2004 to 2006, Ms. Wang was the Audit Project Manager of Huazheng Certified Public Accountants Co., Ltd., now merged into Pan-China Certified Public Accounts Co., Ltd. During her time at Huazheng, she was in charge of IPO audits, profit forecast audits for the re-funding of listed companies, large-scale state-owned enterprise restructuring audits, etc. Prior to that, Ms. Wang was the Finance Manager of the National Railway Company.

Ms. Wang acquired her Bachelor’s Degree in Accounting from Xinjiang University of Finance & Economics in 2002 and her Graduate Diploma in Business from the Massey University of New Zealand in 2017. Ms. Wang is a certified public accountant (CPA) and a certified tax agent in China. Ms. Wang is also an internationally certified accountant at the Association of Chartered Certified Accounts (ACCA), a certified internal auditor (CIA), and a risk management professional with a Certification in Risk Management Assurance (CRMA).

Dayu Xu, Director

Mr. Xu, age 55, has been a Director of the Company since November 2020. Since 1999, Mr. Xu has been a shareholder of Gansu Xintiandi Sports Engineering Company, the shareholder legal representative of Gansu Huangdi Trading Company, and a shareholder of Zhongshi International Home Furnishing Company. Prior to that, from October 1998, Mr. Xu oversaw the Agricultural Bank of China at its Xi’an Chengxi Branch which he had helped establishand was the Vice President of Credit Accounting since May 1993 and Office Manager from February 1992. From 1991, he served as the Office Director of the Agricultural Bank of China at its Shanxi Lantian Branch. In 1990, he was seconded to the General Affairs Department of Agricultural Bank of China at its headquarter office. From 1980, Mr. Xu has served as the Loan Officer and Deputy Chief of Planning, Industry and Commercial Credit department. Mr. Xu acquired his Associate Degree in Finance from Xi’an Radio and Television University.

Xinwei Fei, Chief Technology Officer and Vice President

Mr. Fei, age 37, has been our Chief Technology Officer and Vice President at Sancaijia, our VIE, since September 2018. From 2019, he was the General Manager of Sancai Technology Co., Ltd. and was mainly responsible for research, development and project management of leasing, online shopping, housekeeping services, and payment platform departments. Prior to that, Mr. Fei was the R&D Director of in charge of the design and development of the leasing SaaS platform and daily operation since 2018. From 2016 to 2017, he was the Vice General Management of Ningbo Xidian Liren Information Technology Co., Ltd. He was responsible for management of the company’s online education platform and interactive classroom as well as coordination of technical teams and partner schools. From 2012 to 2015, Mr. Fei was the Product Director of Xi’an Liren Technology Co., Ltd. and handled online education platform design, analysis of comparable products on the market, and organization of production planning. Mr. Fei acquired his Bachelor’s Degree in Computer Science from Northeastern University in 2005.

Siqi Tang, Chief Marketing Officer

Mr. Tang, age 30, has been our Chief Marketing Officer at Sancaijia, our VIE, since April 2020. From June 2019 to March 2020, Mr. Tang was the Chief Marketing Officer of Shanxi Miaowu Pool Purchase Network Technology Co., Ltd. He was mainly responsible for launching and installing the mobile APP, establishing sales protocol and logistics, and developing customized service items. Prior to that, Mr. Tang served as the Director of large business department of Xi’an Jimujia Information Technology Co., Ltd. from May 2018 to June 2019. He handled interior design package project business, including establishing decoration supply chain, perfecting product system, coordinating regional development, and supervising after sales customer services. From January 2017 to April 2018, Mr. Tang was the Division Director of Weiyi Customization Company at its Xi’an Branch, undertaking online sales teams and marketing management. From July 2015 to December 2016, he was the General Manager of her own startup, specializing in child education and training as well as interior design and decoration. From June 2013 to June 2015, he was the Director of the sales department at Weiyi Customization Company at its Xi’an Branch, during which he handled overall operation of the stores, sales performances and talent management. Mr. Tang acquired his Bachelor’s Degree in Human Resources from Wenan Normal University in 2013.

Chong Wang, Board Secretary

Mr. Wang, age 32, has been our Board Secretary at Sancaijia, our VIE since January 2019. Mr. Wang has extensive experience in serving as a board secretary and as a third-party consultant with regard to assisting listings on the U.S. stock market, mergers and acquisitions and financial projects. Furthermore, Mr. Wang has served as the person in charge for U.S. stock listings and auditing (US GAAP) for three years. Mr. Wang acquired his Master’s Degree in International Financial Analysis from University of Newcastle and his Bachelor’s Degree with Honors in Accounting and Finance from University of Bradford. Mr. Wang is an International Senior Financial Manager (SIFM).

Wei (Wendy) Li, Independent Director Nominee and Audit Committee Chair

Ms. Li, age 35, is our Independent Director Nominee and Audit Committee Chair, effective upon the approval of Nasdaq of the listing of our Class A Ordinary Shares. Ms. Li has extensive experience in serving on the management board and as a third-party consultant with regard to assisting listings on the U.S. stock market, internal audit control, and financial compliance projects. For the past eight years, Ms. Li served as the Chief Financial Officer, Board Secretary, and Listing Compliance Officer of Heyu Biological Technology Corp, an OTC listed company. She served as an Independent Director of Dragon Victory International Limited, a Nasdaq listed company. She also served as the Chief Financial Officer and Listing Compliance Officer of China Education Alliance, Inc., an NYSE listed company. In terms of business consulting services, Ms. Li assisted various companies with their Hong Kong listing audits and internal controls, including Bank of China Limited, Shenzhen Development Bank, Kunlun Energy Co., Ltd., Swire Pacific Limited, and China Shengda Package Group Inc. Ms. Li acquired her Bachelor’s Degree in Finance and Accounting from the Queensland University of Technology. Ms. Li is a certified public accountant in Australia (CPA).

Bo Liu, Independent Director Nominee and Compensation Committee Chair

Mr. Liu, age 63, is our Independent Director Nominee and Compensation Committee Chair, effective upon the approval of Nasdaq of the listing of our Class A Ordinary Shares. Mr. Liu has been working as a lawyer in Shaanxi Zhirou Law Firm since January 1985. Mr. Liu is also currently a representative and a member of the People’s Congress’s Standing Committee in the Yangling District People’s Congress from September 2016. From January 2005 to 2016, he served as the Chief Legal Counsel of the People’s Government of Yangling District, during which he also served as the legal counsel for the Yangling Demonstration Zone for four years. Prior to that, from March 1979 to June 2017, Mr. Liu served as the legal adviser and director of legal affairs of Yanchang Chemical Construction Co., Ltd., previously Shaanxi Yanchang Chemical Construction Engineering Co., Ltd. Mr. Liu acquired his Bachelor’s Degree in Law from the China National Lawyer Correspondence Center.

Anthony K. Chan, Independent Director Nominee and Nominating Committee Chair

Mr. Chan, age 65, is our Independent Director Nominee and Nominating Committee Chair, effective upon the approval of Nasdaq of the listing of our Class A Ordinary Shares. Mr. Chan has been the Chief Financial Officer and Executive Vice President at Borqs Technologies, Inc. (Nasdaq: BRQS) since April 2015. Mr. Chan has over 30 years of experience in U.S. and China cross border investments and business operations. From July 2013 until March 2015, Mr. Chan served as the President of Asia Sourcing for Portables Unlimited in New York, a distributor of T-Mobile USA. From March 2009 until July 2013, he served as the CFO for Tianjin Tong Guang Digital Broadcasting Co. Ltd, a mobile communications products company. For the 20 years prior to that, he was involved in multiple investment and technology transfer projects between China, the U.S and Europe, in the areas of communication products, chemical fibers, textile machinery and medical equipment. Mr. Chan received both his bachelor’s and MBA degrees from the University of California at Berkeley.

Family Relationships

None of the directors or executive officers at the Company have a family relationship as defined in Item 401 of Regulation S-K.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Board of Directors

We currently have two directors. We plan to build a board of directors consisting of at least five members, a majority of whom will be “independence” as defined in Nasdaq Rule 5605. As of the date of this prospectus, we have elected three director nominees, Wei (Wendy) Li, Bo Liu and Anthony K. Chan, effective upon the approval of Nasdaq of the listing of our Class A Ordinary Shares. We have determined that all director nominees satisfy the “independence” requirements under Nasdaq Rule 5605. We expect that all current directors will continue to serve after this offering. The directors will be re-elected at our annual general meeting of shareholders. Although our post-offering amended and restated memorandum and articles of association does not require general meetings of shareholders to be held annually, once our Class A Ordinary Shares are listed on Nasdaq Capital Market, we will be subject to Nasdaq Listing Rule 5620(a), which requires us to hold an annual meeting of shareholders no later than 12 months following the end each fiscal year. We plan to hold annual general meeting of shareholders pursuant to Nasdaq Listing Rule 5620(a) after our Class A Ordinary Shares are listed on Nasdaq Capital Market.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

Board Committees

We will establish three committees under the board of directors immediately upon the approval of Nasdaq of the listing of our Class A Ordinary Shares: an Audit Committee, a Compensation Committee and a Nominating Committee. Each committee is to be governed by a charter approved by our Board of Directors. Copies of the charters have been submitted as exhibits to the registration statement of which this prospectus is a part and will be available at our investor relations website.

Audit Committee

Our Audit Committee will consist of Wei (Wendy) Li (Chair), Bo Liu and Anthony K. Chan,.  Each member of the Audit Committee will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Audit Committee Financial Expert is Wei (Wendy) Li who qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for, among other things:

●	selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

●	reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

●	discussing the annual audited financial statements with management and our independent registered public accounting firm;

●	annually reviewing and reassessing the adequacy of our Audit Committee charter;

●	meeting separately and periodically with the management and our independent registered public accounting firm;

●	reporting regularly to the full board of directors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

●	such other matters that are specifically delegated to our Audit Committee by our board of directors from time to time.

Compensation Committee

Our Compensation Committee will consist of Wei (Wendy) Li, Bo Liu (Chair) and Anthony K. Chan. Each of the Compensation Committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Our Compensation Committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. No officer may be present at any committee meeting during which such officer’s compensation is deliberated upon. The Compensation Committee will be responsible for, among other things:

●	reviewing and approving to the board with respect to the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating Committee

Our Nominating Committee will consist of Wei (Wendy) Li, Bo Liu and Anthony K. Chan (Chair). Each member of the Nominating Committee will satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market.  The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating Committee will be responsible for, among other things:

●	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

●	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

●	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands Law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the skills they actually possess such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. In limited exceptional circumstances, a shareholder may have the right to seek damages if a duty owed by our directors is breached. See “Description of Ordinary Shares—Differences in Corporate Law” for additional information on our directors’ fiduciary duties under Cayman Islands Law.

Remuneration and Borrowing

The directors may receive such remuneration as our board of directors or a committee of directors or our shareholders by an ordinary resolution may determine from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and other expenses properly incurred by him in going to, attending and returning from meetings of our board of directors or committees of our board of directors or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings, property assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

Qualification

The shareholding qualification for directors may be fixed by the Company by resolution of directors or a committee of directors or by an ordinary resolution of our shareholders and unless and until so fixed no share qualification shall be required.

Terms of Directors and Officers

All directors hold office until such time as he is removed from office by the Company by resolution of directors or a committee of directors or by an ordinary resolution of our shareholders. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) is removed from office by resolution of directors or by an ordinary resolution of our shareholders; (v) (e) is convicted of an arrestable offence; or (vi) dies. Officers are elected by and serve at the discretion of the Board of Directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors and officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past ten (10) years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees. A copy of the code of business and ethics has been filed as an exhibit to the registration statement of which this prospectus is a part and will be available on our investor relations website.

Executive compensation

We currently do not have a compensation committee approving our salary and benefit policies. Our board of directors determined the compensation to be paid to our directors and executive officers based on our financial and operating performance and prospects, and contributions made by the directors and executive officers to our success. Each of the directors and named executive officers will be measured by a series of performance criteria by the board of directors or the compensation committee on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our board of directors has not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The board of directors will make an independent evaluation of appropriate compensation to key employees, with input from management. The board of directors has oversight of executive compensation plans, policies and programs.

The following table sets forth certain information with respect to compensation for the years ended September 30, 2019 and 2018, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Fiscal Year Ended September 30,	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Ning Wen	2019	25,183	—	—	—	25,183
CEO and Chairman	2018	8,736	—	—	—	8,736
Yanyi Li	2019	13,104	—	—	—	13,104
Former Interim CFO *	2018	4,368	—	—	—	4,368

* Yanyi Li has been the financial controller of Sancai Co,, Ltd. since September 1, 2019 and was the interim CFO of Sancai Holding Group Ltd from September 4, 2020 to October 4, 2020.

Employment Agreements

Our employment agreements with our officers generally provide for employment for a specific term and pay annual salary, health insurance, pension insurance, and paid vacation and family leave time. The agreement may be terminated by either party as permitted by law.

We have entered into an employment agreement with our Chief Executive Officer and Chairman of the Board, Ning Wen, effective September 1, 2018, with an annual salary of RMB 180,000 (approximately $25,183).

We have entered into an employment agreement with our financial controller and Interim CFO, Yanyi Li, effective September 1, 2018, for a term of 3 years, with an annual salary of RMB 90,000 (approximately $12,592).

We have entered into an employment agreement with our Chief Technology Officer, Xinwei Fei, effective September 1, 2018, for a term of 3 years, with an annual salary of RMB 90,000 (approximately $12,592).

We have entered into an employment agreement with our Chief Marketing Officer, Siqi Tang, effective April 13, 2020 for a term of 3 years, with an annual salary of RMB 90,000 (approximately $12,592).

We have entered into an employment agreement with our Board Secretary, Chong Wang, effective January 3, 2019, amended in December 2019, for a term of 3 years, with an annual salary of RMB 210,000 (approximately $29,380).

We have entered into an employment agreement with our director, Dayu Xu, effective August 30, 2020 for a term of 3 years, with an annual salary of RMB 120,000 (approximately $16,789).

We have entered into an employment agreement with our CFO, Yuxiu Wang, effective August 29, 2020 for a term of 4 years, with an annual salary of RMB 300,000 (approximately $41.973).

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Compensation of Directors and Executive Officers,” below we describe transactions since incorporation, to which we have been a participant, in which the amount involved in the transaction is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

During the fiscal years ended September 30, 2019 and 2018 and the six months ended March 31, 2020, the related parties consisted of the following:

Name of related party	Relationship
Ning Wen	CEO and Chairman of the Board
Jin Xing	An executive officer of a subsidiary
Chengcheng Real Estate Co., Ltd. (i)	An entity where Ning Wen served as legal representative prior to May 2019
City Community Service Group Co. Ltd. of Xian (ii)	An entity where Ning Wen served as legal representative prior to May 2019
Sancai Group Co., Ltd. (iii)	An entity controlled by Ning Wen
Dongyan Bai	Spouse of Ning Wen
Shanghai Wenji technology Co., Ltd. (iv)	An entity controlled by Ning Wen
Xi’an Sancai House Cleaning Industry Service Co. Ltd. (v)	An entity controlled by Ning Wen
Fancy Dream Limited (vi)	An entity controlled by Ning Wen
Lucky Bunny Limited (vii)	An entity controlled by Lizhi He
Superexellence Limited (viii)	An entity controlled by Lizhen Tang
Hippogriff Limited (ix)	An entity controlled by Zhijie Zhang

(i)	Mr. Ning Wen was the legal representative of Chengcheng Real Estate Co., Ltd. prior to May 2019. As of Mr. Wen’s resignation as the legal representative of Chengcheng Real Estate Co., Ltd. in May 2019, Chengcheng Real Estate Co., Ltd. ceased to be a related party.

(ii)

Mr. Ning Wen was the legal representative of City Community Service Group Co. Ltd. of Xian prior to May 2019.  As of Mr. Wen’s resignation as the legal representative of City Community Service Group Co. Ltd. of Xian in May 2019, City Community Service Group Co. Ltd. of Xian ceased to be a related party.

(iii)	Mr. Ning Wen is the legal representative and a majority shareholder of Sancai Group Co., Ltd, a company that manages office buildings.

(iv)	Mr. Ning Wen is the legal representative of Shanghai Wenji technology Co., Ltd., a subsidiary of Sancai Group Co., Ltd. This company does not have material operation at this moment.

(v)	Mr. Ning Wen is the legal representative and a majority shareholder of Xi’an Sancai House Cleaning Industry Service Co. Ltd., a subsidiary of Sancai Group Co., Ltd., which primarily engages in housekeeping services.

(vi)	Mr. Ning Wen is the sole shareholder of Fancy Dream Limited, through which Mr. Ning Wen indirectly holds 6,300,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares of the Company. Mr. Ning Wen also holds 63% equity interest in the VIE.

(vii)	Mr. Lizhi He is the sole shareholder of Lucky Bunny Limited, through which Mr. Lizhi He indirectly holds 2,000,000 Class A Ordinary Shares of the Company. Mr. Lizhi He also holds 20% equity interest in the VIE.

(viii)	Mr. Lizhen Tang is the sole shareholder of Superexellence Limited, through which Mr. Lizhen Tang indirectly holds 1,300,000 Class A Ordinary Shares and 500,000 Class B Ordinary Shares of the Company. Mr. Lizhen Tang is an employee of the VIE and also holds 13% equity interest in the VIE.

(ix)	Mr. Zhijie Zhang is the sole shareholder of Hippogriff Limited, through which Mr. Zhijie Zhang indirectly holds 400,000 Class A Ordinary Shares of the Company. Mr. Zhijie Zhang also holds 4% equity interest in the VIE.

During fiscal year ended September 30, 2019 and 2018 and the six months ended March 31, 2020, the Company made business expenses advances to the following related parties in the forms of unsecured and non-interest bearing loan. We do not plan to provide loans to related parties in the future.

	As of March 31,	As of September 30,
	2020	2019	2018
Ning Wen*	5,933,721	5,749,812	3,246,678
Jin Xing	-	-	68,429
Chengcheng Real Estate Co., Ltd	-	-	812,271
Sancai Group Co., Ltd	21,783	-	58,254
Shanghai Wenji technology Co., Ltd	4,987	-	-
Xi’an Sancai house cleaning industry Service Co. Ltd	34,310	-	-
Fancy Dream Limited	672	-	-
Lucky Bunny Limited	672	-	-
Superexellence Limited	672	-	-
Hippogriff Limited	672	-	-
	5,997,489	5,749,812	4,185,632

* In June 2020, Ning Wen has repaid $5,650,259 to the Company.

During fiscal year ended September 30, 2019 and 2018 and the six months ended March 31, 2020, the Company owed funds to the following related parties; these loans were unsecured and non-interest bearing.

	As of March 31,	As of September 30,
	2020	2019	2018
Dongyan Bai	-	-	3,015
	-	-	3,015

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by:

●	Each person who is known by us to beneficially own more than 5% our outstanding Class A Ordinary Shares and Class B Ordinary Shares;

●	Each of our director, director nominees and named executive officers; and

●	All directors and named executive officers as a group.

The number and percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned before the offering are based on 10,000,000 Class A Ordinary Shares with a par value of $0.0001 per share, and 1,500,000 Class B Ordinary Shares with a par value of $0.0001 per share issued and outstanding as of the date of this prospectus. We are in the process of amending and restating our memorandum and articles of association, which will be effective immediately prior to the completion of this offering. Holders of Class A Ordinary Share will be entitled to one (1) vote per share. Holders of Class B Ordinary Shares will be entitled to ten (10) votes per share. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of either Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares and Class B Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at No. 6 Fengcheng Second Road, Room 401, Xi’an Economic and Technological Development Zone, Xi’an, Shaanxi Province, People’s Republic of China 710000. As of the date hereof, we have four (4) shareholders of record.

Executive Officers and Directors	Amount of Beneficial Ownership of Class A Ordinary Shares(1)	Pre-Offering Percentage Ownership of Class A Ordinary Shares(2)	Post-Offering Percentage Ownership of Class A Ordinary Shares(2)(3)		Amount of Beneficial Ownership of Class B Ordinary Shares Pre- and Post-Offering	Percentage Ownership of Class B Ordinary Shares(2)	Post-Offering Combined Voting Power of Class A and Class B Ordinary Shares(2)(3)
Directors and Named Executive Officers:
Ning Wen (4)	6,300,000	63.0%	[●	]%	1,000,000	66.7%	[●	]%
Yuxiu Wang	-	-	-		-	-	-
Dayu Xu	-	-	-		-	-	-
Xinwei Fei	-	-	-		-	-	-
Siqi Tang	-	-	-		-	-	-
Chong Wang	-	-	-		-	-	-
All executive officers and directors as a group (6 persons)	6,300,000	63.0%	[●	]%	1,000,000	66.7%	[●	]%

5% or Greater Stockholders
Lizhi He (5)	2,000,000	20.0%	[●	]%	-	-	[●	]%
Lizhen Tang (6)	1,300,000	13.0%	[●	]%	500,000	33.3%	[●	]%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Class A Ordinary Shares and Class B Ordinary Shares. All shares represent only Class A Ordinary Shares and Class B Ordinary Shares held by shareholders as no options are issued or outstanding.

(2)	Calculation based on 10,000,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares issued and outstanding as of the date of this prospectus. Holders of Class A Ordinary Share are entitled to one (1) vote per share. Holders of Class B Ordinary Shares are entitled to ten (10) votes per share.

(3)	Assuming [●] Class A Ordinary Shares are issued in this offering, not including [●] Class A Ordinary Shares underlying the Underwriter’s Over-Allotment Option and [●] Class A Ordinary Shares underlying the Underwriter Warrants.

(4)	Ning Wen beneficially own 6,300,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares indirectly through Fancy Dream Limited, a company incorporated under the laws of the Seychelles and of which Mr. Wen has voting and dispositive control.

(5)	Lizhi He, a shareholder of Sancaijia Co., Ltd., beneficially own 2,000,000 Class A Ordinary Shares indirectly through Lucky Bunny Limited, a company incorporated under the laws of the Seychelles, and of which Mr. He has voting and dispositive control.

(6)	Lizhen Tang, a shareholder of Sancaijia Co., Ltd., beneficially own 1,300,000 Class A Ordinary Shares and 500,000 Class B Ordinary Shares indirectly through Superexcellence Limited, a company incorporated under the laws of the Seychelles and of which Mr. Tang has voting and dispositive control.

DESCRIPTION OF ORDINARY SHARES

Sancai Holding was incorporated on July 9, 2019 under the Cayman Islands Companies Act. We completed a share capital restructure in July and August 2020. As of the date of this prospectus, the authorized share capital of Sancai Holding is US$50,000 divided into (i) 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and 10,000,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares were issued and outstanding.

We are in the process of amending and restating our memorandum and articles of association, which will be effective immediately prior to the completion of this offering. The following are summaries of the material provisions of our proposed amended and restated memorandum and articles of association and the Cayman Islands Companies Act, insofar as they relate to the material terms of our Class A Ordinary Shares and Class B Ordinary Shares. Copies of our memorandum and articles of association and subsequent amendments are filed as exhibits to the registration statement of which this prospectus is a part. Copies of the amended and restated memorandum and articles of association will be filed in an amendment to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below description of Cayman Islands law and our memorandum and articles of association together with a comparison to similar features under Delaware law.

Ordinary Shares

General

Upon the completion of this offering, our authorized share capital is US$50,000 divided into 400,000,000 Class A ordinary shares with a par value of $0.0001 each, and 100,000,000 Class B ordinary shares, with a par value of $0.0001 each. Holders of Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights.

All of our issued Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

As of the date of this prospectus, there are 10,000,000 Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares issued and outstanding.

We are selling Class A Ordinary Shares in this offering. At the completion of this offering, there will be [●] Class A Ordinary Shares and 1,500,000 Class B Ordinary Shares issued and outstanding, assuming the Underwriter does not exercise the Over-Allotment Option and excluding the shares of Class A Ordinary Shares issuable upon the exercise of the Underwriter Warrants.

Listing

We plan to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “SCIT.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Vstock Transfer, LLC.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our post-offering amended and restated articles of association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account. Holders of Class A ordinary shares and Class B ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights

Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company.  At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A Ordinary Share and ten (10) votes for each Class B Ordinary Share which such shareholder holds. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or by one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid up voting share capital of the Company.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated memorandum and articles of association do not provide for cumulative voting.

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide at least seven days’ written notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Class A Ordinary Shares under our post-offering amended and restated memorandum and articles of association.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share shall only be issued to Mr. Ning Wen, Mr. Lizhi He, Lizhen Tang, Mr. Zhijie Zhang and the Company’s or its subsidiaries employees or those entities of which its principal shareholder is an employee of the Company or its subsidiaries. Termination of such employment with the Company or its subsidiaries shall immediately result in the conversion of any and all issued and outstanding Class B Ordinary Shares held by such shareholder into the equivalent number of Class A Ordinary Shares. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by holder to any person or entity which is not a qualified holder of Class B Ordinary Shares, such Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of Class A Ordinary Shares.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association, applicable securities laws and the provisions above in respect of Class B Ordinary Shares, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares or Class B Ordinary Shares by written instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may in their absolute discretion to decline the registration of the transfer of any Class A Ordinary Shares or Class B Ordinary Shares without giving any reason save in certain circumstances.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Cayman Islands Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our post-offering amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our post-offering amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares,  all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;

●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;

●	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction,  reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our post-offering amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the comparable provisions of the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Grand Court of the Cayman Islands (the “Grand Court”) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, the Companies Act contains statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court. While a dissenting shareholder has the right to express to the Grand Court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	he arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares which are subject to the offer within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Grand Court can be expected to apply and follow the common law principles (namely the rule derived from the seminal English case of Foss v. Harbottle, and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such indemnification provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from fraud or willful default of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has not been a public market for our Ordinary Shares, including our Class A Ordinary Shares. Future sales of substantial amounts of Class A Ordinary Shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our Class A Ordinary Shares to fall or impair our ability to raise equity capital in the future.

Upon completion of this offering, we will have an aggregate of [●] Class A Ordinary Shares outstanding, assuming the Underwriter does not exercise the Over-Allotment Option and not including the shares of Class A Ordinary Shares issuable upon the exercise the Underwriter Warrants. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. We will apply to list our Class A Ordinary Shares on the Nasdaq Capital Market, but we cannot assure you that a regular trading market will develop. We will not proceed with this offering unless our application with Nasdaq is approved.

Lock-up Agreements

We have agreed, for a period of [●] days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares, including but not limited to any options or warrants to purchase our Class A Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Class A Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, our officers, directors and certain shareholders have also entered into a similar lock-up agreement for a period of [●] days from the date of this prospectus, subject to certain exceptions, with respect to our Class A Ordinary Shares and securities that are substantially similar to our Class A Ordinary Shares. These parties collectively own [●]%  of our outstanding Class A Ordinary Shares and all of our outstanding Class B Ordinary Shares, without giving effect to this offering.

The restrictions described in the preceding paragraphs are subject to certain exception. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Class A Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

Rule 144

All of our Class A Ordinary Shares and Class B Ordinary Shares that will be outstanding upon the completion of this offering, other than those Class A Ordinary Shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which immediately after this offering will equal [●]Class A Ordinary Shares, assuming the Underwriter does not exercise their Over-Allotment Option and 15,000 Class B Ordinary Shares; or

●	the average weekly trading volume of our ordinary shares of the same class, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Class A Ordinary Shares and Class B Ordinary Shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Class A Ordinary Shares and Class B Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following sets forth the material Cayman Islands, Chinese and U.S. federal income tax consequences related to an investment in our Class A Ordinary Shares. It is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Class A Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A Ordinary Shares, nor will gains derived from the disposal of our Class A Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our Class A Ordinary Shares.

PRC Taxation

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with a “de facto management body” within China is considered as a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, known as Circular 82, which has been revised by the Decision of the State Administration of Taxation on Issuing the Lists of Invalid and Abolished Tax Departmental Rules and Taxation Normative Documents on December 29, 2017 and by the Decision of the State Council on Cancellation and Delegation of a Batch of Administrative Examination and Approval Items on November 8, 2013. Circular 82 has provided certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that Sancai Holding Group Ltd. is not a PRC resident enterprise for PRC tax purposes. Sancai Holding Group Ltd. is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Sancai Holding Group Ltd. meets all of the conditions above. Sancai Holding Group Ltd. is a company incorporated outside China and its records (including the minutes and resolutions of its board of directors and the resolutions of its shareholders) are maintained outside China. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.

Our PRC legal counsel has also advised us that there is a risk that the PRC tax authorities may deem us as a PRC resident enterprise since a substantial majority of the members of our management team are located in China. If the PRC tax authorities determine that Sancai Holding Group Ltd. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Class A Ordinary Shares. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of Class A Ordinary Shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Sancai Holding Group Ltd. would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that Sancai Holding Group Ltd. is treated as a PRC resident enterprise. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

United States Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our Class A Ordinary Shares by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of Class A Ordinary Shares. In particular, this summary is directed only to U.S. Holders that hold Class A Ordinary Shares as capital assets and does not address all of the tax consequences to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, insurance companies, tax exempt entities, partnerships (including any entities treated as partnerships for U.S. federal income tax purposes) and the partners therein, holders that own or are treated as owning 10% or more of our shares (measured by vote or value), persons holding Class A Ordinary Shares as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or non-U.S. taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of Class A Ordinary Shares.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Class A Ordinary Shares that is a citizen or individual resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such Class A Ordinary Shares.

You should consult your own tax advisors about the consequences of the acquisition, ownership and disposition of the Class A Ordinary Shares, including the relevance to your particular situation of the considerations discussed below and any consequences arising under non-U.S., state, local or other tax laws.

Taxation of Dividends

Subject to the discussion below under “Passive Foreign Investment Company Rules,” the gross amount of any distribution of cash or property with respect to our Class A Ordinary Shares(including amounts, if any, withheld in respect of PRC taxes) that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend and will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code.

We do not expect to maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.

Subject to certain exceptions for short-term and hedged positions, the dividends received by a non-corporate U.S. Holder with respect to the Class A Ordinary Shares will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on the Class A Ordinary Shares will be treated as qualified dividends if:

●	the Class A Ordinary Shares on which the dividend is paid are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of these rules and that includes an exchange of information program; and

●	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a PFIC.

We will apply to list our Class A Ordinary Shares on Nasdaq Capital Market, and the Class A Ordinary Shares will qualify as readily tradable on an established securities market in the United States when they are approved and so long as they are so listed. Based on our audited financial statements, the manner in which we conduct our business and relevant market data, we do not believe that we were a PFIC for U.S federal income tax purpose with respect to our prior taxable year. In addition, based on our audited financial statements, the manner in which we conduct our business, relevant market data and our current expectations regarding the value and nature of our assets and the sources and nature of our income, we do not expect to be a PFIC for our current taxable year or in the foreseeable future.

In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “Taxation—PRC Taxation”), a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our Class A Ordinary Shares. In that case, we may, however, be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income (the “Treaty”). If we are eligible for such benefits, dividends we pay on our Class A Ordinary Shares would be eligible for the reduced rates of taxation described above (assuming we are not a PFIC in the year the dividend is paid or the prior year). Dividend distributions with respect to our Class A Ordinary Shares generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Subject to the limitations and conditions provided in the Code and the applicable U.S. Treasury Regulations, a U.S. Holder may be able to claim a foreign tax credit against its U.S. federal income tax liability in respect of any PRC income taxes withheld at the appropriate rate applicable to the U.S. Holder from a dividend paid to such U.S. Holder. Alternatively, the U.S. Holder may deduct such PRC income taxes from its U.S. federal taxable income, provided that the U.S. Holder elects to deduct rather than credit all foreign income taxes for the relevant taxable year. The rules with respect to foreign tax credits are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit or the deductibility of foreign taxes under their particular circumstances.

U.S. Holders that receive distributions of additional Class A Ordinary Shares or rights to subscribe for Class A Ordinary Shares as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” upon a sale, exchange or other taxable disposition of the Class A Ordinary Shares, U.S. Holders will realize gain or loss for U.S. federal income tax purposes in the amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares. Such gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if the Class A Ordinary Shares have been held for more than one year. Long-term capital gain realized by a non-corporate U.S. Holder generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Gain, if any, realized by a U.S. Holder on the sale or other disposition of the Class A Ordinary Shares generally will be treated as U.S.-source income for U.S. foreign tax credit purposes. Consequently, if a PRC tax is imposed on the sale or other disposition, a U.S. Holder that does not receive significant foreign-source income from other sources may not be able to derive effective U.S. foreign tax credit benefits in respect of such PRC tax. However, in the event that gain from the disposition of the Class A Ordinary Shares is subject to tax in the PRC, and a U.S. Holder is eligible for the benefits of the Treaty, such U.S. Holder may elect to treat such gain as PRC-source gain under the Treaty. U.S. Holders should consult their own tax advisors regarding the application of the foreign tax credit rules to their investment in, and disposition of, the Class A Ordinary Shares.

Passive Foreign Investment Company Rules

Special U.S. tax rules apply to companies that are considered to be PFICs. We will be classified as a PFIC in a particular taxable year if either

●	75 percent or more of our gross income for the taxable year is passive income; or

●	the average percentage of the value of our assets that produce or are held for the production of passive income, based on the average of four quarterly testing dates is at least 50 percent (the “asset test”).

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25% (by value) of the stock of another corporation, for purposes of determining whether we are a PFIC, we will be treated as owning our proportionate share of the other corporation’s assets and receiving our proportionate share of the other corporation’s income. Although the law in this regard is not entirely clear, we treat our VIEs as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them.

Based on our audited financial statements, the manner in which we conduct our business, relevant market data and our current expectations regarding the value and nature of our assets and the sources and nature of our income, we do not believe that we were a PFIC in our taxable year ended December 31, 2018, and we do not anticipate being a PFIC for our current taxable year or in the foreseeable future. However, because the PFIC tests must be applied each year, and the composition of our income and assets and the value of our assets may change, and because the treatment of our VIEs for U.S. federal income tax purposes is not entirely clear, it is possible that we may become a PFIC in the current or a future year. In particular, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we are a PFIC also may be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we do not deploy significant amounts of cash for active purposes, our risk of being a PFIC may increase.

In the event that we are classified as a PFIC in any year during which a U.S. Holder holds our Class A Ordinary Shares and such U.S. Holder does not make a mark-to-market election, as described in the following paragraph, the U.S. Holder will be subject to a special tax at ordinary income tax rates on “excess distributions,” including certain distributions by us (generally, distributions that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Class A Ordinary Shares) and gain that the U.S. Holder recognizes on the sale or other disposition of our Class A Ordinary Shares. The amount of income tax on any excess distributions will be increased by an interest charge to compensate for tax deferral, calculated as if the excess distributions were earned ratably over the period that the U.S. Holder holds its Class A Ordinary Shares. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we generally will continue to be treated as a PFIC for all subsequent years during which such U.S. Holder holds our Class A Ordinary Shares unless we cease to be a PFIC and the U.S. Holder makes a special “purging” election on Internal Revenue Service, or IRS, Form 8621. Classification as a PFIC may also have other adverse tax consequences, including, in the case of individuals, the denial of a step-up in the basis of his or her Class A Ordinary Shares at death.

A U.S. Holder may be able to avoid the unfavorable rules described in the preceding paragraph by electing to mark its Class A Ordinary Shares to market, provided the Class A Ordinary Shares are treated as “marketable stock.” The Class A Ordinary Shares generally will be treated as marketable stock if the Class A Ordinary Shares are “regularly traded” on a “qualified exchange or other market” (which includes the Nasdaq Capital Market). If the U.S. Holder makes a mark-to-market election, (i) the U.S. Holder will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of its Class A Ordinary Shares at year-end over the U.S. Holder’s basis in those Class A Ordinary Shares and (ii) the U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of the U.S. Holder’s basis in its Class A Ordinary Shares over their fair market value at year-end, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. In addition, any gain the U.S. Holder recognizes upon the sale of the U.S. Holder’s Class A Ordinary Shares in a year in which we are PFIC will be taxed as ordinary income in the year of sale, and any loss the U.S. Holder recognizes upon the sale will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-mark election.

The unfavorable rules described above may also be avoided if a U.S. Holder is eligible for and makes a valid qualified electing fund election, or QEF election. If a QEF election is made, such U.S. Holder generally will be required to include in income on a current basis its pro rata share of the PFIC’s ordinary income and net capital gains. We do not intend, however, to prepare or provide the information that would enable U.S. Holders to make QEF elections.

A U.S. Holder that owns an equity interest in a PFIC must annually file IRS Form 8621. A failure to file one or more of these forms as required may toll the running of the statute of limitations in respect of each of the U.S. Holder’s taxable years for which such form is required to be filed. As a result, the taxable years with respect to which the U.S. Holder fails to file the form may remain open to assessment by the IRS indefinitely, until the form is filed.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. U.S. Holders should consult their own tax advisors about the possible application of the PFIC rules to any of our subsidiaries.

U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax considerations discussed above and the desirability of making a mark-to-market election.

Foreign Financial Asset Reporting

Certain U.S. Holders who are individuals that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the Class A Ordinary Shares) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. Holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the Class A Ordinary Shares, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Dividends paid on, and proceeds from the sale or other disposition of, the Class A Ordinary Shares that are paid to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise establishes an exemption. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

A holder that is a foreign corporation or a non-resident alien individual may be required to comply with certification and identification procedures in order to establish its exemption from information reporting and backup withholding.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States; and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted in China and substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

B&D Law Firm, our counsel as to PRC laws, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties or other form of written arrangement with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Harney Westwood & Riegels, our counsel as to Cayman Islands law, that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our Company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Univest Securities, LLC, which we sometimes refer to herein as the “Underwriter”. The Underwriter may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. The Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the number of shares indicated below:

Name:	Number of Class A Ordinary Shares:
Univest Securities, LLC	[●	]

Total:	[●	]

The Underwriter is committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any shares. The underwriting agreement also provides that if an Underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The Underwriter is are not obligated to purchase the Class A Ordinary Shares covered by the Underwriter’s Over-Allotment Option to purchase Class A Ordinary Shares described below. The Underwriter is offering the Class A Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriter a 45-day option to purchase up to an aggregate of additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the offering), in any combination thereof, at the public offering price per share, less underwriting discounts and commissions.

Fees, Commissions and Expense Reimbursement

Under the underwriting agreement, we have agreed to give the Underwriter a discount equal to 8% of the public offering price on the first $10 million in gross proceeds, 4% on the second $10 million in gross proceeds and 3.5% on the remaining gross proceeds from the sale of securities in this offering.

The following table shows, for each of the total without Over-Allotment Option and total with full Over-Allotment Option offering amounts, the per share and total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses and assuming a $[●] per share offering price.

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public Offering Price	$	$	$
Underwriting Discounts	$	$	$
Proceeds to Us, Before Expenses	$	$	$

Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.

Under the underwriting agreement, we have agreed to pay the Underwriter 1% of the gross proceeds of this offering for its non-accountable expenses. We have also agreed to pay the Underwriter’s reasonable out-of-pocket expenses (including fees and expenses of the Underwriter’s counsel) incurred by the Underwriter in connection with this offering of up to $150,000. The expenses may also include (i) all reasonable and documented fees and expenses for conducting a net road show presentation; (ii) the cost of any due diligence meetings; (iii) preparation of bound volumes and Lucite cube mementos in such quantities as the Underwriter may reasonably request; and (iv) transfer taxes, if any, payable upon the transfer of securities from the Company to the Underwriter. We have paid $80,000 to the Underwriter as an advance to be applied towards the out-of-pocket expenses. Any unused portion of the advances shall be returned to the Company upon the termination date in the event that the advances are not expended.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Underwriter’s fees and commissions, will be approximately $[●], all of which are payable by us.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. The underwriting agreement and a form of subscription agreement are included as exhibits to the registration statement of which this prospectus forms a part.

Underwriter Warrants

We have agreed to issue to the Underwriter warrants to purchase the number of Class A Ordinary Shares in the aggregate equal to 6% of the gross proceeds received by the Company from the Closing. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to 110% of the public offering price per share in the offering. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. Neither our Underwriter, nor permitted assignees under Rule 5110(g)(1), will sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering. In addition, the warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than seven years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. The warrant exercise price and/or underlying shares may also be adjusted for issuances of Class A Ordinary Shares at a price below the warrant exercise price.

Right of First Refusal

We have agreed to grant the Underwriter, for the 12-month period following the first day of trading of our Class A Ordinary Shares, a right of first refusal to provide investment banking services to the Company on an exclusive basis.

Lock-Up Agreements

Each of our officers, directors, and certain existing shareholders agrees not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Class A Ordinary Shares or other securities convertible into or exercisable or exchangeable for Class A Ordinary Shares for a period of [●] days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The public offering price of the Class A Ordinary Shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to the Offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.

Application for Nasdaq Market Listing

We intent to apply to have our Class A Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “SCIT.” We will not consummate and close this offering without a listing approval letter from the Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our Class A Ordinary Shares will in fact be listed.

If our Class A Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
Nasdaq Listing Fee
FINRA
Legal Fees and Expenses
Accounting Fees and Expenses
Printing and Engraving Expenses
Miscellaneous Expenses
Total Expenses	$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the number of Class A Ordinary Shares sold in the offering. Under the Underwriting Agreement, we will pay our Underwriter a fee and commission equal to 8% of the public offering price on the first $10 million in gross proceeds, 4% on the second $10 million in gross proceeds and 3.5% on the remaining gross proceeds from the sale of securities in this offering. In addition to the cash commission, we will also reimburse the Underwriter for the full amount of its reasonable, non-accountable expenses of up to 1% of the gross proceeds raised in the offering, in addition to its expenses relating to the Offering, including but not limited to (i) reasonable travel and out-of-pocket expenses, including clearing charges and (ii) legal expense, up to $80,000.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Class A Ordinary Shares offered hereby will be opined upon for us by Harney Westwood & Riegels. B&D Law Firm is acting as counsel to our Company regarding PRC law matters. Carmel, Milazzo & Feil LLP is acting as counsel to the Underwriter. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels and B&D Law Firm with respect to matters governed by the law of the Cayman Islands and PRC, respectively.

The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of Carmel, Milazzo & Feil LLP is 55 W 38th Street, 18th Floor, New York, NY 10018.

EXPERTS

The consolidated financial statements for the years ended September 30, 2019 and 2018, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC.P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC.P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Ordinary Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal Underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC. Upon closing of our public offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

SANCAI HOLDING GROUP LTD.

Annual Consolidated Financial Statements for the Years Ended September 30, 2019 and 2018

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of September 30, 2019 and 2018	F-4

Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended September 30, 2019 and 2018	F-5

Consolidated Statements of Shareholders’ Equity for the years ended September 30, 2019 and 2018	F-6

Consolidated Statements of Cash Flows for the years ended September 30, 2019 and 2018	F-7

Notes to Consolidated Financial Statements	F-8 – F-27

Consolidated Financial Statements for the Six Months Ended March 31, 2020 and 2019 (Unaudited)

Consolidated Balance Sheets as of March 31, 2020 and 2019 (Unaudited)	F-28

Consolidated Statements of Operations and Comprehensive Income (Loss) for the six months ended March 31, 2020 and 2019 (Unaudited)	F-29

Consolidated Statements of Shareholders’ Equity for the six months ended March 31, 2020 and 2019 (Unaudited)	F-30

Consolidated Statements of Cash Flows for the six months ended March 31, 2020 and 2019 (Unaudited)	F-31

Noted to Consolidated Financial Statements (Unaudited)	F-32 – F-51

Pro Forma Consolidated Financial Statements (Unaudited) for the Six Months Ended March 31, 2020 and 2019

Pro Forma Consolidated Balance Sheets as of March 31, 2020 (Unaudited)	F-55

Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss) for the six months ended March 31, 2020 and 2019 (Unaudited)	F-54

Noted to Consolidated Financial Statements (Unaudited)	F-56 – F-58

Pro Forma Consolidated Financial Statements (Unaudited) for the Years Ended September 30, 2019 and 2018

Pro Forma Balance Sheets as of September 30, 2019 (Unaudited)	F-62

Pro Forma Consolidated Statements of Operations and Comprehensive Income (Loss) for the year ended September 30, 2019 (Unaudited)	F-61

Noted to Consolidated Financial Statements (Unaudited)	F-63 – F-65

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
Sancai Holding Group Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sancai Holding Group Ltd. (the “Company”) as of September 30, 2019 and 2018, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended September 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14 to the financial statements, the Company has restated its consolidated financial statements as of September 30, 2019, and for the year then ended, as the result of the correction of error relating to the recognition of revenue under multi-deliverable arrangements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

San Mateo, California

December 30, 2020

We have served as the Company’s auditor since May 28, 2019.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of
Sancai Holding Group Ltd.

Results of Review of Interim Financial Information

We have reviewed the condensed consolidated balance sheets of Sancai Holding Group Ltd. (the “Company”) as of March 31, 2020, and the related condensed consolidated statements of operations and comprehensive income (loss), statements of shareholders’ equity (deficit), and statements of cash flows for the six month periods ended March 31, 2020 and 2019, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15 to the financial statements, the Company has restated its interim consolidated financial statements as of March 31, 2020, and for the six month period then ended, as the result of the correction of error relating to the recognition of revenue under multi-deliverable arrangements. The Company has also restated its consolidated financial statements as of September30, 2019, and for the year then ended, as the result of the correction of error relating to the recognition of revenue under multi-deliverable arrangements.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of September 30, 2019 and 2018, and the related statements of income and comprehensive income (loss), statement of shareholders’ equity (deficit), and statement of cash flows for the years September 30, 2019 and 2018, and in our report dated December 30, 2020, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of September 30, 2019, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

We have served as the Company’s auditor since May 28, 2019.

San Mateo, California

December 30, 2020

Sancai Holding Group Ltd.

Consolidated Balance Sheets

As of September 30, 2019 and 2018

(Stated in US Dollars)

	2019	2019	2018
	(Restated)	(Original)
Assets
Current assets
Cash and cash equivalents	499,879	499,879	251,541
Accounts receivable, net	4,913,786	4,913,786	685,834
Prepaid expenses and other current assets	294,559	294,559	734,223
Other receivables, net	1,800,698	1,800,698	263,868
Inventory	21,464	21,464	45,892
Related party receivable	5,749,812	5,749,812	4,185,632
Total current assets	13,280,198	13,280,198	6,166,990

Non-current assets
Right-of-use assets	12,303,874	12,303,874	22,847,257
Total non-current assets	12,303,874	12,303,874	22,847,257

Total Assets	25,584,072	25,584,072	29,014,247

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	477,026	477,026	1,674,271
Contracts liabilities	556,999	-	-
Other payable and accruals	4,234,852	4,234,852	950,463
Customer advances	1,625,348	1,625,348	4,849,943
Related party payable	-	-	3,015
Taxes payable	2,121,142	2,121,142	61,536
Operating lease payable – current	4,413,383	4,413,383	5,871,430
Total current liabilities	13,428,750	12,871,751	13,410,658

Non-current liabilities
Operating lease payable – non-current	8,051,700	8,051,700	17,218,263
Total non-current liabilities	8,051,700	8,051,700	17,218,263

Total Liabilities	21,480,450	20,923,451	30,628,921

Shareholders’ Equity
Class A ordinary shares ($0.0001 par value per shares, 400,000,000 authorized, 10,000,000 issued, and outstanding as of September 30, 2019 and 2018)	1,000	1,000	1,000
Class B ordinary shares ($0.0001 par value per shares, 100,000,000 authorized, 1,500,000 issued, and outstanding as of March 31, 2020 and September 30, 2019, respectively)	150	150	150
Additional paid-in capital	48,850	48,850	48,850
Retained earnings	4,158,572	4,715,571	(1,742,087)
Accumulated other comprehensive loss	(104,950)	(104,950)	77,413
Total Shareholders’ Equity	4,103,622	4,660,621	(1,614,674)

Total Liabilities and Shareholders’ Equity	25,584,072	25,584,072	29,014,247

See accompanying notes to financial statements.

Sancai Holding Group Ltd.

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the years ended September 30, 2019 and 2018

(Stated in US Dollars)

	2019	2019	2018
	(Restated)$	(Original)$	$

Revenues
Rental income	14,567,268	14,567,268	1,287,644
SaaS platform	745,923	1,302,922	-
Agency and other services	2,570,209	2,570,209	2,804,191
Total revenues	17,883,400	18,440,399	4,091,835

Cost of revenues
Rental income	22,543,183	22,543,183	3,574,972
SaaS platform	40,050	40,050	-
Agency and other services	52,395	52,395	13,512
Cost of revenues	22,635,628	22,635,628	3,588,484

Gross profit	(4,752,228)	(4,195,229)	503,351

Operating expenses:
Research and development	271,755	271,755	-
Selling and marketing expenses	2,074,853	2,074,853	913,514
General and administrative expenses	4,442,184	4,442,184	1,228,779
Total operating expenses	6,788,792	6,788,792	2,142,293

Operating loss	(11,541,020)	(10,984,021)	(1,638,942)

Other income (expenses):
Interest income	1,795	1,795	544
Interest expense	(130,753)	(130,753)	-
Other income	19,738,792	19,738,792	145,715
Other expenses	(16,781)	(16,781)	-
Total other income	19,593,053	19,593,053	146,259

Income (loss) before taxes from operations	8,052,033	8,609,032	(1,492,683)

Provision for income taxes	2,151,374	2,151,374	-

Net income (loss)	5,900,659	6,457,658	(1,492,683)

Other comprehensive income (loss):
Foreign currency translation income (loss)	(182,363)	(182,363)	78,667
Total comprehensive income (loss)	5,718,296	6,275,295	(1,414,016)

Basic and diluted income (loss) per Class A ordinary shares	0.59	0.65	(0.15)
Basic and diluted income (loss) per Class B ordinary shares	3.93	4.31	(1.00)

Weighted average number of Class A ordinary shares outstanding – Basic and diluted	10,000,000	10,000,000	10,000,000
Weighted average number of Class B ordinary shares outstanding – Basic and diluted	1,500,000	1,500,000	1,500,000

See accompanying notes to financial statements.

Sancai Holding Group Ltd.

Consolidated Statements of Shareholders’ Equity (Deficit)

For the years ended September 30, 2019 and 2018

(Stated in US Dollars)

(Restated)

	Class A No. of shares	Class B No. of shares	Class A Amount	Class B Amount	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total
			$	$	$	$	$	$

Balance, October 1, 2017	10,000,000	1,500,000	1,000	150	48,850	(249,404)	(1,254)	(200,658)
Net loss						(1,492,683)		(1,492,683)
Foreign currency translation adjustment							78,667	78,667
Balance, September 30, 2018	10,000,000	1,500,000	1,000	150	48,850	(1,742,087)	77,413	(1,614,674)

Balance, October 1, 2018	10,000,000	1,500,000	1,000	150	48,850	(1,742,087)	77,413	(1,614,674)
Net income						5,900,659		5,900,659
Foreign currency translation adjustment							(182,363)	(182,363)
Balance, September 30, 2019	10,000,000	1,500,000	1,000	150	48,850	4,158,572	(104,950)	4,103,622

(Original)

	Class A No. of shares	Class B No. of shares	Class A Amount	Class B Amount	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total
			$	$	$	$	$	$

Balance, October 1, 2017	10,000,000	1,500,000	1,000	150	48,850	(249,404)	(1,254)	(200,658)
Net loss						(1,492,683)		(1,492,683)
Foreign currency translation adjustment							78,667	78,667
Balance, September 30, 2018	10,000,000	1,500,000	1,000	150	48,850	(1,742,087)	77,413	(1,614,674)

Balance, October 1, 2018	10,000,000	1,500,000	1,000	150	48,850	(1,742,087)	77,413	(1,614,674)
Net income						6,457,658		6,457,658
Foreign currency translation adjustment							(182,363)	(182,363)
Balance, September 30, 2019	10,000,000	1,500,000	1,000	150	48,850	4,715,571	(104,950)	4,660,621

See accompanying notes to financial statements.

Sancai Holding Group Ltd.

Consolidated Statements of Cash Flows

For the years ended September 30, 2019 and 2018

(Stated in US Dollars)

	2019	2019	2018
	(Restated)$	(Original)$	$

Cash flows from operating activities
Net income (loss)	5,900,659	6,457,658	(1,492,683)
Increase in accounts and other receivables	(6,027,574)	(6,027,574)	(931,489)
Decrease/(Increase) in inventory	23,583	23,583	(48,388)
Decrease/(Increase) in prepayments and other current assets	428,054	428,054	(729,910)
Decrease/(Increase) in right of use of lease assets	10,059,383	10,059,383	(23,218,154)
(Decrease)/Increase in lease liabilities	(10,134,274)	(10,134,274)	23,471,140
Increase in payables and other current liabilities	1,810,934	1,253,935	7,114,913
Net cash provided by operating activities	2,060,765	2,060,765	4,165,429

Cash flows from investing activities
Net cash provided by investing activities	-	-	-

Cash flows from financing activities
Changes in related party balances, net	(1,792,837)	(1,792,837)	(3,751,354)
Net cash (used in) provided by financing activities	(1,792,837)	(1,792,837)	(3,751,354)

Net increase of cash and cash equivalents	267,928	267,928	414,075

Effect of foreign currency translation on cash and cash equivalents	(19,590)	(19,590)	(167,125)

Cash and cash equivalents–beginning of year	251,541	251,541	4,591

Cash and cash equivalents–end of year	499,879	499,879	251,541

Supplementary cash flow information:
Interest received	1,795	1,795	544

See accompanying notes to financial statements.

SANCAI HOLDING GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED September 30, 2019 AND 2018

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Sancai Holding Group Ltd. (“Sancai Holding” or the “Group”) was incorporated on July 9, 2019 under the laws of Cayman Islands. Under its Memorandum of Association, Sancai Holding was authorized to issue 50,000 ordinary shares of a single class, par value $1.00 per ordinary share. The subscriber received one ordinary share of the Group upon incorporation. On the same day, the subscriber transferred to Fancy Dream Limited the one ordinary share.

In connection with the incorporation, on July 9, 2019, the Company issued 31,499, 10,000, 6,500 and 2,000 ordinary shares, respectively to Fancy Dream Limited, Lucky Bunny Limited, Superexcellence Limited, and Hippogriff Limited.

On July 13, 2020, the Company amended its memorandum of association to effect a 1:10,000 stock split and to change the authorized share capital to US$50,000 divided into 500,000,000 ordinary shares, of a par value of US$0.0001 each. Concurrently, Fancy Dream Limited surrendered 308,700,000 ordinary shares to the Company. Lucky Bunny Limited surrendered 98,000,000 ordinary shares to the Company. Superexcellence Limited surrendered 63,700,000 ordinary shares to the Company. Hippogriff Limited surrendered 19,600,000 ordinary shares to the Company.

On August 13, 2020, the Company amended its memorandum of association to re-designate (a) the 10,000,000 issued and 390,000,000 authorized but unissued ordinary shares into Class A Ordinary Shares of a par value of US$0.0001 each and (b) 100,000,000 authorized but unissued ordinary shares into Class B Ordinary Shares of a par value of US$0.0001 each to change its authorized share capital to US$50,000 divided into (i) 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each. Concurrently, the Company issued 1,000,000 Class B Ordinary Shares to Fancy Dream Limited and 500,000 Class B Ordinary Shares to Superexcellence Limited.

The Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same liquidation preference and priority for the receipt of dividends, except for voting rights and conversion rights. Class A Ordinary Shares are entitled to one (1) vote per share. Class B Ordinary Shares are entitled to ten (10) votes per share. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Sancai Holding was incorporated as an investment holding company with intention of creating a structure that management believes is more flexible to raise additional funds in capital markets. The Group conducts its primary operations via its subsidiaries and controlled companies as detailed below. For the purposes of comparability on a per share basis of the Group’s result of operations, management has retroactively applied it share structure to the beginning of the first period presented as if Sancai Holding was established immediately prior to October 1, 2017.

Sancai Limited (“Sancai Seychelles”) was incorporated on December 2, 2019 under the laws of Seychelles. Sancai Seychelles is a wholly-owned subsidiary of Sancai Holding. It is a holding company and is not currently conducting business activities.

Sancai International Holding Limited (“Sancai HK”) was incorporated on April 26, 2019 under the laws of Hong Kong SAR. On December 19, 2019, Sancai Seychelles acquired 10,000 ordinary shares of Sancai HK from Mr. Ning Wen with a consideration of 10,000HKD (equivalent to approximately $1,276). Sancai HK is a wholly-owned subsidiary of Sancai Seychelles. It is an intermediary holding company and is not actively engaged in business activities.

Xi’an Minglan Management Co., Ltd. (“Sancai WFOE”) was incorporated on December 18, 2019 under the laws of PRC. Sancai WFOE is a wholly-owned subsidiary of Sancai HK. It has not conducted any primary operations.

Sancai WFOE entered into a series of contractual arrangements with Sancaijia Co., Ltd. (“Sancaijia”) (the “VIE”) and the shareholders of the VIE. The contractual arrangements consisted of the business operation agreement, shareholder voting proxy agreement, equity pledge agreement, exclusive technical consultation and service agreement, exclusive call option agreement and spousal consent letters (the “VIE Agreements”). The Group believes that the VIE Agreements would enable the WFOE to (1) have power to direct the activities that most significantly affects the economic performance of the VIE and its subsidiaries and (2) receive the economic benefits of the VIE and its subsidiaries that could be significant to the VIE and its subsidiaries. Accordingly, the Group believes that Sancai WFOE is the primary beneficiary of the VIE and its subsidiaries.

Sancaijia was incorporated on November 6, 2018 under the laws of PRC, whose main business is managing platforms.

Sancaijia Technology Co., Ltd. (“Sancaijia Technology”) was incorporated on July 11, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and its main course is to develop and improve platforms. Sancai Real Estate was incorporated on December 8, 2017 under the laws of PRC, and it rents and lets out apartments in many cities.

Sancaijia acquired the 100% equity interests of Sancai Real Estate Co., Ltd. (“Sancai Real Estate”) on August 16, 2019. Xi’an Dacai was incorporated on October 9, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on housekeeping services. Shanghai Wenxu was incorporated on October 25, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on computer science and advance technology development. Caibaoyun Settlement Technology (Xi’an) Co., Ltd. was incorporated on August 31, 2020 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on information technology service. Sancaijia Property Industry Service Co., Ltd. (“Sancaijia Property”) was incorporated on August 28, 2020 under the laws of PRC, which is 100% owned by Sancaijia Technology, and it mainly engaged in property management. Chengdu Sancai Property Rental Co., Ltd. (“Chengdu Sancai”) was incorporated on June 8, 2018 under the laws of PRC, which is 100% owned by Sancai Real Estate and it mainly focuses on real estate leasing. Xi’an Sancai Internet Property Rental Co., Ltd. (“Xi’an Sancai”) was incorporated on May 23, 2017 under the laws of PRC, which is 100% owned by Sancai Real Estate, and it mainly focuses on software and internet portal development.

Business Operation Agreement

Pursuant to the Business Operation Agreement entered into among Sancai WFOE, the VIE and the shareholders of the VIE (hereinafter referred to individually as a “Shareholder” and collectively as the “Shareholders”), the shareholders of the VIE agreed that without the prior written consent of Sancai WFOE or any party designated by Sancai WFOE, the VIE shall not engage in any transaction which may have a material or adverse effect on any of its assets, businesses, employees, obligations, rights or operations (except for those occurring in the due course of business or in day-to-day business operations, or those already disclosed to Sancai WFOE and with the explicit prior written consent of Sancai WFOE). In addition, the VIE and its shareholders jointly agreed to accept and strictly implement any proposal made by Sancai WFOE from time to time regarding the employment and removal of the VIE’s employees, its day-to-day business management, and the financial management system of the VIE. This Business Operation Agreement shall become effective upon execution by Sancai WFOE, the VIE and the Shareholders (collectively as the “Parties”), and shall remain valid until it is terminated by written agreement of the Parties. During the term of the Business Operation Agreement, none of the VIE or the Shareholders may terminate the Business Operation Agreement. Sancai WFOE shall have the sole right to terminate the Business Operation Agreement at any time, provided that Sancai WFOE gives prior written notice of thirty (30) days to the VIE and the Shareholders. In addition, the Parties may terminate the Business Operation Agreement as they unanimously agree through negotiation.

Shareholder Voting Proxy Agreement

Pursuant to the Shareholders Voting Rights Proxy Agreement among Sancai WFOE, the VIE and the Shareholders, (collectively as the “Parties”), each Shareholder irrevocably authorizes Sancai WFOE or any person(s) designated by Sancai WFOE to act as its attorney-in-fact to exercise all of its rights as a shareholder of the VIE, including, but not limited to, the right to convene shareholders’ meetings, vote and sign any resolution as a shareholder, appoint directors and other senior executives to be appointed and removed by the shareholder, the right to sell, transfer, pledge and dispose of all or a portion of the shares held by such shareholder, and other shareholders voting rights permitted by the articles of association of the VIE. The term of this agreement is for ten years. Unless terminated early by the Parties by written agreement, this agreement shall remain valid for ten (10) years. In the case that a Shareholder becomes the defaulting party who materially breaches any provision or materially fails to perform any obligation under this agreement, Sancai WFOE shall be entitled to terminate this agreement. Upon the expiration of this agreement, unless Sancai WFOE gives a non-renewal written notice to the VIE and the Shareholders 30 days prior to the expiration, this agreement shall be renewed automatically for successive ten (10)-year terms.

Equity Pledge Agreements

Pursuant to the Equity Pledge Agreement entered into among Sancai WFOE, the VIE and the Shareholders (collectively as the “Parties”), the Shareholders agreed to pledge their 100% equity interests in the VIE to Sancai WFOE to secure the performance of the VIE’s obligations under the existing exclusive call option agreement, shareholder voting proxy agreements, exclusive technical consultation and service agreement, business operation agreement and also the equity pledge agreement. If events of default defined therein occur, upon giving written notice to the Shareholders, Sancai WFOE may exercise the right to enforce the pledge to the extent permitted by PRC laws. This agreement shall come into effect upon execution by each of the Parties and the term of this agreement shall end upon the full performance of the Contractual Obligations or the full discharge of the Secured Liabilities defined under this agreement.

As of the date of this prospectus, the Shareholders have completed the equity pledge registration with the relevant office of Administration for Market Regulation in accordance with the PRC Property Rights Law.

Spousal Consent Letter

Pursuant to a series of Spousal Consent Letters, executed by the spouses of the Shareholders, Mr. Ning Wen, Mr. Lizhi He and Mr. Zhijie Zhang, the signing spouses confirmed and agreed that the equity interests of the VIE are the own property of their spouses and shall not constitute the community property of the couples. The spouses also irrevocably waived any potential right or interest that may be granted by operation of applicable law in connection with the equity interests of the VIE held by their spouses.

Exclusive Technical Consultation and Service Agreement

Pursuant to the Exclusive Technical Consultation and Service Agreement entered into between Sancai WFOE and the VIE, Sancai WFOE has the exclusive right to provide or designate any entity to provide the VIE with business support, technical and consulting services. The VIE agrees to pay Sancai WFOE (i) the service fees equal to the sum of 100% of the net income of the VIE of that year or such other amount otherwise agreed by Sancai WFOE and the VIE; and (ii) service fee otherwise confirmed by Sancai WFOE and the VIE for specific technical services and consulting services provided by Sancai WFOE in accordance with the VIE’s requirement from time to time. The exclusive consultation and service agreement will continue to be valid unless the written agreement is signed by all parties to terminate it or a mandatory termination is requested in accordance with applicable PRC laws and regulations.

Exclusive Call Option Agreements

Pursuant to the Exclusive Call Option Agreement entered into among Sancai WFOE, the VIE and the Shareholders, each Shareholder has irrevocably granted Sancai WFOE an exclusive option to purchase all or part of its equity interests in the VIE, and the VIE has irrevocably granted Sancai WFOE an exclusive option to purchase all or part of its assets. With regard to the equity transfer option, the total transfer price to be paid by Sancai WFOE or any other entity or individual designated by Sancai WFOE for exercising such option shall be the capital contribution mirrored by the corresponding transferred equity in the registered capital of the VIE. But if the lowest price permitted by the then-effective PRC law is lower than the above capital contribution, the transfer price shall be the lowest price permitted by the PRC law. With regard to the asset purchase option, the transfer price to be paid by Sancai WFOE or any other entity or individual designated by Sancai WFOE for exercising such option shall be the lowest price permitted by the then-effective PRC law.

In the opinion of B&D Law Firm, our PRC legal counsel:

●	the ownership structures of our VIE in China and Sancai WFOE, both currently and immediately after giving effect to this offering, do not result in any violation of applicable PRC laws and regulations currently in effect; and

●	the contractual arrangements among Sancai WFOE, our VIE and its shareholders governed by PRC law are valid, binding, and enforceable, and will not result in any violation of applicable PRC laws and regulations currently in effect.

However, we have been advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules, and there can be of no assurance that the PRC government will ultimately take a view that is consistent with the above opinions of our PRC legal counsel. In particular, On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020. Among other things, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China but it does not explicitly stipulate the contractual arrangements as a form of foreign investment. On December 26, 2019, the State Council promulgated the Implementation Regulations on the Foreign Investment Law, which came into effect on January 1, 2020. However, the Implementation Regulations on the Foreign Investment Law still remains silent on whether contractual arrangements should be deemed as a form of foreign investment. Though these regulations do not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, the Foreign Investment Law still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations.

The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. On June 30, 2019, the Ministry of Commerce of the PRC (the “MOFCOM”) and the National Development and Reform Commission (the “NDRC”) jointly issued the Negative List (Edition 2019). The latest version of the Negative List (Edition 2020) was issued on June 23, 2020, which took effect on July 23, 2020 and supersede the previous lists. See “Regulations—Regulations relating to Foreign Investment-The Guidance Catalogue of Industries for Foreign Investment.” The value-added telecommunications services that we conduct through our consolidated VIE is subject to foreign investment restrictions/prohibitions set forth in Negative List (Edition 2020). It is unclear whether any new “negative list” to be promulgated or amended under the PRC Foreign Investment Law will be different from the foregoing lists that already exist. And it is uncertain whether our corporate structure will be seen as violating foreign investment rules as we are currently using the contractual arrangements to operate certain businesses in which foreign investors are currently prohibited from or restricted to investing. If our control over our VIE through contractual arrangements are deemed as foreign investment in the future, and any business of our VIE is “restricted” or “prohibited” from foreign investment under the then-effective “negative list,” we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements including the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and consolidated variable interest entities. All intercompany transactions and balances are eliminated on consolidation.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of televisions, air-conditioners, washers, and water heaters that are supplied to the tenants while needed. The Company applies the first in, first out cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of televisions, air-conditioners, washers, and water heaters. Upon physical receipt and inspection of the of televisions, air-conditioners, washers, and water heaters from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Equipment

Equipment with unit cost more than $2,102 (RMB 15,000) will be capitalized when incurred. Equipment with unit cost equal to or less than $2,102 (RMB 15,000) will be expensed when incurred.

Capitalized equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Group typically applies a salvage value of 0%. The estimated useful lives of the equipment are as follows:

Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Group’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred.

All of the equipment we have are office equipment, such as personal computers, printers, which are expensed when incurred due to the unit cost of all of the office equipment is below our fixed assets capitalization policy $2,102 (RMB 15,000). The total office equipment expenses as of September 30, 2019 and 2018 was $250,520 and 95,966, respectively.

Accounting for the impairment of long-lived assets

The Company performs reviews on its long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts, and other payables, accrued liabilities, and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum, which is equal to 50% of the enterprise’s PRC registered capital.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The functional currency of the Company’s wholly-owned subsidiary incorporated in Hong Kong S.A.R. is the United States dollars (US$). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, while its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2019	2018
Year-end RMB: US$ exchange rate	7.1360	6.8665
Annual average RMB: US$ exchange rate	6.8673	6.5124
Year-end HKD:US$ exchange rate	7.7872	7.8340
Annual average HKD:US$ exchange rate	7.8346	7.8370

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue

The Group adopted ASC 606 “Revenue Recognition,” and the Group applies the following five steps model in applying ASC 606:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

Rental income

The Group leases real property from real property owners, whom are typically investors interested moderate returns with steady cash flow; the Group sublets the properties that its lease from the owners to tenants with the desired effect of generating a spread between its leasing cost and rental income to generate profit margins. Under the terms and conditions of the agreements that group enters into, the Group acts a principal in the transaction because the Group takes the risk of loss from lack of rental income if itself has leased the property as a lessee, but has not procured a tenant to fill the vacancy; accordingly, the Group recognizes rental income using the gross method.

The Group enters into rental agreements with tenants. The agreements vary with regards to length and payment terms. The agreements may have a duration from one to five years; however, the most typical rental agreement carries a one-year term with options to renew each year, subject to the mutual consent of the Group and the tenant. The rental agreements include monthly, quarterly, semi-annually, and annually payment terms that require advance payments that recorded as liabilities until the group has met the performance obligation set forth in the contract which is the provision of space to the tenant for their use. When the performance obligations are met the Group records revenue using the straight-line method to its results of operations on a monthly basis. If certain rental agreements provide rent abatement for a certain period to induce the tenant to enter the agreement, that abatement is amortized over the life of the lease agreement.

Additionally. the Group, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in rental agreements. The Group has recognized the leases as operating leases. In the event that tenant terminates the lease prior to its expiration, the Group is entitled to the security deposits that tenants have deposited with the Group as early termination compensation, such termination compensation is recognize in the month that the termination transpires.

Agency income

The Group earns agency income by acting as intermediary between landlords and third-party suppliers and service providers. These transactions typically occur when the property to be leased to sublessee tenants requires improvements and remodeling of the property at the cost to the owner of the real property. The Group leverage its network and relationships to refer to interior designers and general contractors for the landlords. In these transaction, once the owner has agreed to general terms and condition set forth by the third party designers and contractors, the Group will collect the funds for the construction and design fees in advance from the owners, and then they will releases the funds to the contractors upon completion and inspection of the work by the designers and contractors and landlords. The Group typically charges a percentage of the total design and construction fees. When the Group holds the funds for these transactions, they are accounted for as liabilities. Upon completion and inspection of the improvements and remodeling of the property by the designers and contractors and landlords, the remainder that the Group with holds as its compensation for referring the business to the service providers is recognized as revenue. The determination of whether revenues should be reported on a gross or net basis is based on the Group’s assessment of whether it is the principal or an agent in the transaction. In determining whether the Group is the principal or an agent, the Group follows the ASC 606 new accounting guidance for principal-agent considerations. Since the Group (i) is not the primary obligor and is not responsible for fulfilling the promise to provide improvements and remodeling of the property service, (ii) is not controlling the property or has no ability to direct the use of the property during the improvements and remodeling process, and (iii) is not responsible or liable for any warranties or defects from the design and construction work, the Group has concluded that it is the agent in these arrangements, and therefore report revenues on a net basis.

Revenues generated from SaaS Platform

The Group generates revenue through its software-as-a-service (“SaaS”) platform (“the platform”). The Group has entered into platform contracts with property management agents or the value-added service providers (“Customers”) for using the platform. The platform contracts establish a cooperative relationship between the Group and the Customers, which set the Group’s role and responsibility for providing platform services and a fee allocation structure for various standard cooperating roles of platform services. In general, the Group charges a 3-5% of transaction fees from the Group’s customers. Once transpired, the fees are not refundable.

The timing of revenue recognition under these platform contracts may differ from the timing of invoicing to the Group’s customers. The Group record deferred revenues on the consolidated balance sheets when revenues are recognized subsequent to cash collection. The Group does not recognize revenue prior to cash collection.

Allocation of the Transaction Price for Platform Contracts that have Multiple Performance Obligations

The platform contracts include multiple performance obligations. Judgment is required in determining whether each performance obligation is distinct. The Group allocates the transaction price for each transaction under the platform contracts to each performance obligation based on the estimated standalone selling prices (“SSP”) for each performance obligation within each contract.

The Group uses judgment in determining the estimated SSP using the expected cost plus margin approach. The Group is unable to establish the SSP based on observable prices since the services are provided as a bundle through the platform, and the Group does not plan to breakdown the functions into separate modules for sale on a standalone basis in the near future. Therefore, a representative SSP is not discernible from past transactions.

i.	Revenues generated from rental property leasing transaction

Property management agents (“the agents”) enter into leasing contracts with landlords to lease the landlord’s rental properties and sublease the rental properties to tenants through the platform. After the tenant signs rental contract with the agents using the platform, the tenant will settle their rental payments through the platform’s settlement system. These payments are withheld at a third-party payment processing service provider and distributed to the agents and the Group within a few days based on the agreed percentage. The Group’s obligation regarding such transactions is fulfilled when the leasing contracts and rental contracts are executed and processed using the platform, and when the rental payments are distributed to the agents.

When the agents sign the rental contracts with the tenants through the platform and the Group charges the transaction fees in accordance with platform contracts for providing platform services in completing the rental transactions, the Group is considered as a participating agent who provides platform services to the principal agents as the Group is not the primary obligor for the rental contracts and does not have the right to determine the service price. Accordingly, the Group account for the transaction fees from these rental contracts on a net basis.

ii.	Revenues generated from value-added services transaction

Value-added service providers use the platform functionality to advertise and market their services, which may include janitorial, maintenance and repair among others to either landlords or tenants (“the users”). After the users sign service contract with the value-added service providers using the platform and upon completion of service, the users will settle their payments through the platform’s settlement system. These payments are withheld at a third-party payment processing service provider and distributed to the value-added service providers and the Group within a few days based on the agreed percentage. The Group’s obligation regarding such transactions is fulfilled when the service contracts are executed using the platform, the service is completed, and the service payments are distributed to the value-added service providers.

When the value-added service providers sign the service contracts with the users through the platform and the Group charges the transaction fees in accordance with platform contracts for providing platform services in completing the services, the Group is considered as a participating agent who provides platform services to the principal agents as the Group is not the primary obligor for the services and does not have the right to determine the service price. Accordingly, the Group account for the transaction fees from these services on a net basis.

iii.	Other Revenues generated from the SaaS Platform

The Group also provides a series of distinct services through the platform, including customer acquisition, customer management, employee management and data analysis (“Series Services”). These Series Services are substantially the same and have same pattern of transfer to the Customers. Under the guidance of ASC 606-10-25-15, these series services are identified as one performance obligation for the purpose of revenue recognition measurement. These Series Services are included in the platform and made available for the Customers during the contract period, which is typically one year. The Group satisfies the performance obligations on a continuous basis over the contract period through allowing the Group’s customers seamless access to the platform. Since the Series Services are provided over time, the Group amortize this revenue over the contract period on a monthly basis.

Lease

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet.  The Company adopted this ASU as of October 1, 2017 and elected the package of practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases.

The Group sources the apartments from landlords and sublease to residents. The impact of the adoption on October 1, 2017 increased the right-of-uses and lease liabilities by approximately $852,536 based on the present value of the future minimum rental payments of the new subleases, using an effective interest rate of 4.75%, which is determined using an incremental borrowing rate. The lease component is the right the Group to sublease the apartments. There are no non-lease components. There are no options for the Group to extend or terminate or purchase the leased apartments.

The Group also leases offices for its own use. Upon adoption of ASU 2016-02, “Leases” (Topic 842), the Group recognized lease labilities of approximately $713,835, with corresponding Right-of-use (“ROU”) assets of the same amount based on the present value of the future minimum rental payments of the new leases, using an effective interest rate of 4.9%, which is determined using an incremental borrowing rate. The lease component is the right the Group to use the offices. There are no non-lease components. There are options for the Group to extend the lease term, but the Group determined that it is reasonably certain not to exercise that option. There are no options for the Group to purchase the leased offices. Accounting policies as a result of the adoption of this ASU are described below.  Refer to Note 13 for additional lease disclosures.

For any new lease, the Group, at the inception of the contract, determines whether a contract is or contains a lease. The Group records right-of-use (“ROU”) assets and lease obligations for its operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. As the rate implicit in the Group’s leases is not easily determinable, the Group’s applicable incremental borrowing rate is used in calculating the present value of the sum of the lease payments.

Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Group will exercise the option. The Group has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less.

For a majority of all classes of underlying assets, the Group adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Contract liabilities

Contract liabilities are recognized if the Group receives consideration in advance of performance, which is mainly in relation to the SaaS platform. The Group expects to recognize a significant majority of this balance as revenue over the next 12 months, and the remainder thereafter.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

Research and development costs more than the Company threshold of capitalization of assets will be capitalized when incurred. Research and development costs equal to or less than the Company threshold of capitalization of assets will be expensed when incurred.

Research and development expenses include salaries and other compensation-related expenses paid to the Group’s research and product development personnel while they are working on R&D projects. R&D expenses incurred by the Group are separately disclosed under operating expenses section.

The Company expensed $271,755 and $Nil as research and development costs during the years ended September 30, 2019 and 2018 related to expenditures on internally developed software costs. At the time the Company made the decision to expense the amounts, they were lower than the Company threshold of capitalization of assets of $145,618.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to expenses as incurred.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of shareholders’ equity, except the changes in paid-in capital and distributions to shareholders due to investments by shareholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, our business, results of operations and financial condition have been and will continue to be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	We temporally closed our offices to adhere to the policy from February 2020 until April 2020, as required by relevant PRC regulatory authorities. Our offices are slowly reopening pursuant to local guidelines.

●	Some of our employees were in mandatory self-quarantine from January 2020 to April 2020.

●	Our customers have been negatively impacted by the outbreak, which may reduce the demand of our rental apartments. As a result, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 pandemic continues. We will continue to closely monitor our collections throughout 2020.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted ASU 2016-02 on October 1, 2017 and recognize operating lease labilities with corresponding right of use (“ROU”) assets of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases with a term longer than 12 months.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3. Variable interest entity

On February 25, 2020, Sancai WFOE has entered into a series of contractual arrangements with Sancaijia and its shareholders upon executing of the “VIE Agreements.” The significant terms of these contractual arrangements are summarized in “Note 1 - Nature of business and organization” above. As a result, the Company classifies Sancaijia as VIE.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Sancai WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Sancaijia because it has both of the following characteristics:

(1) The power to direct activities at Sancaijia that most significantly impact such entity’s economic performance, and

(2) The obligation to absorb losses of, and the right to receive benefits from Sancaijia that could potentially be significant to such entity.

Accordingly, the accounts of Sancaijia are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions, results of operations and cash flows are included in the Company’s consolidated financial statements beginning on October 1, 2018.

The carrying amount of the VIE’s assets and liabilities are as follows:

	2019	2019	2018
Assets	(Restated)	(Original)
Current assets
Cash and cash equivalents	$499,879	$499,879	$251,541
Accounts receivable, net	4,913,786	4,913,786	685,834
Prepaid expenses and other current assets	294,559	294,559	734,223
Other receivables, net	1,800,698	1,800,698	263,868
Inventory	21,464	21,464	45,892
Amounts due from non-VIE subsidiaries of the Company	-	-	-
Related party receivable	5,755,347	5,755,347	4,185,632
Total current assets	13,285,733	13,285,733	6,166,990

Non-current assets
Right-of-use assets	12,303,874	12,303,874	22,847,257
Total non-current assets	12,303,874	12,303,874	22,847,257

Total Assets	25,589,607	25,589,607	29,014,247

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	477,026	477,026	1,674,271
Contracts liabilities	556,999	-	-
Other payable and accruals	4,234,852	4,234,852	950,463
Customer advances	1,625,348	1,625,348	4,849,943
Related party payable	-	-	3,015
Taxes payable	2,121,142	2,121,142	61,536
Amounts due to non-VIE subsidiaries of the Company	-	-	-
Operating lease payable – current	4,413,383	4,413,383	5,871,430
Total current liabilities	13,428,750	12,871,751	13,410,658

Non-current liabilities
Operating lease payable – non-current	8,051,700	8,051,700	17,218,263
Total non-current liabilities	8,051,700	8,051,700	17,218,263

Total Liabilities	$21,480,450	$20,923,451	$30,628,921

The summarized operating results of the VIE’s are as follows:

	September 30, 2019	September 30, 2019	September 30, 2018
	(Restated)	(Original)

Operating revenues	$17,883,400	$18,440,399	$4,091,835
Gross profit	(4,752,228)	(4,195,229)	503,351
Income (loss) from operations	8,057,568	8,614,567	(1,492,683)
Net income	$5,906,194	$6,463,193	$(1,492,683)

The summarized cash flows results of the VIE’s are as follows:

	September 30, 2019	September 30, 2019	September 30, 2018
	(Restated)	(Original)

Net cash provided by operating activities	$2,066,300	$2,066,300	$4,165,429
Net cash provided by investing activities	-	-	-
Net cash used in financing activities	(1,798,372	(1,798,372)	(3,751,354)
Net increase of cash and cash equivalents	$267,928	$267,928	$414,075

As of September 30, 2019 and 2018, the VIEs have not incurred any amount due from non-VIE subsidiaries of the Company.

As of September 30, 2019 and 2018, the VIEs have not incurred any amount due to non-VIE subsidiaries of the Company.

All of the rental property contracts and SaaS system are the revenue producing assets held by the VIE.

4. Accounts Receivables

	September 30, 2019	September 30, 2018
Sales of rental contracts	4,242,205	-
SaaS platform	526,584	-
Agency income	136,390	678,501
Others	8,607	7,333
Total	4,913,786	685,834
Allowance for doubtful accounts	-	-
Accounts receivables, net	4,913,786	685,834

Sales of rental contracts: Sale of rental contracts was for the sublease contracts. On July 1, 2019, the Group sold total of 10,167 units of the rental contracts to City Community Service Group Co. Ltd. of Xian for the consideration of USD 18,930,293. All of the rental contracts sold to City Community Service Group Co. Ltd. of Xian are non-recourse. As of the date of this report was issued, the full amount of the account receivable of the sales of rental contracts of $4,242,205 was fully collected by the Group. Details refer to Note 11.

5. Other Receivables

	September 30, 2019	September 30, 2018
Deposits to landlords	308,724	148,251
Advances to employees	102,313	103,810
Advances to suppliers	1,338,293	-
Others	51,368	11,807
Total	1,800,698	263,868
Allowance for doubtful accounts	-	-
Other Receivables	1,800,698	263,868

6. Other Payables and Accruals

	September 30, 2019	September 30, 2018
Tenant deposits	2,568,166	425,808
Salary payable	3,811	256,046
Decoration contractor deposits	223,838	125,162
Others	1,439,037	143,447
	4,234,852	950,463

7. Customer Advances

	September 30, 2019	September 30, 2018
Tenant rental fee advances	1,411,327	2,547,790
Landlord decoration fee advances	213,228	2,297,784
Others	793	4,369
	1,625,348	4,849,943

Tenant rental fee advances: The Group offered rental fee discount to tenants who paid the rental fee in advances in quarterly, semi-annually, and annually. Tenant rental fee advances will be recognized as revenue in a straight-line basis.

8. Selling Expenses

	For the years ended September 30,
	2019	2018
Commission to external salesperson	1,318,179	1,290
Advertising fee	221,230	144,804
Rent	158,940	-
Repair and maintenance fee	72,683	10,848
Salary expenses	54,043	502,807
Administrative expenses	24,797	194,413
Others	224,981	59,352
	2,074,853	913,514

ASC 340-40-25 said as a practical expedient, an entity may recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

Since 99% of all of our apartments leasing contracts are within one year and thus the amortization period of the leasing contracts is one year or less. Management decided to expense all the commissions paid to external sales personnel as incurred.

9. General and Administrative Expenses

	For the years ended September 30,
	2019	2018
Salary expenses	2,041,530	542,703
Rent	608,855	61,134
Professional fee	308,912	-
Office equipment rental expenses	253,148	19,703
Repair and maintenance fee	251,083	-
Advertising fee	179,330	119,361
Administrative expenses	162,295	165,112
Others	637,031	320,766
	4,442,184	1,228,779

10. Other Income

	For the years ended September 30,
	2019	2018
Sales of rental contracts	18,930,293	-
Decoration delay penalty income	808,499	145,715
	19,738,792	145,715

Sales of rental contracts: Sale of rental contracts was for the sublease contracts. On July 1, 2019, the Group sold total of 10,167 units of the rental contracts to City Community Service Group Co. Ltd. of Xian for the consideration of $ 18,930,293. All of the rental contracts sold to City Community Service Group Co. Ltd. of Xian are non-recourse. The Group determined the income recognized based on a rental property assessment report issued by a national registered and licensed appraisal firm (“Guangzhou Taizhi Asset Appraisal Firm”) and the consideration of $ 18,930,293 is mutually agreed in the sales of rental contracts. As of September 30, 2019, $14,688,088 was collected by the Group and the account receivable of the sales of rental contracts was $4,242,205. As of the date of this report was issued, the full amount of the account receivable of the sales of rental contracts of $4,242,205 was fully collected by the Group.

In the rental property assessment report, each of the 10,167 units of the rental contracts was appraised individually by using 10% incremental borrowing rate to discount the future cash flow of the rental property to obtain the present value. The total appraisal value of the 10,167 units of the rental contracts is $18,930,293. The property owners of the 10,617 units of rental properties will receive the monthly rental payments from the City Community Service Group Co. Ltd. of Xian instead of from the Group since all the rights and liabilities were transferred to the City Community Service Group Co. Ltd. of Xian with non-recourse per the sales of rental contracts. Upon the sales of these 10,617 units of rental properties, the right-of-use assets and operating lease liabilities were reduced by $126,654,018 and $127,859,048, respectively.

11. Related Party Transactions

Name of related party	Relationship
Ning Wen	Founder and CEO of the Group
Jin Xing	An executive of a subsidiary
Chengcheng Real Estate Co., Ltd. (i)	An entity where Founder and CEO of the Group served as legal representative prior to May 2019
City Community Service Group Co. Ltd. of Xian (ii)	An entity where Founder and CEO of the Group served as legal representative prior to May 2019
Sancai Group Co., Ltd	An entity controlled by Founder and CEO of the Group
Dongyan Bai	Spouse of Founder and CEO of the Group

(i) Mr. Ning Wen was the legal representative of Chengcheng Real Estate Co., Ltd. prior to May 2019. As of Mr. Wen’s resignation as the legal representative of Chengcheng Real Estate Co., Ltd. in May 2019, Chengcheng Real Estate Co., Ltd. ceased to be a related party.

(ii) Mr. Ning Wen was the legal representative of City Community Service Group Co. Ltd. of Xian prior to May 2019. As of Mr. Wen’s resignation as the legal representative of City Community Service Group Co. Ltd. of Xian in May 2019, City Community Service Group Co. Ltd. of Xian ceased to be a related party.

At September 30, 2019 and 2018, the Company lent funds to the following related parties; these loans were unsecured and non-interest bearing.

	As of September 30,
	2019	2018
Ning Wen	5,749,812	3,246,678
Jin Xing	-	68,429
Chengcheng Real Estate Co., Ltd	-	812,271
Sancai Group Co., Ltd	-	58,254
	5,749,812	4,185,632

At September 30, 2019 and 2018, the Company owed funds to the following related parties; these loans were unsecured and non-interest bearing.

	As of September 30,
	2019	2018
Dongyan Bai	-	3,015
	-	3,015

12. Operating Lease Commitments

The Group leases apartments from landlords usually for a period of three to five years. Since all the benefits and risks incidental to ownership remains with the landlord, the Group determines that these arrangements are operating leases. The Group typically negotiates a rent-free period of 90-150 days and locks in a fixed rent for the first one or three years and approximately 5% annual, non-compounding increase for the rest of the lease period. As such, typically all leases with landlords contain rent holidays and fixed escalations of rental payments during the lease term. The Group determines the lease term under ASC 842 to include only the years that covered in the lease contracts since there are no options for the Group to extend or terminate the lease contracts. The Group records total lease expense on a straight-line basis over the lease term and the difference between the straight-line lease expense and cash payments under the lease is recorded as accounts payable on the consolidated balance sheets.

The Group sources the apartments from landlords and sublease to residents. The impact of the adoption on October 1, 2017 increased the right-of-uses and lease liabilities by approximately $852,536 based on the present value of the future minimum rental payments of the new subleases, using an effective interest rate of 4.75%, which is determined using an incremental borrowing rate. The lease component is the right the Group to sublease the apartments. There are no non-lease components. There are no options for the Group to extend or terminate or purchase the leased apartments. The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The right-of-use asset is recognized as following:

	As of September 30,
	2019	2018
Operating lease right-of-use asset	11,642,257	22,546,760
	11,642,257	22,546,760

Operating lease liability consist both current and noncurrent component as the following:

	As of September 30,
	2019	2018
Operating lease liability - current portion	4,356,896	5,849,116
Operating lease liability - noncurrent portion	7,439,022	16,936,860
	11,795,918	22,785,976

The weighted average remaining lease term of its existing leases is 3 years.

The approximate future minimum lease payments under non-cancellable operating lease agreements at September 30, 2019 were as follows:

2020	4,527,344
2021	4,510,891
2022	2,419,212
2023	518,002
2024	157,476
Thereafter	124,465
Total lease payments	12,257,389

Less: interest	(461,471)
Present value of lease liabilities	11,795,918

For the year ended September 30, 2019 and 2018, lease expenses amounted to $ 21,521,040 and $3,314,292, respectively.

The Group had an office lease agreement with a 9.5-year lease term starting in January 1, 2019 until June 30, 2028 and another office lease agreement with a 10-year lease term starting in September 1, 2018 until August 30, 2028. Upon adoption of ASU 2016-02, “Leases” (Topic 842), the Group recognized lease labilities of approximately $713,835, with corresponding Right-of-use (“ROU”) assets of the same amount based on the present value of the future minimum rental payments of the new leases, using an effective interest rate of 4.9%, which is determined using an incremental borrowing rate. The lease component is the right the Group to use the offices. There are no non-lease components. There are options for the Group to extend the lease term, but the Group determined that it is reasonably certain not to exercise that option. There are no options for the Group to purchase the leased offices. The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The right-of-use asset is recognized as following:

	As of September 30,
	2019	2018
Operating lease right-of-use asset	661,617	300,497
	661,617	300,497

Operating lease liability consist both current and noncurrent component as the following:

	As of September 30,
	2019	2018
Operating lease liability - current portion	56,487	22,314
Operating lease liability - noncurrent portion	612,678	281,403
	669,165	303,717

The weighted average remaining lease term of its existing leases is 9 years.

The approximate future minimum lease payments under non-cancellable operating lease agreements at September 30, 2019 were as follows:

2020	58,697
2021	62,471
2022	69,428
2023	72,898
2024	77,424
Thereafter	354,425
Total lease payments	695,343

Less: interest	(26,178)
Present value of lease liabilities	669,165

For the year ended September 30, 2019 and 2018, rent expenses amounted to $ 198,943 and $Nil, respectively.

13. Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company and its subsidiary formed in the Cayman Islands and the Republic of Seychelles are not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no withholding tax is imposed.

The Company’s subsidiary formed in Hong Kong is subject to the profits tax rate at 16.5% for income generated and operation in the special administrative region. No Hong Kong profit tax has been provided as the Group has not had assessable profit that was earned in or derived from Hong Kong during the years presented.

The Company’s VIE and its operating subsidiaries incorporated in the PRC are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Tax expense is comprised of the following:

	As of September 30,
	2019	2018
Current tax	2,151,374	-
Deferred tax	-	-
Total	2,151,374	-

The tax charge for the year can be reconciled to the income per the consolidated statements of operations and comprehensive income as follows:

	As of September 30,
	2019	2018
Income (loss) before tax	8,609,032	(1,492,683)
Tax calculated at domestic tax rates applicable to profits in PRC (2019 and 2018: 25%)	2,152,258	-
Tax effect of tax loss of tax-exempt entities	(884)	-
Total	2,151,374	-

Deferred tax assets

Significant components of deferred tax assets were as follows:

	As of September 30,
	2019	2018
Net operating losses carried forward – PRC	373,171	373,171
Valuation allowance	(373,171)	(373,171)
Deferred tax assets, net	-	-

The Company’s VIE and its operating subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for to carry forward to future years for PRC income tax reporting purposes up to five years and will expire in September 2023. Management believed that it is more likely than not that all of the deferred tax assets will not be realized. Thus, a 100% valuation allowance is provided for deferred tax assets. The Group recorded a deferred tax asset in the amount of $0 at September 30, 2019 and 2018.

14. Correction of Error

	30/9/2019		30/9/2019
	(Restated)	Adjustment	(Original)
Consolidated Balance Sheets

Contracts liabilities	556,999	(556,999)
Total current liabilities	13,428,750	(556,999)	12,871,751
Total liabilities	21,480,450	(556,999)	20,923,451
Retained earnings	4,158,572	556,999	4,715,571
Total Shareholders’ Equity	4,103,622	556,999	4,660,621

Consolidated Statements of Operations and Comprehensive Income (Loss)

SaaS platform revenues	745,923	556,999	1,302,922
Total revenues	17,883,400	556,999	18,440,399
Gross profit	(4,752,228)	(556,999)	(4,195,229)
Operating loss	(11,541,020)	(556,999)	(10,984,021)
Income before taxes from operations	8,052,033	556,999	8,609,032
Net income	5,900,659	556,999	6,457,658
Basic and diluted income (loss) per Class A ordinary shares	0.59	0.06	0.65
Basic and diluted income (loss) per Class B ordinary shares	3.93	0.38	4.31

We have restated our consolidated financial statements for the fiscal year ended September 30, 2019 due to correction of error. The contract liabilities have been understated by $556,999 and the revenues have been overstated by $556,999 as of September 30, 2019. We determined that our recognition of SaaS revenue under multiple deliverable arrangements was erroneous because the cost was not properly allocated; accordingly, we have corrected such errors and restated the financials after considering SAB 99 for materiality.

After correcting the error, the contracts liabilities, total current liabilities and total liabilities have been understated by $556,999. SaaS platform revenues, total revenues, income before taxes from operations and net income have been overstated by $556,999 and gross profit and operating loss have been understated by $556,999. Basic and diluted income (loss) per Class A ordinary shares and basic and diluted income (loss) per Class B ordinary shares has been overstated by $0.06 per share and $0.38 per share, respectively. These restatements resulted in the cumulative net reduction of total shareholders’ equity of $556,999 as of September 30, 2019. Retained earnings at September 30, 2019 was restated from $4,715,571 to $4,158,572 as a result of the effect of these aforementioned restatements.

15. Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

b.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

16. Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

In between October and December 2019, the account receivables of sales of rental contracts of $4,242,205 are fully collected by the Group.

In October 2019, the platform management service fee of $526,584 are fully collected by the Group.

In December 2019, the advances to suppliers of $1,338,293 are fully refunded to the Group.

In June 2020, the related party, Ning Wen (founder and CEO of the Group), has returned $5,650,259 to the Group.

On December 10, 2020, our VIE entered into an equity transfer agreement, and executed a supplemental agreement on December 28, 2020, to sell 100% of the equity interest it held in one of its subsidiaries, Sancai Real Estate Co., Ltd., which operates the subleasing business, to Sancai Group Co., Ltd., a former related party of the Company, for a total of RMB 22,334,228.90 (approximately US$3,416,535). The price was determined based on the appraisal value provided by Shaanxi Long Hao Real Estate Asset Appraisal Co., Limited, a national registered and licensed appraisal firm, in its report regarding the market value of the shareholder’s equity of Sancai Sancai Real Estate Co., Ltd. As a result, we have discontinued the rental property subleasing business.

Sancai Holding Group Ltd.

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2020 and September 30, 2019

(Stated in US Dollars)

	March 31, 2020	March 31, 2020	September 30, 2019
Assets	(Restated)	(Original)
Current assets
Cash and cash equivalents	75,821	75,821	499,879
Accounts receivable, net	690,597	690,597	4,913,786
Prepaid expenses and other current assets	60,521	60,521	294,559
Other receivables, net	703,547	703,547	1,800,698
Loans receivable	7,931,577	7,931,577	-
Inventory	192,386	192,386	21,464
Related party receivable	5,997,489	5,997,489	5,749,812
Total current assets	15,651,938	15,651,938	13,280,198

Non-current assets
Right-of-use assets	9,844,470	9,844,470	12,303,874
Total non-current assets	9,844,470	9,844,470	12,303,874

Total Assets	25,496,408	25,496,408	25,584,072

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	1,197,856	1,197,856	477,026
Contracts liabilities	738,137	-	556,999
Other payable and accruals	6,040,701	6,040,701	4,234,852
Customer advances	1,153,598	1,153,598	1,625,348
Taxes payable	2,060,927	2,060,927	2,121,142
Operating lease payable – current	4,343,836	4,343,836	4,413,383
Total current liabilities	15,535,055	14,796,918	13,428,750

Non-current liabilities
Operating lease payable – non-current	5,740,610	5,740,610	8,051,700
Total non-current liabilities	5,740,610	5,740,610	8,051,700

Total Liabilities	21,275,665	20,537,528	21,480,450

Shareholders’ Equity
Class A ordinary shares ($0.0001 par value ordinary shares, 400,000,000 authorized, 10,000,000 issued, and outstanding as of March 31, 2020 and September 30, 2019, respectively)	1,000	1,000	1,000
Class B ordinary shares ($0.0001 par value ordinary shares, 100,000,000 authorized, 1,500,000 issued, and outstanding as of March 31, 2020 and September 30, 2019, respectively)	150	150	150
Additional paid-in capital	48,850	48,850	48,850
Retained earnings	4,196,263	4,984,400	4,158,572
Accumulated other comprehensive loss	(25,520)	(75,520)	(104,950)
Total Shareholders’ Equity	4,220,743	4,958,880	4,103,622

Total Liabilities and Shareholders’ Equity	25,496,408	25,496,408	25,584,072

See accompanying notes to financial statements.

Sancai Holding Group Ltd.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the six months ended March 31, 2020 and 2019

(Stated in US Dollars)

	2020	2020	2019
	(Restated)$	(Original)$	$

Revenues
Rental income	2,378,303	2,378,303	5,400,017
SaaS platform	2,661,139	2,842,277
Sales of locks	1,925,543	1,925,543
Agency and other services	15	15	1,385,207
Total revenues	6,965,000	7,146,138	6,785,224

Cost of revenue
Rental income	2,532,090	2,532,090	8,769,920
SaaS platform	-	972,958	-
Sales of locks	1,878,126	1,878,126	-
Agency and other services	-	-	84,299
Total cost of revenues	4,410,216	5,383,174	8,854,219

Gross profit	2,554,784	1,762,964	(2,068,995)

Operating expenses:
Research and development	972,958	-	-
Selling and marketing expenses	11,268	11,268	1,291,449
General and administrative expenses	1,594,562	1,594,562	3,357,416
Total operating expenses	2,578,788	1,605,830	4,648,865

Operating income (loss)	(24,004)	157,134	(6,717,860)

Other income (expenses):
Interest income	179	179	1,401
Interest expense	(57,463)	(57,463)	(52,802)
Other income	133,020	133,020	486,299
Other expenses	(12,517)	(12,517)	(12,834)
Total other income	63,219	63,219	422,064

Income (loss) before taxes from operations	39,215	220,353	(6,295,796)

Provision for income taxes	1,524	1,524	-

Net income (loss)	37,691	218,829	(6,295,796)

Other comprehensive income (loss):
Foreign currency translation income (loss)	79,430	29,430	(150,892)
Total comprehensive income (loss)	117,121	248,259	(6,446,688)

Basic and diluted income (loss) per Class A ordinary share	0.00	0.02	(0.63)
Basic and diluted income (loss) per Class B ordinary share	0.03	0.15	(4.20)

Weighted average number of Class A ordinary shares outstanding – Basic and diluted	10,000,000	10,000,000	10,000,000
Weighted average number of Class B ordinary shares outstanding – Basic and diluted	1,500,000	1,500,000	1,500,000

See accompanying notes to financial statements.

Sancai Holding Group Ltd.

Unaudited Condensed Consolidated Statements of Shareholders’ Equity (Deficit)

For the six months ended March 31, 2020 and 2019

(Stated in US Dollars)

(Restated)

	Class A No. of shares	Class B No. of shares	Class A Amount	Class B Amount	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total
			$	$	$	$	$	$

Balance, October 1, 2018	10,000,000	1,500,000	1,000	150	48,850	(1,742,087)	77,413	(1,614,674)
Net income						(6,295,796)		(6,295,796)
Foreign currency translation adjustment							(150,892)	(150,892)
Balance, March 31, 2019	10,000,000	1,500,000	1,000	150	48,850	(8,037,883)	(73,479)	(8,061,362)

Balance, October 1, 2018	10,000,000	1,500,000	1,000	150	48,850	4,158,572	(104,950)	4,103,622
Net income						37,691		37,691
Foreign currency translation adjustment							79,430	79,430
Balance, March 31, 2020	10,000,000	1,500,000	1,000	150	48,850	4,196,263	(25,520)	4,220,743

(Original)

	Class A No. of shares	Class B No. of shares	Class A Amount	Class B Amount	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total
			$	$	$	$	$	$

Balance, October 1, 2018	10,000,000	1,500,000	1,000	150	48,850	(1,742,087)	77,413	(1,614,674)
Net income						(6,295,796)		(6,295,796)
Foreign currency translation adjustment							(150,892)	(150,892)
Balance, March 31, 2019	10,000,000	1,500,000	1,000	150	48,850	(8,037,883)	(73,479)	(8,061,362)

Balance, October 1, 2018	10,000,000	1,500,000	1,000	150	48,850	4,158,572	(104,950)	4,103,622
Net income						218,829		218,829
Foreign currency translation adjustment							29,430	29,430
Balance, March 31, 2020	10,000,000	1,500,000	1,000	150	48,850	4,984,400	(75,520)	4,958,880

See accompanying notes to financial statements.

Sancai Holding Group Ltd.

Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended March 31, 2020 and 2019

(Stated in US Dollars)

	2020	2020	2019
	(Restated)$	(Original)$	$

Cash flows from operating activities
Net income (loss)	37,691	218,829	(6,295,796)
Increase in accounts and other receivables	(2,593,400)	(2,593,400)	(1,354,142)
Decrease/(Increase) in inventory	(172,639)	(172,639)	(56,202)
Decrease/(Increase) in prepayments and other current assets	238,623	238,623	48,689
Decrease/(Increase) in right of use of lease assets	2,571,117	2,571,117	(100,364,013)
(Decrease)/Increase in lease liabilities	(2,492,607)	(2,492,607)	100,862,144
Increase in payables and other current liabilities	2,139,259	1,958,121	9,216,449
Net cash (used in) provided by operating activities	(271,956)	(271,956)	2,057,129

Cash flows from investing activities	-	-	-
Net cash provided by investing activities	-	-	-

Cash flows from financing activities
Changes in related party balances, net	(210,733)	(210,733)	(2,120,501)
Net cash used in financing activities	(210,733)	(210,733)	(2,120,501)

Net decrease of cash and cash equivalents	(482,689)	(482,689)	(63,372)

Effect of foreign currency translation on cash and cash equivalents	58,631	58,631	4,683

Cash and cash equivalents–beginning of year	499,879	499,879	251,541

Cash and cash equivalents–end of year	75,821	75,821	192,852

Supplementary cash flow information:
Interest received	179	179	1,401

See accompanying notes to financial statements.

SANCAI HOLDING GROUP LTD

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2020 AND 2019

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Sancai Holding Group Ltd. (“Sancai Holding” or the “Group”) was incorporated on July 9, 2019 under the laws of Cayman Islands. Under its Memorandum of Association, Sancai Holding was authorized to issue 50,000 ordinary shares of a single class, par value $1.00 per ordinary share. The subscriber received one ordinary share of the Group upon incorporation. On the same day, the subscriber transferred to Fancy Dream Limited the one ordinary share.

In connection with the incorporation, on July 9, 2019, the Company issued 31,499, 10,000, 6,500 and 2,000 ordinary shares, respectively to Fancy Dream Limited, Lucky Bunny Limited, Superexcellence Limited, and Hippogriff Limited.

On July 13, 2020, the Company amended its memorandum of association to effect a 1:10,000 stock split and to change the authorized share capital to US$50,000 divided into 500,000,000 ordinary shares, of a par value of US$0.0001 each. Concurrently, Fancy Dream Limited surrendered 308,700,000 ordinary shares to the Company. Lucky Bunny Limited surrendered 98,000,000 ordinary shares to the Company. Superexcellence Limited surrendered 63,700,000 ordinary shares to the Company. Hippogriff Limited surrendered 19,600,000 ordinary shares to the Company.

On August 13, 2020, the Company amended its memorandum of association to re-designate (a) the 10,000,000 issued and 390,000,000 authorized but unissued ordinary shares into Class A Ordinary Shares of a par value of US$0.0001 each and (b) 100,000,000 authorized but unissued ordinary shares into Class B Ordinary Shares of a par value of US$0.0001 each to change its authorized share capital to US$50,000 divided into (i) 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each. Concurrently, the Company issued 1,000,000 Class B Ordinary Shares to Fancy Dream Limited and 500,000 Class B Ordinary Shares to Superexcellence Limited.

The Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same liquidation preference and priority for the receipt of dividends, except for voting rights and conversion rights. Class A Ordinary Shares are entitled to one (1) vote per share. Class B Ordinary Shares are entitled to ten (10) votes per share. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares.

Sancai Holding was incorporated as an investment holding company with intention of creating a structure that management believes is more flexible to raise additional funds in capital markets. The Group conducts its primary operations via its subsidiaries and controlled companies as detailed below. For the purposes of comparability on a per share basis of the Group’s result of operations, management has retroactively applied it share structure to the beginning of the first period presented as if Sancai Holding was established immediately prior to October 1, 2017.

Sancai Limited (“Sancai Seychelles”) was incorporated on December 2, 2019 under the laws of Seychelles. Sancai Seychelles is a wholly-owned subsidiary of Sancai Holding. It is a holding company and is not currently conducting business activities.

Sancai International Holding Limited (“Sancai HK”) was incorporated on April 26, 2019 under the laws of Hong Kong SAR. On December 19, 2019, Sancai Seychelles acquired 10,000 ordinary shares of Sancai HK from Mr. Ning Wen with a consideration of 10,000HKD (equivalent to approximately $1,276). Sancai HK is a wholly-owned subsidiary of Sancai Seychelles. It is an intermediary holding company and is not actively engaged in business activities.

Xi’an Minglan Management Co., Ltd. (“Sancai WFOE”) was incorporated on December 18, 2019 under the laws of PRC. Sancai WFOE is a wholly-owned subsidiary of Sancai HK. It has not conducted any primary operations.

Sancai WFOE entered into a series of contractual arrangements with Sancaijia Co., Ltd. (“Sancaijia”) (the “VIE”) and the shareholders of the VIE. The contractual arrangements consisted of the business operation agreement, shareholder voting proxy agreement, equity pledge agreement, exclusive technical consultation and service agreement, exclusive call option agreement and spousal consent letters (the “VIE Agreements”). The Group believes that the VIE Agreements would enable the WFOE to (1) have power to direct the activities that most significantly affects the economic performance of the VIE and its subsidiaries and (2) receive the economic benefits of the VIE and its subsidiaries that could be significant to the VIE and its subsidiaries. Accordingly, the Group believes that Sancai WFOE is the primary beneficiary of the VIE and its subsidiaries.

Sancaijia was incorporated on November 6, 2018 under the laws of PRC, whose main business is managing platforms.

Sancaijia Technology Co., Ltd. (“Sancaijia Technology”) was incorporated on July 11, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and its main course is to develop and improve platforms. Sancai Real Estate was incorporated on December 8, 2017 under the laws of PRC, and it rents and lets out apartments in many cities.

Sancaijia acquired the 100% equity interests of Sancai Real Estate Co., Ltd. (“Sancai Real Estate”) on August 16, 2019. Xi’an Dacai was incorporated on October 9, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on housekeeping services. Shanghai Wenxu was incorporated on October 25, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on computer science and advance technology development. Caibaoyun Settlement Technology (Xi’an) Co., Ltd. was incorporated on August 31, 2020 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on information technology service. Sancaijia Property Industry Service Co., Ltd. (“Sancaijia Property”) was incorporated on August 28, 2020 under the laws of PRC, which is 100% owned by Sancaijia Technology, and it mainly engaged in property management. Chengdu Sancai Property Rental Co., Ltd. (“Chengdu Sancai”) was incorporated on June 8, 2018 under the laws of PRC, which is 100% owned by Sancai Real Estate and it mainly focuses on real estate leasing. Xi’an Sancai Internet Property Rental Co., Ltd. (“Xi’an Sancai”) was incorporated on May 23, 2017 under the laws of PRC, which is 100% owned by Sancai Real Estate, and it mainly focuses on software and internet portal development.

Business Operation Agreement

Pursuant to the Business Operation Agreement entered into among Sancai WFOE, the VIE and the shareholders of the VIE (hereinafter referred to individually as a “Shareholder” and collectively as the “Shareholders”), the shareholders of the VIE agreed that without the prior written consent of Sancai WFOE or any party designated by Sancai WFOE, the VIE shall not engage in any transaction which may have a material or adverse effect on any of its assets, businesses, employees, obligations, rights or operations (except for those occurring in the due course of business or in day-to-day business operations, or those already disclosed to Sancai WFOE and with the explicit prior written consent of Sancai WFOE). In addition, the VIE and its shareholders jointly agreed to accept and strictly implement any proposal made by Sancai WFOE from time to time regarding the employment and removal of the VIE’s employees, its day-to-day business management, and the financial management system of the VIE.

Shareholder Voting Proxy Agreement

Pursuant to the Shareholders Voting Rights Proxy Agreement among Sancai WFOE, the VIE and the Shareholders, each Shareholder irrevocably authorizes Sancai WFOE or any person(s) designated by Sancai WFOE to act as its attorney-in-fact to exercise all of its rights as a shareholder of the VIE, including, but not limited to, the right to convene shareholders’ meetings, vote and sign any resolution as a shareholder, appoint directors and other senior executives to be appointed and removed by the shareholder, the right to sell, transfer, pledge and dispose of all or a portion of the shares held by such shareholder, and other shareholders voting rights permitted by the articles of association of the VIE. The term of this agreement is for ten years. Unless Sancai WFOE gives a non- renewal notice 30 days prior to the expiration, this agreement will be renewed automatically for successive ten years.

Equity Pledge Agreements

Pursuant to the Equity Pledge Agreement entered into among Sancai WFOE, the VIE and the Shareholders, the Shareholders agreed to pledge their 100% equity interests in the VIE to Sancai WFOE to secure the performance of the VIE’s obligations under the existing exclusive call option agreement, shareholder voting proxy agreements, exclusive technical consultation and service agreement, business operation agreement and also the equity pledge agreement. If events of default defined therein occur, upon giving written notice to the Shareholders, Sancai WFOE may exercise the right to enforce the pledge to the extent permitted by PRC laws.

As of the date of this prospectus, the Shareholders have completed the equity pledge registration with the relevant office of Administration for Market Regulation in accordance with the PRC Property Rights Law.

Spousal Consent Letter.

Pursuant to a series of Spousal Consent Letters, executed by the spouses of the Shareholders, Mr. Ning Wen, Mr. Lizhi He and Mr. Zhijie Zhang, the signing spouses confirmed and agreed that the equity interests of the VIE are the own property of their spouses and shall not constitute the community property of the couples. The spouses also irrevocably waived any potential right or interest that may be granted by operation of applicable law in connection with the equity interests of the VIE held by their spouses.

Exclusive Technical Consultation and Service Agreement

Pursuant to the Exclusive Technical Consultation and Service Agreement entered into between Sancai WFOE and the VIE, Sancai WFOE has the exclusive right to provide or designate any entity to provide the VIE with business support, technical and consulting services. The VIE agrees to pay Sancai WFOE (i) the service fees equal to the sum of 100% of the net income of the VIE of that year or such other amount otherwise agreed by Sancai WFOE and the VIE; and (ii) service fee otherwise confirmed by Sancai WFOE and the VIE for specific technical services and consulting services provided by Sancai WFOE in accordance with the VIE’s requirement from time to time. The exclusive consultation and service agreement will continue to be valid unless the written agreement is signed by all parties to terminate it or a mandatory termination is requested in accordance with applicable PRC laws and regulations.

Exclusive Call Option Agreements

Pursuant to the Exclusive Call Option Agreement entered into among Sancai WFOE, the VIE and the Shareholders, each Shareholder has irrevocably granted Sancai WFOE an exclusive option to purchase all or part of its equity interests in the VIE, and the VIE has irrevocably granted Sancai WFOE an exclusive option to purchase all or part of its assets. With regard to the equity transfer option, the total transfer price to be paid by Sancai WFOE or any other entity or individual designated by Sancai WFOE for exercising such option shall be the capital contribution mirrored by the corresponding transferred equity in the registered capital of the VIE. But if the lowest price permitted by the then-effective PRC law is lower than the above capital contribution, the transfer price shall be the lowest price permitted by the PRC law. With regard to the asset purchase option, the transfer price to be paid by Sancai WFOE or any other entity or individual designated by Sancai WFOE for exercising such option shall be the lowest price permitted by the then-effective PRC law.

In the opinion of B&D Law Firm, our PRC legal counsel:

●	the ownership structures of our VIE in China and Sancai WFOE, both currently and immediately after giving effect to this offering, do not result in any violation of applicable PRC laws and regulations currently in effect; and

●	the contractual arrangements among Sancai WFOE, our VIE and its shareholders governed by PRC law are valid, binding, and enforceable, and will not result in any violation of applicable PRC laws and regulations currently in effect.

However, we have been advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules, and there can be of no assurance that the PRC government will ultimately take a view that is consistent with the above opinions of our PRC legal counsel. In particular, On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020. Among other things, under the Foreign Investment Law, “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China but it does not explicitly stipulate the contractual arrangements as a form of foreign investment. On December 26, 2019, the State Council promulgated the Implementation Regulations on the Foreign Investment Law, which came into effect on January 1, 2020. However, the Implementation Regulations on the Foreign Investment Law still remains silent on whether contractual arrangements should be deemed as a form of foreign investment. Though these regulations do not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, the Foreign Investment Law still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations.

The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. On June 30, 2019, the Ministry of Commerce of the PRC (the “MOFCOM”) and the National Development and Reform Commission (the “NDRC”) jointly issued the Negative List (Edition 2019). The latest version of the Negative List (Edition 2020) was issued on June 23, 2020, which took effect on July 23, 2020 and supersede the previous lists. See “Regulations—Regulations relating to Foreign Investment-The Guidance Catalogue of Industries for Foreign Investment.” The value-added telecommunications services that we conduct through our consolidated VIE is subject to foreign investment restrictions/prohibitions set forth in Negative List (Edition 2020). It is unclear whether any new “negative list” to be promulgated or amended under the PRC Foreign Investment Law will be different from the foregoing lists that already exist. And it is uncertain whether our corporate structure will be seen as violating foreign investment rules as we are currently using the contractual arrangements to operate certain businesses in which foreign investors are currently prohibited from or restricted to investing. If our control over our VIE through contractual arrangements are deemed as foreign investment in the future, and any business of our VIE is “restricted” or “prohibited” from foreign investment under the then-effective “negative list,” we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements including the balances and results of operations of the Company have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”) and in conformity with generally accepted accounting principles in the U.S. (“US GAAP”).

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and consolidated variable interest entities. All intercompany transactions and balances are eliminated on consolidation.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Accounts receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Inventories

Inventories consist of televisions, air-conditioners, washers, and water heaters that are supplied to the tenants while needed. The Company applies the first in, first out cost method to its inventory.

Advances and prepayments to suppliers

The Company makes advance payment to suppliers and vendors for the procurement of televisions, air-conditioners, washers, and water heaters. Upon physical receipt and inspection of the of televisions, air-conditioners, washers, and water heaters from suppliers the applicable amount is reclassified from advances and prepayments to suppliers to inventory.

Equipment

Equipment with unit cost more than $2,102 (RMB 15,000) will be capitalized when incurred. Equipment with unit cost equal to or less than $2,102 (RMB 15,000) will be expensed when incurred.

Capitalized equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Group typically applies a salvage value of 0%. The estimated useful lives of the equipment are as follows:

Office equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Group’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred.

All of the equipment we have are office equipment, such as personal computers, printers, which are expensed when incurred due to the unit cost of all of the office equipment is below our fixed assets capitalization policy $2,102 (RMB 15,000). For six months ended March 31, 2020 and 2019, total office equipment expenses amounted to $760 and $227,178, respectively.

Accounting for the impairment of long-lived assets

The Company performs reviews on its long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts, and other payables, accrued liabilities, and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum, which is equal to 50% of the enterprise’s PRC registered capital.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The functional currency of the Company’s wholly-owned subsidiary incorporated in Hong Kong S.A.R. is the United States dollars (US$). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, while its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	3/31/2020	9/30/2019	3/31/2019
Year-end RMB: US$ exchange rate	7.0876	7.1360	6.7111
Annual average RMB: US$ exchange rate	7.0111	6.8673	6.8321
Year-end HKD:US$ exchange rate	7.7525	7.7872	-
Annual average HKD:US$ exchange rate	7.7977	7.8346	-

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue

The Group adopted ASC 606 “Revenue Recognition,” and the Group applies the following five steps model in applying ASC 606:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

Rental income

The Group leases real property from real property owners, whom are typically investors interested moderate returns with steady cash flow; the Group sublets the properties that its lease from the owners to tenants with the desired effect of generating a spread between its leasing cost and rental income to generate profit margins. Under the terms and conditions of the agreements that group enters into, the Group acts a principal in the transaction because the Group takes the risk of loss from lack of rental income if itself has leased the property as a lessee, but has not procured a tenant to fill the vacancy; accordingly, the Group recognizes rental income using the gross method.

The Group enters into rental agreements with tenants. The agreements vary with regards to length and payment terms. The agreements may have a duration from one to five years; however, the most typical rental agreement carries a one-year term with options to renew each year, subject to the mutual consent of the Group and the tenant. The rental agreements include monthly, quarterly, semi-annually, and annually payment terms that require advance payments that recorded as liabilities until the group has met the performance obligation set forth in the contract which is the provision of space to the tenant for their use. When the performance obligations are met the Group records revenue using the straight-line method to its results of operations on a monthly basis. If certain rental agreements provide rent abatement for a certain period to induce the tenant to enter the agreement, that abatement is amortized over the life of the lease agreement.

Additionally. the Group, acting as a lessor, accounts for its leases in accordance to ASC 842. Based on the terms and conditions of the leases set forth in rental agreements. The Group has recognized the leases as operating leases. In the event that tenant terminates the lease prior to its expiration, the Group is entitled to the security deposits that tenants have deposited with the Group as early termination compensation, such termination compensation is recognize in the month that the termination transpires.

Agency income

The Group earns agency income by acting as intermediary between landlords and third-party suppliers and service providers. These transactions typically occur when the property to be leased to sublessee tenants requires improvements and remodeling of the property at the cost to the owner of the real property. The Group leverage its network and relationships to refer to interior designers and general contractors for the landlords. In these transaction, once the owner has agreed to general terms and condition set forth by the third party designers and contractors, the Group will collect the funds for the construction and design fees in advance from the owners, and then they will releases the funds to the contractors upon completion and inspection of the work by the designers and contractors and landlords. The Group typically charges a percentage of the total design and construction fees. When the Group holds the funds for these transactions, they are accounted for as liabilities. Upon completion and inspection of the improvements and remodeling of the property by the designers and contractors and landlords, the remainder that the Group with holds as its compensation for referring the business to the service providers is recognized as revenue. The determination of whether revenues should be reported on a gross or net basis is based on the Group’s assessment of whether it is the principal or an agent in the transaction. In determining whether the Group is the principal or an agent, the Group follows the ASC 606 new accounting guidance for principal-agent considerations. Since the Group (i) is not the primary obligor and is not responsible for fulfilling the promise to provide improvements and remodeling of the property service, (ii) is not controlling the property or has no ability to direct the use of the property during the improvements and remodeling process, and (iii) is not responsible or liable for any warranties or defects from the design and construction work, the Group has concluded that it is the agent in these arrangements, and therefore report revenues on a net basis.

Revenues generated from SaaS Platform

The Group generates revenue through its software-as-a-service (“SaaS”) platform (“the platform”). The Group has entered into platform contracts with property management agents or the value-added service providers (“Customers”) for using the platform. The platform contracts establish a cooperative relationship between the Group and the Customers, which set the Group’s role and responsibility for providing platform services and a fee allocation structure for various standard cooperating roles of platform services. In general, the Group charges a 3-5% of transaction fees from the Group’s customers. Once transpired, the fees are not refundable.

The timing of revenue recognition under these platform contracts may differ from the timing of invoicing to the Group’s customers. The Group record deferred revenues on the consolidated balance sheets when revenues are recognized subsequent to cash collection. The Group does not recognize revenue prior to cash collection.

Allocation of the Transaction Price for Platform Contracts that have Multiple Performance Obligations

The platform contracts include multiple performance obligations. Judgment is required in determining whether each performance obligation is distinct. The Group allocates the transaction price for each transaction under the platform contracts to each performance obligation based on the estimated standalone selling prices (“SSP”) for each performance obligation within each contract.

The Group uses judgment in determining the estimated SSP using the expected cost plus margin approach. The Group is unable to establish the SSP based on observable prices since the services are provided as a bundle through the platform, and the Group does not plan to breakdown the functions into separate modules for sale on a standalone basis in the near future. Therefore, a representative SSP is not discernible from past transactions.

i.	Revenues generated from rental property leasing transaction

Property management agents (“the agents”) enter into leasing contracts with landlords to lease the landlord’s rental properties and sublease the rental properties to tenants through the platform. After the tenant signs rental contract with the agents using the platform, the tenant will settle their rental payments through the platform’s settlement system. These payments are withheld at a third-party payment processing service provider and distributed to the agents and the Group within a few days based on the agreed percentage. The Group’s obligation regarding such transactions is fulfilled when the leasing contracts and rental contracts are executed and processed using the platform, and when the rental payments are distributed to the agents.

When the agents sign the rental contracts with the tenants through the platform and the Group charges the transaction fees in accordance with platform contracts for providing platform services in completing the rental transactions, the Group is considered as a participating agent who provides platform services to the principal agents as the Group is not the primary obligor for the rental contracts and does not have the right to determine the service price. Accordingly, the Group account for the transaction fees from these rental contracts on a net basis.

ii.	Revenues generated from value-added services transaction

Value-added service providers use the platform functionality to advertise and market their services, which may include janitorial, maintenance and repair among others to either landlords or tenants (“the users”). After the users sign service contract with the value-added service providers using the platform and upon completion of service, the users will settle their payments through the platform’s settlement system. These payments are withheld at a third-party payment processing service provider and distributed to the value-added service providers and the Group within a few days based on the agreed percentage. The Group’s obligation regarding such transactions is fulfilled when the service contracts are executed using the platform, the service is completed, and the service payments are distributed to the value-added service providers.

When the value-added service providers sign the service contracts with the users through the platform and the Group charges the transaction fees in accordance with platform contracts for providing platform services in completing the services, the Group is considered as a participating agent who provides platform services to the principal agents as the Group is not the primary obligor for the services and does not have the right to determine the service price. Accordingly, the Group account for the transaction fees from these services on a net basis.

iii.	Other Revenues generated from the SaaS Platform

The Group also provides a series of distinct services through the platform, including customer acquisition, customer management, employee management and data analysis (“Series Services”). These Series Services are substantially the same and have same pattern of transfer to the Customers. Under the guidance of ASC 606-10-25-15, these series services are identified as one performance obligation for the purpose of revenue recognition measurement. These Series Services are included in the platform and made available for the Customers during the contract period, which is typically one year. The Group satisfies the performance obligations on a continuous basis over the contract period through allowing the Group’s customers seamless access to the platform. Since the Series Services are provided over time, the Group amortize this revenue over the contract period on a monthly basis.

Sales of locks

The Group purchased the smart locks directly from the manufacturers and sold to Group’s customers such as property management agents and value-added service providers. The Group recognized the revenue of sales of locks when the locks are installed by the manufacturers with proof of installation. The Group is not responsible or liable for any warranties or defects. The warranties or defects are covered by the manufacturers.

Lease

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet.  The Company adopted this ASU as of October 1, 2017 and elected the package of practical expedients that does not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases.

The Group sources the apartments from landlords and sublease to residents. The impact of the adoption on October 1, 2017 increased the right-of-uses and lease liabilities by approximately $852,536 based on the present value of the future minimum rental payments of the new subleases, using an effective interest rate of 4.75%, which is determined using an incremental borrowing rate. The lease component is the right the Group to sublease the apartments. There are no non-lease components. There are no options for the Group to extend or terminate or purchase the leased apartments.

The Group also leases offices for its own use. Upon adoption of ASU 2016-02, “Leases” (Topic 842), the Group recognized lease labilities of approximately $713,835, with corresponding Right-of-use (“ROU”) assets of the same amount based on the present value of the future minimum rental payments of the new leases, using an effective interest rate of 4.9%, which is determined using an incremental borrowing rate. The lease component is the right the Group to use the offices. There are no non-lease components. There are options for the Group to extend the lease term, but the Group determined that it is reasonably certain not to exercise that option. There are no options for the Group to purchase the leased offices. Accounting policies as a result of the adoption of this ASU are described below.  Refer to Note 14 for additional lease disclosures.

For any new lease, the Group, at the inception of the contract, determines whether a contract is or contains a lease. The Group records right-of-use (“ROU”) assets and lease obligations for its operating leases, which are initially recognized based on the discounted future lease payments over the term of the lease. As the rate implicit in the Group’s leases is not easily determinable, the Group’s applicable incremental borrowing rate is used in calculating the present value of the sum of the lease payments.

Lease term is defined as the non-cancelable period of the lease plus any options to extend or terminate the lease when it is reasonably certain that the Group will exercise the option. The Group has elected not to recognize ROU asset and lease obligations for its short-term leases, which are defined as leases with an initial term of 12 months or less.

For a majority of all classes of underlying assets, the Group adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Contract liabilities

Contract liabilities are recognized if the Group receives consideration in advance of performance, which is mainly in relation to the SaaS platform. The Group expects to recognize a significant majority of this balance as revenue over the next 12 months, and the remainder thereafter.

Advertising

All advertising costs are expensed as incurred.

Shipping and handling

All outbound shipping and handling costs are expensed as incurred.

Research and development

Research and development costs more than the Company threshold of capitalization of assets will be capitalized when incurred. Research and development costs equal to or less than the Company threshold of capitalization of assets will be expensed when incurred.

Research and development expenses include salaries and other compensation-related expenses paid to the Group’s research and product development personnel while they are working on R&D projects.

The Company expensed $972,958 and $Nil as research and development costs during the periods ended March 31, 2020 and 2019 related to expenditures on internally developed software costs. At the time the Company made the decision to expense the amounts, they were lower than the Company threshold of capitalization of assets of $145,618.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to expenses as incurred.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of shareholders’ equity, except the changes in paid-in capital and distributions to shareholders due to investments by shareholders.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, our business, results of operations and financial condition have been and will continue to be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	We temporally closed our offices to adhere to the policy from February 2020 until April 2020, as required by relevant PRC regulatory authorities. Our offices are slowly reopening pursuant to local guidelines.

●	Some of our employees were in mandatory self-quarantine from January 2020 to April 2020.

●	Our customers have been negatively impacted by the outbreak, which may reduce the demand of our rental apartments. As a result, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 pandemic continues. We will continue to closely monitor our collections throughout 2020.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public business entities, the guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In transition, entities are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company adopted ASU 2016-02 on October 1, 2017 and recognize operating lease labilities with corresponding right of use (“ROU”) assets of the same amount based on the present value of the remaining minimum rental payments under current leasing standards for existing operating leases with a term longer than 12 months.

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3. Variable interest entity

On February 25, 2020, Sancai WFOE has entered into a series of contractual arrangements with Sancaijia and its shareholders upon executing of the “VIE Agreements.” The significant terms of these contractual arrangements are summarized in “Note 1 - Nature of business and organization” above. As a result, the Company classifies Sancaijia as VIE.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Sancai WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Sancaijia because it has both of the following characteristics:

(1) The power to direct activities at Sancaijia that most significantly impact such entity’s economic performance, and

(2) The obligation to absorb losses of, and the right to receive benefits from Sancaijia that could potentially be significant to such entity.

Accordingly, the accounts of Sancaijia are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions, results of operations and cash flows are included in the Company’s consolidated financial statements beginning on October 1, 2018.

The carrying amount of the VIE’s assets and liabilities are as follows:

	March 31, 2020	March 31, 2020	September 30, 2019
	(Restated)	(Original)
Assets
Current assets
Cash and cash equivalents	$25,821	$25,821	$499,879
Accounts receivable, net	690,597	690,597	4,913,786
Prepaid expenses and other current assets	60,521	60,521	294,559
Other receivables, net	8,635,124	8,635,124	1,800,698
Inventory	192,386	192,386	21,464
Amounts due from non-VIE subsidiaries of the Company	-	-	-
Related party receivable	6,008,324	6,008,324	5,755,347
Total current assets	15,612,773	15,612,773	13,285,733

Non-current assets
Right-of-use assets	9,844,470	9,844,470	12,303,874
Total non-current assets	9,844,470	9,844,470	12,303,874

Total Assets	25,457,243	25,457,243	25,589,607

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	1,197,856	1,197,856	477,026
Contracts liabilities	738,137	-	556,999
Other payable and accruals	6,040,701	6,040,701	4,234,852
Customer advances	1,153,598	1,153,598	1,625,348
Related party payable	-	-	-
Taxes payable	2,060,927	2,060,927	2,121,142
Amounts due to non-VIE subsidiaries of the Company	-	-	-
Operating lease payable – current	4,343,836	4,343,836	4,413,383
Total current liabilities	15,535,055	14,796,918	13,428,750

Non-current liabilities
Operating lease payable – non-current	5,740,610	5,740,610	8,051,700
Total non-current liabilities	5,740,610	5,740,610	8,051,700

Total Liabilities	$21,275,665	$20,537,528	$21,480,450

The summarized operating results of the VIE’s are as follows:

	March 31, 2020	March 31, 2020	March 31, 2019
	(Restated)	(Original)

Operating revenues	$6,965,000	$7,146,138	$6,785,224
Gross profit	2,554,784	1,762,964	(2,068,995)
Income (loss) from operations	44,515	225,653	(6,295,796)
Net income	$42,991	$224,129	$(6,295,796)

The summarized cash flows results of the VIE’s are as follows:

	March 31, 2020	March 31, 2020	March 31, 2019
	(Restated)	(Original)

Net cash provided by operating activities	$(266,645)	$(266,645)	$2,057,129
Net cash provided by investing activities	-	-	-
Net cash used in financing activities	(216,032)	(216,032)	(2,120,501)
Net increase of cash and cash equivalents	$(482,677)	$(482,677)	$(63,372)

As of March 31, 2020 and September 30, 2019, the VIEs have not incurred any amount due from non-VIE subsidiaries of the Company.

As of March 31, 2020 and September 30, 2019, the VIEs have not incurred any amount due to non-VIE subsidiaries of the Company.

All of the rental property contracts and SaaS system are the revenue producing assets held by the VIE.

4. Accounts Receivables

	March 31, 2020	September 30, 2019
Sales of rental contracts	-	4,242,205
SaaS platform	-	526,584
Sales of locks	281,252	-
Agency income	374,003	136,390
Rental income	35,342	-
Others	-	8,607
Total	690,597	4,913,786
Allowance for doubtful accounts	-	-
Accounts receivables, net	690,597	4,913,786

5. Loans Receivables

Sancaijia has provided short-term loans to Chengcheng Real Estate Management Co. Ltd. (“Chengcheng”). From November 11, 2019 to March 31, 2020, Sancaijia loaned an aggregate of $7,931,577 to Chengcheng. The loan agreement was signed between Sancaijia and Chengcheng in November 2019 in which the loans are secured by the trading volume of Chengcheng through Sancaijia’s SaaS platform, with average daily trading volume of $700,000. The term of the short-term loan is due on October 31, 2020 with an interest rate of 5% annually. The first 6 months has no interest. Interest will be charge starting from the seventh month.

As of March 31, 2020, the loans receivables were $7,931,577. The total interest of the loans receivables of $165,241 was fully collected by the Group on September 5, 2020. Between September 9, 2020 and September 28, 2020, the full amount of the loans receivable of $7,931,577 was fully collected by the Group.

6. Other Receivables

	March 31, 2020	September 30, 2019
Deposits to landlords	236,095	308,724
Advances to employees	164,960	102,313
Advances to suppliers	208,987	1,338,293
Others	93,505	51,368
Total	703,547	1,800,698
Allowance for doubtful accounts	-	-
Other Receivables	703,547	1,800,698

7. Other Payables and Accruals

	March 31, 2020	September 30, 2019
Tenant deposits	3,313,747	2,568,166
Salary payable	-	3,811
Decoration contractor deposits	190,796	223,838
Decoration materials suppliers	493,484	-
Others	2,042,674	1,439,037
	6,040,701	4,234,852

8. Customer Advances

	March 31, 2020	September 30, 2019
Tenant rental fee advances	1,143,894	1,411,327
Landlord decoration fee advances	-	213,228
Others	9,704	793
	1,153,598	1,625,348

Tenant rental fee advances: The Group offered rental fee discount to tenants who paid the rental fee in advances in quarterly, semi-annually, and annually. Tenant rental fee advances will be recognized as revenue in a straight-line basis.

9. Selling Expenses

	For the six months ended March 31,
	2020	2019
Commission to external salesperson	-	549,349
Advertising fee	-	184,046
Rent	-	90,015
Salary expenses	-	305,192
Others	11,268	162,847
	11,268	1,291,449

10. General and Administrative Expenses

	For the six months ended March 31,
	2020	2019
Salary expenses	342,455	1,678,373
Rent	208,344	408,943
Professional fee	586,629	213,651
Office equipment rental expenses	-	149,266
Bank fee	315,004	-
Others	142,130	907,183
	1,594,562	3,357,416

11. Other Income

	For the six months ended March 31,
	2020	2019
Decoration delay penalty income	116,507	414,528
Others	16,513	71,771
	133,020	486,299

12. Related Party Transactions

Name of related party	Relationship
Ning Wen	Founder and CEO of the Group
Sancai Group Co., Ltd	An entity controlled by Founder and CEO of the Group
Shanghai Wenji technology Co., Ltd	An entity controlled by Founder and CEO of the Group
Xi’an Sancai house cleaning industry Service Co. Ltd	An entity controlled by Founder and CEO of the Group
Fancy Dream Limited	An entity controlled by Founder and CEO of the Group
Lucky Bunny Limited	An entity controlled by shareholder of the Group
Superexellence Limited	An entity controlled by shareholder of the Group
Hippogriff Limited	An entity controlled by shareholder of the Group

At March 31, 2020 and September 30, 2019, the Company lent funds to the following related parties; these loans were unsecured and non-interest bearing.

	March 31, 2020	September 30, 2019
Ning Wen	5,933,721	5,749,812
Sancai Group Co., Ltd	21,783	-
Shanghai Wenji technology Co., Ltd	4,987	-
Xi’an Sancai house cleaning industry Service Co. Ltd	34,310	-
Fancy Dream Limited	672	-
Lucky Bunny Limited	672	-
Superexellence Limited	672	-
Hippogriff Limited	672	-
	5,997,489	5,749,812

13. Operating Lease Commitments

The Group leases apartments from landlords usually for a period of three to five years. Since all the benefits and risks incidental to ownership remains with the landlord, the Group determines that these arrangements are operating leases. The Group typically negotiates a rent-free period of 90-150 days and locks in a fixed rent for the first one or three years and approximately 5% annual, non-compounding increase for the rest of the lease period. As such, typically all leases with landlords contain rent holidays and fixed escalations of rental payments during the lease term. The Group determines the lease term under ASC 842 to include only the years that covered in the lease contracts since there are no options for the Group to extend or terminate the lease contracts. The Group records total lease expense on a straight-line basis over the lease term and the difference between the straight-line lease expense and cash payments under the lease is recorded as accounts payable on the consolidated balance sheets.

The Group sources the apartments from landlords and sublease to residents. The impact of the adoption on October 1, 2017 increased the right-of-uses and lease liabilities by approximately $852,536 based on the present value of the future minimum rental payments of the new subleases, using an effective interest rate of 4.75%, which is determined using an incremental borrowing rate. The lease component is the right the Group to sublease the apartments. There are no non-lease components. There are no options for the Group to extend or terminate or purchase the leased apartments. The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The right-of-use assets is recognized as following:

	March 31, 2020	September 30, 2019
Operating lease right-of-use asset	9,247,551	11,642,257
	9,247,551	11,642,257

Operating lease liability consist both current and non-current components as the following:

	March 31, 2020	September 30, 2019
Operating lease liability - current portion	4,285,559	4,356,896
Operating lease liability - noncurrent portion	5,153,246	7,439,022
	9,438,805	11,795,918

The weighted average remaining lease term of its existing leases is 2.5 years.

The approximate future minimum lease payments under non-cancellable operating lease agreements at March 31, 2020 were as follows:

2021	4,332,311
2022	3,928,534
2023	786,961
2024	345,491
2025	68,790
Thereafter	79,687
Total lease payments	9,541,774

Less: interest	(102,969)
Present value of lease liabilities	9,438,805

For six months ended March 31, 2020 and 2019, lease expenses amounted to $2,447,608 and $8,360,954, respectively.

The Group had an office lease agreement with a 9.5-year lease term starting in January 1, 2019 until June 30, 2028 and another office lease agreement with a 10-year lease term starting in September 1, 2018 until August 30, 2028. Upon adoption of ASU 2016-02, “Leases” (Topic 842), the Group recognized lease labilities of approximately $713,835, with corresponding Right-of-use (“ROU”) assets of the same amount based on the present value of the future minimum rental payments of the new leases, using an effective interest rate of 4.9%, which is determined using an incremental borrowing rate. The lease component is the right the Group to use the offices. There are no non-lease components. There are options for the Group to extend the lease term, but the Group determined that it is reasonably certain not to exercise that option. There are no options for the Group to purchase the leased offices. The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The right-of-use asset is recognized as following:

	March 31, 2020	September 30, 2019
Operating lease right-of-use asset	596,919	661,617
	596,919	661,617

Operating lease liability consist both current and noncurrent component as the following:

	March 31, 2020	September 30, 2019
Operating lease liability - current portion	58,277	56,487
Operating lease liability - noncurrent portion	587,364	612,678
	645,641	669,165

The weighted average remaining lease term of its existing leases is 8.5 years.

Future minimum lease payments under non-cancellable operating lease agreements at March 31, 2020 were as follows:

2020	58,913
2021	64,961
2022	69,683
2023	73,166
2024	80,082
Thereafter	305,880
Total lease payments	652,685

Less: interest	(7,044)
Present value of lease liabilities	645,641

For the six months ended March 31, 2020 and 2019, rent expenses amounted to $ 47,560 and $34,115, respectively.

14. Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company and its subsidiary formed in the Cayman Islands and the Republic of Seychelles are not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no withholding tax is imposed.

The Company’s subsidiary formed in Hong Kong is subject to the profits tax rate at 16.5% for income generated and operation in the special administrative region. No Hong Kong profit tax has been provided as the Group has not had assessable profit that was earned in or derived from Hong Kong during the years presented.

The Company’s VIE and its operating subsidiaries incorporated in the PRC are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Tax expense is comprised of the following:

	March 31, 2020	September 30, 2019
Current tax	1,524	2,151,374
Deferred tax	-	-
Total	1,524	2,151,374

The tax charge for the year can be reconciled to the income per the consolidated statements of operations and comprehensive income as follows:

	March 31, 2020	September 30, 2019
Income (loss) before tax	220,353	8,609,032
Tax calculated at domestic tax rates applicable to profits in PRC (2020 and 2019: 25%)	55,088	2,152,258
Tax effect of tax loss of tax-exempt entities	(53,564)	(884)
Total	1,524	2,151,374

Deferred tax assets

Significant components of deferred tax assets were as follows:

	March 31, 2020	September 30, 2019
Net operating losses carried forward – PRC	373,171	373,171
Valuation allowance	(373,171)	(373,171)
Deferred tax assets, net	-	-

The Company’s VIE and its operating subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for to carry forward to future years for PRC income tax reporting purposes up to five years and will expire in September 2023. Management believed that it is more likely than not that all of the deferred tax assets will not be realized. Thus, a 100% valuation allowance is provided for deferred tax assets. The Group recorded a deferred tax asset in the amount of $0 at March 31, 2020 and September 30, 2019.

15. Correction of Error

	31/3/2020		31/3/2020
	(Restated)	Adjustment	(Original)
Consolidated Balance Sheets

Contracts liabilities	738,137	(738,137)	-
Total current liabilities	15,535,055	(738,137)	14,796,918
Total liabilities	21,275,665	(738,137)	20,537,528
Retained earnings	4,196,263	788,137	4,984,400
Accumulated other comprehensive loss	(25,520)	(50,000)	(75,520)
Total Shareholders’ Equity	4,220,743	738,137	4,958,880

Consolidated Statements of Operations and Comprehensive Income (Loss)

Revenue from SaaS platform	2,661,139	181,138	2,842,277
Total revenues	6,965,000	181,138	7,146,138
SaaS platform cost	-	972,958	972,958
Total cost of revenues	4,410,216	972,958	5,383,174
Gross profit	2,554,784	(791,820)	1,762,964
Research and development expenses	972,958	(972,958)	-
Total operating expenses	2,578,788	(927,958)	1,650,830
Operating loss	(24,004)	(181,138)	157,134
Income before taxes from operations	39,215	181,138	220,353
Net income	37,691	181,138	218,829
Basic and diluted income (loss) per Class A ordinary shares	0.00	0.02	0.02
Basic and diluted income (loss) per Class B ordinary shares	0.03	0.12	0.15

We have restated our consolidated financial statements for the interim period ended March 31, 2020 due to correction of error. The contract liabilities have been understated by $738,137 and the revenues have been overstated by $181,138 as of March 31, 2020. We determined that our recognition of SaaS revenue under multiple deliverable arrangements was erroneous because the cost was not properly allocated; accordingly, we have corrected such errors and restated the financials after considering SAB 99 for materiality. We have reclassified $972,958 from the SaaS platform cost to research and development expenses.

After correcting the error, the contracts liabilities, total current liabilities and total liabilities have been understated by $738,137 while the accumulated other comprehensive loss have been overstated by $50,000. Revenue from SaaS platform, total revenues, gross profit, income before taxes from operations and net income have been overstated by $181,138 and operating loss have been understated by $181,138. SaaS platform cost and total cost of revenues have been overstated by $972,958 while gross profit has been understated $791,820. Research and development expenses and total operating expenses have been understated by $972,958. Basic and diluted income (loss) per Class A ordinary shares and basic and diluted income (loss) per Class B ordinary shares has been overstated by $0.02 per share and $0.12 per share, respectively. These restatements resulted in the cumulative net reduction of total shareholders’ equity of $738,137 as of March 31, 2020. Retained earnings at March 31, 2019 was restated from $4,984,400 to $4,196,263 as a result of the effect of these aforementioned restatements.

16. Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

b.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

E.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

17. Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.

The Company has evaluated subsequent events from March 31, 2020 through the date the financial statements were available to be issued and has determined that there are not any material subsequent events that require disclosure.

In June 2020, the related party, Ning Wen (founder and CEO of the Group), has returned $5,650,259 to the Group.

The total interest of the loans receivables of Chengcheng Real Estate Management Co. Ltd. of $165,241 was fully collected by the Group on September 5, 2020. Between September 9, 2020 and September 28, 2020, the full amount of the loans receivable of Chengcheng Real Estate Management Co. Ltd. of $7,931,577 was fully collected by the Group.

On December 10, 2020, our VIE entered into an equity transfer agreement, and executed a supplemental agreement on December 28, 2020, to sell 100% of the equity interest it held in one of its subsidiaries, Sancai Real Estate Co., Ltd., which operates the subleasing business, to Sancai Group Co., Ltd., a former related party of the Company, for a total of RMB 22,334,228.90 (approximately US$3,416,535). The price was determined based on the appraisal value provided by Shaanxi Long Hao Real Estate Asset Appraisal Co., Limited, a national registered and licensed appraisal firm, in its report regarding the market value of the shareholder’s equity of Sancai Sancai Real Estate Co., Ltd. As a result, we have discontinued the rental property subleasing business.

SANCAI HOLDING GROUP LTD

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED

MARCH 31, 2020

SANCAI HOLDING GROUP LTD

Pages
Pro Forma Combined Statement of Operations	F-54
Pro Forma Combined Balance Sheet	F-55
Notes to Pro Forma Combined Financial Statements	F-56 – F-58

SANCAI HOLDING GROUP LTD

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 31, 2020

	Sancai Historical	Adjustments	Notes	Pro Forma
Net revenues	$6,965,000	$(4,675,193)	(a)	2,289,807
Cost of revenues	(5,383,174)	4,223,868	(a)	(1,159,306)
Gross profit	1,581,826	(451,325)	(a)	1,130,501

Operating expenses:
Research and development	-	-	(b)	-
Selling and marketing expenses	11,268	(11,268)	(b)	-
General and administrative expenses	1,594,562	(750,588)	(b)	843,974
Total operating expenses	1,605,830	(761,856)		843,974

Operating loss	(24,004)	310,531		286,527

Other income (expenses):
Interest income	179	(44)	(b)	135
Interest expense	(57,463)	57,463	(b)	-
Other income	133,020	(128,996)	(b)	4,024
Other expenses	(12,517)	10,574	(b)	(1,943)
Total other income	63,219	(61,003)		2,216

Income (loss) before taxes from operations	39,215	249,528		288,743

Provision for income taxes	1,524	-	(c)	1,524

Net income (loss)	37,691	249,528		287,219

Other comprehensive income (loss):
Foreign currency translation income (loss)	(25,520)	69,324		43,804
Total comprehensive income (loss)	12,171	318,852		331,023

Basic and diluted income (loss) per Class A ordinary shares	0.00			0.03
Basic and diluted income (loss) per Class B ordinary shares	0.03			0.19
Weighted average number of Class A ordinary shares outstanding – Basic and diluted	10,000,000			10,000,000
Weighted average number of Class B ordinary shares outstanding – Basic and diluted	1,500,000			1,500,000

See accompanying notes to unaudited pro forma combined financial statements.

SANCAI HOLDING GROUP LTD

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2020

	Sancai Historical	Adjustments	Notes	Pro Forma
Assets
Current assets
Cash and cash equivalents	$75,821	$(10,060)	(d)	$65,761
Accounts receivable, net	690,597	(690,597)	(d)	-
Prepaid expenses, tax and other current assets	60,521	(26,261)	(d)	34,260
Other receivables, net	703,547	(626,000)	(d)	77,547
Loans receivable	7,931,577	986,686	(d)	8,918,263
Inventory	192,386	(192,386)	(d)	-
Related party receivable	5,997,489	(5,916,738)	(d)	80,751
Total current assets	15,651,938	(6,483,873)		9,176,582

Non-current assets
Right-of-use assets	9,844,470	(9,844,470)	(d)	-
Total non-current assets	9,844,470	(9,844,470)		-

Total Assets	25,496,408	(16,328,343)		9,176,582

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	1,197,856	(1,197,856)	(d)	-
Contracts liabilities	738,137	(185,666)	(d)	552,471
Other payable and accruals	6,040,701	(4,917,798)	(d)	1,122,903
Customer advances	1,153,598	(1,151,011)	(d)	2,587
Related party payables	-	7,262,436	(d)	7,262,436
Taxes payable	2,060,927	(2,056,287)	(d)	4,640
Operating lease payable – current	4,343,836	(4,343,836)	(d)	-
Total current liabilities	15,535,055	(6,598,535)		8,945,037

Non-current liabilities
Operating lease payable – non-current	5,740,610	(5,740,610)	(d)	-
Total non-current liabilities	5,740,610	(5,740,610)		-

Total Liabilities	21,275,665	(12,339,145)

Shareholders’ Equity
Common Stock	1,150	-		1,150
Additional paid in capital	48,850	-		48,850
Retained earnings	4,196,263	(4,058,522)	(d)	137,741
Accumulated other comprehensive loss	(25,520)	69,324	(d)	43,804
Total Shareholders’ Equity	4,220,743	(3,989,198)		231,545

Total Liabilities and Shareholders’ Equity	$25,496,408	$(16,328,343)		$9,176,582

See accompanying notes to unaudited pro forma combined financial statements.

SANCAI HOLDING GROUP LTD

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Organization and Principal Activities

Sancai Holding Group Ltd (“Sancai Holding” or the “Group”) was incorporated on July 9, 2019 under the laws of Cayman Islands. Under its Memorandum of Association, Sancai Holding is authorized to issue 50,000 ordinary shares of a single class, par value $1.00 per ordinary share. There are 50,000 ordinary shares issued and outstanding. Sancai Holding was incorporated as an investment holding company with intention of creating a structure that management believes is more flexible to raise additional funds in capital markets. The Group conducts its primary operations via its subsidiaries and controlled companies as detailed below. For the purposes of comparability on a per share basis of the Group’s result of operations, management has retroactively applied it share structure to the beginning of the first period presented as if Sancai Holding was established immediately prior to October 1, 2017.

Sancai Limited (“Sancai Seychelles”) was incorporated on December 2, 2019 under the laws of Seychelles. Sancai Seychelles is a wholly owned subsidiary of Sancai Holding. It is a holding company and is not currently conducting business activities.

Sancai International Holding Limited (“Sancai HK”) was incorporated on April 26, 2019 under the laws of Hong Kong SAR. On December 19, 2019, Sancai Seychelles acquired 10,000 ordinary shares of Sancai HK from Mr. Ning Wen with a consideration of 10,000HKD (equivalent to approximately $1,276). Sancai HK is a wholly owned subsidiary of Sancai Seychelles. It is an intermediary holding company and is not actively engaged in business activities.

Xi’an Minglan Management Co., Ltd. (“Sancai WFOE”) was incorporated on December 18, 2019 under the laws of PRC. Sancai WFOE is a wholly owned subsidiary of Sancai HK. It is an intermediary holding company and has not conducted any primary operations.

Sancai WFOE entered into a series of contractual arrangements with Sancaijia Co., Ltd. (“Sancaijia”) (the “VIE”) and the shareholders of the VIE. The contractual arrangements consisted of the business operation agreement, shareholder voting proxy agreement, equity pledge agreement, exclusive technical consultation and service agreement, exclusive call option agreement and spousal consent letters (the “VIE Agreements”). The Group believes that the VIE Agreements would enable the WFOE to (1) have power to direct the activities that most significantly affects the economic performance of the VIE and its subsidiaries and (2) receive the economic benefits of the VIE and its subsidiaries that could be significant to the VIE and its subsidiaries. Accordingly, the Group believes that the WFOE is the primary beneficiary of the VIE and its subsidiaries.

Sancaijia was incorporated on November 6, 2018 under the laws of PRC, whose main business is managing platforms.

Sancaijia Technology Co., Ltd. (“Sancaijia Technology”) was incorporated on July 11, 2019 under the laws of PRC,which is 100% owned by Sancaijia, and its main course is to develop and improve platforms. Sancai Real Estate was incorporated on December 8, 2017 under the laws of PRC, and it rents and lets out apartments in many cities.

Sancaijia acquired the 100% equity interests of Sancai Real Estate Co., Ltd. (“Sancai Real Estate”) on August 16, 2019. Xi’an Dacai was incorporated on October 9, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on housekeeping services. Shanghai Wenxu was incorporated on October 25, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on computer science and advance technology development.

On December 10, 2020, our VIE entered into an equity transfer agreement, and executed a supplemental agreement on December 28, 2020, to sell 100% of the equity interest it held in one of its subsidiaries, Sancai Real Estate Co., Ltd., which operates the subleasing business, to Sancai Group Co., Ltd., a former related party of the Company, for a total of RMB 22,334,228.90 (approximately US$3,416,535). The price was determined based on the appraisal value provided by Shaanxi Long Hao Real Estate Asset Appraisal Co., Limited, a national registered and licensed appraisal firm, in its report regarding the market value of the shareholder’s equity of Sancai Sancai Real Estate Co., Ltd. As a result, we have discontinued the rental property subleasing business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the disposition transaction of Sancai Real Estate Co., Ltd. by Group has been in effect since the beginning of the period present in the results of operations.

The adjustments described in the following footnotes, and are intended to reflect the impact of the disposition transaction of Sancai Real Estate Co., Ltd. on a pro forma basis. The unaudited pro forma statement of operations gives effect of the disposition as if it had taken place on October 1, 2018.

These unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of Pro Forma combined financial statements

The consolidated financial statements include the financial statements of the Group, its subsidiaries and consolidated variable interest entities. All intercompany transactions and balances are eliminated on consolidation, except the transactions among Sancai Real Estate Co., Ltd., the Group and the Group’s subsidiaries.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Foreign currency translation and re-measurement

The Group translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The accompanying financial statements are presented in United States dollars. The functional currencies of the Group are in Renminbi (RMB). The functional currency of the Group’s wholly-owned subsidiary incorporated in Hong Kong S.A.R. is the United States dollars (US$). The Group’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, while its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rates utilized as follows:

	03312020	09302019
Year-end RMB: US$ exchange rate	7.0876	7.1360
Annual average RMB: US$ exchange rate	7.0111	6.8673
Year-end HKD:US$ exchange rate	7.7525	7.7872
Annual average HKD:US$ exchange rate	7.8030	7.8346

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

3.	PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on management preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	This adjustment reflects the elimination of revenues and cost of goods sold of the Sancai Real Estate Management Co., Ltd..

(b)	This adjustment reflects the elimination of R&D expenses, selling and marketing expenses and general and administrative expenses.

(c)	This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the year presented.

(d)	This adjustment reflects the elimination of assets and liabilities attributable to the Sancai Real Estate Management Co., Ltd.. business.

SANCAI HOLDING GROUP LTD

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

SEPTEMBER 30, 2019

SANCAI HOLDING GROUP LTD

Pages
Pro Forma Combined Statement of Operations	F-61
Pro Forma Combined Balance Sheet	F-62
Notes to Pro Forma Combined Financial Statements	F-63 – F-65

SANCAI HOLDING GROUP LTD

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2019

	Sancai Historical	Adjustments	Notes	Pro Forma
Net revenues	$17,883,400	$(17,883,400)	(a)	-
Cost of revenues	(22,635,628)	22,635,628	(a)	-
Gross profit	(4,752,228)	4,752,228	(a)	-

Operating expenses:
Research and development	271,755	(271,755)	(b)	-
Selling and marketing expenses	2,074,853	(2,074,853)	(b)	-
General and administrative expenses	4,442,184	(4,342,706)	(b)	99,478
Total operating expenses	6,788,792	(6,689,314)		99,478

Operating loss	(11,541,020)	11,441,542		(99,478)

Other income (expenses):
Interest income	1,795	(1,795)	(b)	-
Interest expense	(130,753)	130,753	(b)	-
Other income	19,738,792	(19,738,792)	(b)	-
Other expenses	(16,781)	16,781	(b)	-
Total other income	19,593,053	(19,593,053)		-

Income (loss) before taxes from operations	8,052,033	(8,151,511)		(99,478)

Provision for income taxes	2,151,374	(2,151,374)	(c)	-

Net income (loss)	5,900,659	(6,000,137)		(99,478)

Other comprehensive income (loss):
Foreign currency translation income (loss)	(104,950)	108,486		3,536
Total comprehensive income (loss)	5,795,709	(5,891,651)		(95,942)

Basic and diluted income (loss) per Class A ordinary shares	0.59			(0.01)
Basic and diluted income (loss) per Class B ordinary shares	3.93			(0.07)
Weighted average number of Class A ordinary shares outstanding – Basic and diluted	10,000,000			10,000,000
Weighted average number of Class B ordinary shares outstanding – Basic and diluted	1,500,000			1,500,000

See accompanying notes to unaudited pro forma combined financial statements.

SANCAI HOLDING GROUP LTD

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

	Sancai Historical	Adjustments	Notes	Pro Forma
Assets
Current assets
Cash and cash equivalents	$499,879	$(499,693)	(d)	$186
Accounts receivable, net	4,913,786	(4,913,786)	(d)	-
Prepaid expenses and other current assets	294,559	(294,559)	(d)	-
Other receivables, net	1,800,698	(1,795,749)	(d)	4,949
Inventory	21,464	(21,464)	(d)	-
Related party receivable	5,749,812	(5,749,812)	(d)	-
Total current assets	13,280,198	(13,275,063)		5,135

Non-current assets
Right-of-use assets	12,303,874	(12,303,874)	(d)	-
Total non-current assets	12,303,874	(12,303,874)		-

Total Assets	25,584,072	(25,578,937)		5,135

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	477,026	(477,026)	(d)	-
Other payable and accruals	4,234,852	(4,234,207)	(d)	645
Customer advances	1,625,348	(1,625,348)	(d)	-
Contracts liabilities	556,999	(556,999)	(d)	-
Related party payables	-	100,079	(d)	100,079
Taxes payable	2,121,142	(2,120,789)	(d)	353
Operating lease payable – current	4,413,383	(4,413,383)	(d)	-
Total current liabilities	13,428,750	(13,327,673)		101,077

Non-current liabilities
Operating lease payable – non-current	8,051,700	(8,051,700)	(d)	-
Total non-current liabilities	8,051,700	(8,051,700)		-

Total Liabilities	21,480,450	(21,379,373)		101,077

Shareholders’ Equity
Common Stock	1,150	-		1,150
Additional paid in capital	48,850	-		48,850
Retained earnings	4,158,572	(4,308,050)	(d)	(149,478)
Accumulated other comprehensive loss	(104,950)	108,486	(d)	3,536
Total Shareholders’ Equity	4,103,622	(4,199,564)		(95,942)

Total Liabilities and Shareholders’ Equity	$25,584,072	$(25,578,937)		$5,135

See accompanying notes to unaudited pro forma combined financial statements.

SANCAI HOLDING GROUP LTD

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Organization and Principal Activities

Sancai Holding Group Ltd (“Sancai Holding” or the “Group”) was incorporated on July 9, 2019 under the laws of Cayman Islands. Under its Memorandum of Association, Sancai Holding is authorized to issue 50,000 ordinary shares of a single class, par value $1.00 per ordinary share. There are 50,000 ordinary shares issued and outstanding. Sancai Holding was incorporated as an investment holding company with intention of creating a structure that management believes is more flexible to raise additional funds in capital markets. The Group conducts its primary operations via its subsidiaries and controlled companies as detailed below. For the purposes of comparability on a per share basis of the Group’s result of operations, management has retroactively applied it share structure to the beginning of the first period presented as if Sancai Holding was established immediately prior to October 1, 2017.

Sancai Limited (“Sancai Seychelles”) was incorporated on December 2, 2019 under the laws of Seychelles. Sancai Seychelles is a wholly owned subsidiary of Sancai Holding. It is a holding company and is not currently conducting business activities.

Sancai International Holding Limited (“Sancai HK”) was incorporated on April 26, 2019 under the laws of Hong Kong SAR. On December 19, 2019, Sancai Seychelles acquired 10,000 ordinary shares of Sancai HK from Mr. Ning Wen with a consideration of 10,000HKD (equivalent to approximately $1,276). Sancai HK is a wholly owned subsidiary of Sancai Seychelles. It is an intermediary holding company and is not actively engaged in business activities.

Xi’an Minglan Management Co., Ltd. (“Sancai WFOE”) was incorporated on December 18, 2019 under the laws of PRC. Sancai WFOE is a wholly owned subsidiary of Sancai HK. It is an intermediary holding company and has not conducted any primary operations.

Sancai WFOE entered into a series of contractual arrangements with Sancaijia Co., Ltd. (“Sancaijia”) (the “VIE”) and the shareholders of the VIE. The contractual arrangements consisted of the business operation agreement, shareholder voting proxy agreement, equity pledge agreement, exclusive technical consultation and service agreement, exclusive call option agreement and spousal consent letters (the “VIE Agreements”). The Group believes that the VIE Agreements would enable the WFOE to (1) have power to direct the activities that most significantly affects the economic performance of the VIE and its subsidiaries and (2) receive the economic benefits of the VIE and its subsidiaries that could be significant to the VIE and its subsidiaries. Accordingly, the Group believes that the WFOE is the primary beneficiary of the VIE and its subsidiaries.

Sancaijia was incorporated on November 6, 2018 under the laws of PRC, whose main business is managing platforms.

Sancaijia Technology Co., Ltd. (“Sancaijia Technology”) was incorporated on July 11, 2019 under the laws of PRC,which is 100% owned by Sancaijia, and its main course is to develop and improve platforms. Sancai Real Estate was incorporated on December 8, 2017 under the laws of PRC, and it rents and lets out apartments in many cities.

Sancaijia acquired the 100% equity interests of Sancai Real Estate Co., Ltd. (“Sancai Real Estate”) on August 16, 2019. Xi’an Dacai was incorporated on October 9, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on housekeeping services. Shanghai Wenxu was incorporated on October 25, 2019 under the laws of PRC, which is 100% owned by Sancaijia, and it mainly focuses on computer science and advance technology development.

On December 10, 2020, our VIE entered into an equity transfer agreement, and executed a supplemental agreement on December 28, 2020, to sell 100% of the equity interest it held in one of its subsidiaries, Sancai Real Estate Co., Ltd., which operates the subleasing business, to Sancai Group Co., Ltd., a former related party of the Company, for a total of RMB 22,334,228.90 (approximately US$3,416,535). The price was determined based on the appraisal value provided by Shaanxi Long Hao Real Estate Asset Appraisal Co., Limited, a national registered and licensed appraisal firm, in its report regarding the market value of the shareholder’s equity of Sancai Sancai Real Estate Co., Ltd. As a result, we have discontinued the rental property subleasing business.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the disposition transaction of Sancai Real Estate Co., Ltd. by Group has been in effect since the beginning of the period present in the results of operations.

The adjustments described in the following footnotes, and are intended to reflect the impact of the disposition transaction of Sancai Real Estate Co., Ltd. on a pro forma basis. The unaudited pro forma statement of operations gives effect of the disposition as if it had taken place on October 1, 2018.

These unaudited pro forma combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of Pro Forma combined financial statements

The consolidated financial statements include the financial statements of the Group, its subsidiaries and consolidated variable interest entities. All intercompany transactions and balances are eliminated on consolidation, except the transactions among Sancai Real Estate Co., Ltd., the Group and the Group’s subsidiaries.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Foreign currency translation and re-measurement

The Group translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The accompanying financial statements are presented in United States dollars. The functional currencies of the Group are in Renminbi (RMB). The functional currency of the Group’s wholly-owned subsidiary incorporated in Hong Kong S.A.R. is the United States dollars (US$). The Group’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, while its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rates utilized as follows:

	2019	2018
Year-end RMB: US$ exchange rate	7.1360	6.8665
Annual average RMB: US$ exchange rate	6.8673	6.5124
Year-end HKD:US$ exchange rate	7.7872	7.8340
Annual average HKD:US$ exchange rate	7.8346	7.8370

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

3.	PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on management preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	This adjustment reflects the elimination of revenues and cost of goods sold of the Sancai Real Estate Management Co., Ltd..

(b)	This adjustment reflects the elimination of R&D expenses, selling and marketing expenses and general and administrative expenses.

(c)	This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the historical statutory rates in effect for the year presented.

(d)	This adjustment reflects the elimination of assets and liabilities attributable to the Sancai Real Estate Management Co., Ltd.. business.

[●] Class A Ordinary Shares

SANCAI HOLDING GROUP LTD

UNIVEST SECURITIES, LLC

                               , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, provide for indemnification by the underwriter of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriter furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions

Sancai Holding Group Ltd. (the “Company”) was incorporated on July 9, 2019. The subscriber received one ordinary share of our Company upon incorporation. On the same day, the subscriber transferred to Fancy Dream Limited the one ordinary share. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) and/or Regulation S thereof.

In connection with the incorporation, on July 9, 2019, the Company issued 31,499, 10,000, 6,500 and 2,000 ordinary shares, respectively to Fancy Dream Limited, Lucky Bunny Limited, Superexcellence Limited, and Hippogriff Limited. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

On July 13, 2020, the Company amended its memorandum of association to effect a 1:10,000 stock split and to change the authorized share capital to US$50,000 divided into 500,000,000 ordinary shares, of a par value of US$0.0001 each. Concurrently, Fancy Dream Limited surrendered 308,700,000 ordinary shares to the Company. Lucky Bunny Limited surrendered 98,000,000 ordinary shares to the Company. Superexcellence Limited surrendered 63,700,000 ordinary shares to the Company. Hippogriff Limited surrendered 19,600,000 ordinary shares to the Company.

On August 13, 2020, the Company amended its memorandum of association to re-designate (a) the 10,000,000 issued and 390,000,000 authorized but unissued ordinary shares into Class A Ordinary Shares of a par value of US$0.0001 each and (b) 100,000,000 authorized but unissued ordinary shares into Class B Ordinary Shares of a par value of US$0.0001 each to change its authorized share capital to US$50,000 divided into (i) 400,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 100,000,000 Class B Ordinary Shares of a par value of US$0.0001 each. Concurrently, the Company issued 1,000,000 Class B Ordinary Shares to Fancy Dream Limited and 500,000 Class B Ordinary Shares to Superexcellence Limited. These shares were issued in reliance on the exemption under Section 4(a)(2) and/or Regulation S of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xi’an, People’s Republic of China, on December 30, 2020.

SANCAI HOLDING GROUP LTD.

By:	/s/ Ning Wen
Ning Wen
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Yuxiu Wang
Yuxiu Wang
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Ning Wen	Chief Executive Officer and Chairman of the Board	December 30, 2020
Ning Wen	(Principal Executive Officer)

/s/ Yuxiu Wang	Chief Financial Officer	December 30, 2020
Yuxiu Wang	(Principal Financial Officer and Principal Accounting Officer)

*	Director	December 30, 2020
Dayu Xu

* By:	/s/ Ning Wen
Ning Wen
Attorney-in-fact

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1, in the City of New York, New York, on December 30, 2020.

By:	/s/ Colleen A. De Vries
Colleen A. De Vries Senior Vice-President on behalf of Cogency Global Inc.
Authorized Representative in the United States

EXHIBIT INDEX

No.	Description	Filed and Incorporated by Reference Herein:
1.1	Form of Underwriting Agreement †
3.1	Memorandum and Articles of Association	Exhibit 3.1 to Form F-1 (File No. 333-248636) filed on September 4, 2020
3.2	Certified Extract of the Written Resolutions of the Shareholders of Sancai Holding Group Ltd. dated passed on July 13, 2020	Exhibit 3.2 to Form F-1 (File No. 333-248636) filed on September 4, 2020
3.3	Certified Extract of the Written Resolutions of the Shareholders of Sancai Holding Group Ltd. dated passed on August 13, 2020	Exhibit 3.3 to Form F-1 (File No. 333-248636) filed on September 4, 2020
3.4	Amended and Restated Memorandum and Articles of Association †
4.1	Form of Underwriter Warrants †
4.2	Form of Class A Ordinary Share Certificate*
5.1	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Shares being registered †
8.1	Opinion of B&D Law Firm regarding certain PRC tax matters (including in Exhibit 99.1) *
10.1	Business Operation Agreement by and among Xi’an Minglan Management Co., Ltd., Sancaijia Co., Ltd. and its shareholders dated February 25, 2020	Exhibit 10.1 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.2	Shareholder Voting Proxy Agreement by and among Xi’an Minglan Management Co., Ltd., Sancaijia Co., Ltd. and its shareholders dated February 25, 2020	Exhibit 10.2 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.3	Equity Pledge Agreement by and among Xi’an Minglan Management Co., Ltd., Sancaijia Co., Ltd. and its shareholders dated February 25, 2020	Exhibit 10.3 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.4	Exclusive Technical Consultation and Service Agreement by and between Xi’an Minglan Management Co., Ltd. and Sancaijia Co., Ltd. dated February 25, 2020	Exhibit 10.4 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.5	Exclusive Call Option Agreements by and among Xi’an Minglan Management Co., Ltd., Sancaijia Co., Ltd. and its shareholders dated February 25, 2020	Exhibit 10.5 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.6	Form of Spousal Consent Letter	Exhibit 10.6 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.7	Summary Translation of Employment Agreement by and between the Registrant and Ning Wen	Exhibit 10.7 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.8	Summary Translation of Employment Agreement by and between Sancaijia Co. Ltd. and Yanyi Li	Exhibit 10.8 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.9	Summary Translation of Employment Agreement by and between Sancaijia Co. Ltd. and Xinwei Fei	Exhibit 10.9 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.10	Summary Translation of Employment Agreement by and between Sancaijia Co. Ltd. and Siqi Tang	Exhibit 10.10 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.11	Summary Translation of Employment Agreement by and between Shanghai Wenxu Information Technology Co., Ltd. and Chong Wang	Exhibit 10.11 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.12	Summary Translation of Employment Agreement by and between Sancaijia Co. Ltd. and Dayu Xu	Exhibit 10.12 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.13	English Translation of Assignment Agreement by and between Sancai Real Estate Co. Ltd. and City Community Service Group Co. Ltd. of Xi’an dated July 25, 2019	Exhibit 10.13 to Form F-1 (File No. 333-248636) filed on September 4, 2020
10.14	Summary Translation of Employment Agreement by and between the Registrant and Yuxiu Wang	Exhibit 10.14 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020

10.15	English Translation of Merchant Service Agreement by and between Sancaijia Co., Ltd. and Chengcheng Real Estate Management Co., Ltd. dated July 1, 2020	Exhibit 10.15 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
10.16	English Translation of Smart Locks Purchase Agreement by and between Sancai Real Estate Management Co., Ltd. and Chengcheng Real Estate Management Co., Ltd. dated July 1, 2019	Exhibit 10.16 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
10.17	Equity Transfer Agreement between Sancaijia Co., Ltd. and Sancai Group Co., Ltd., dated December 10, 2020 †
10.18	Supplement Agreement to the Equity Transfer Agreement between Sancaijia Co., Ltd. and Sancai Group Co., Ltd., dated December 28, 2020 †
14.1	Code of Business Conduct and Ethics	Exhibit 14.1 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
21.1	List of Subsidiaries †
23.1	Consent of WWC.P.C. †
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1) †
23.3	Consent of B&D Law Firm (included in Exhibit 99.1) *
23.4	Consent of Wei (Wendy) Li	Exhibit 23.4 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
23.5	Consent of Bo Liu	Exhibit 23.5 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
23.6	Consent of Anthony K. Chan †
24.1	Power of Attorney	Included in Signature Page in Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
99.1	Opinion of B&D Law Firm, PRC counsel to the Registrant, regarding certain PRC law matters *
99.2	Audit Committee Charter	Exhibit 99.2 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
99.3	Nominating Committee Charter	Exhibit 99.3 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
99.4	Compensation Committee Charter	Exhibit 99.4 to Form F-1/A No.1 (File No. 333-248636) filed on October 21, 2020
99.5	Registrant’s waiver request and representation under Item 8.A.4 †

†	Filed herewith.

*	To be filed by amendment